 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 6, 1995

      REGISTRATION NOS. 33-61523, 33-61523-01, 33-61523-02 AND 33-61523-03


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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ---------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
           TIME WARNER INC.                     TIME WARNER CAPITAL I
(EXACT NAME OF REGISTRANT AS SPECIFIED (EXACT NAME OF REGISTRANT AS SPECIFIED
            IN ITS CHARTER)                        IN ITS CHARTER)
              13-1388520
 (I.R.S. EMPLOYER IDENTIFICATION NO.)              36-7121096
                                        (I.R.S. EMPLOYER IDENTIFICATION NO.)
               DELAWARE                               DELAWARE
    (STATE OR OTHER JURISDICTION OF        (STATE OR OTHER JURISDICTION OF
    INCORPORATION OR ORGANIZATION)         INCORPORATION OR ORGANIZATION)
        TIME WARNER CAPITAL II                 TIME WARNER CAPITAL III
(EXACT NAME OF REGISTRANT AS SPECIFIED (EXACT NAME OF REGISTRANT AS SPECIFIED
            IN ITS CHARTER)                        IN ITS CHARTER)

            36-7121097                             36-7121098
 (I.R.S. EMPLOYER IDENTIFICATION NO.)   (I.R.S. EMPLOYER IDENTIFICATION NO.)
               DELAWARE                               DELAWARE
    (STATE OR OTHER JURISDICTION OF        (STATE OR OTHER JURISDICTION OF
    INCORPORATION OR ORGANIZATION)         INCORPORATION OR ORGANIZATION)
                             75 ROCKEFELLER PLAZA
                             NEW YORK, N.Y. 10019
                                (212) 484-8000
 (ADDRESS, INCLUDING EACH ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                 OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                ---------------
                                 PETER R. HAJE
            EXECUTIVE VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                               TIME WARNER INC.
                             75 ROCKEFELLER PLAZA
                             NEW YORK, N.Y. 10019
                                (212) 484-8000
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                ---------------
                                  COPIES TO:
        WILLIAM P. ROGERS, JR.                  FAITH D. GROSSNICKLE
        CRAVATH, SWAINE & MOORE                  SHEARMAN & STERLING
            WORLDWIDE PLAZA                     599 LEXINGTON AVENUE
           825 EIGHTH AVENUE                    NEW YORK, N.Y. 10022
       NEW YORK, N.Y. 10019-7415                   (212) 848-8015
            (212) 474-1270
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of the registration statement, as determined by market conditions.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check thefollowing box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]
                                ---------------
                        CALCULATION OF REGISTRATION FEE
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
                                                PROPOSED MAXIMUM   PROPOSED MAXIMUM  TOTAL AMOUNT OF
     TITLE OF EACH CLASS         AMOUNT TO BE    OFFERING PRICE   AGGREGATE OFFERING  REGISTRATION
OF SECURITIES TO BE REGISTERED  REGISTERED (1) PER UNIT (1)(2)(3)  PRICE (1)(2)(3)       FEE (2)
----------------------------------------------------------------------------------------------------
  Preferred Trust Securi-
   ties of the Trusts.....
----------------------------------------------------------------------------------------------------
  Subordinated Debentures
   of Time Warner Inc.....
----------------------------------------------------------------------------------------------------
  Guarantees of Preferred
   Securities of the
   Trusts by, and certain
   back-up obligations of,
   Time Warner Inc.(4)....
----------------------------------------------------------------------------------------------------
  Total...................       $575,000,000         100%           $575,000,000      $172,414(5)
                                                                                         25,862(5)

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(1) Such indeterminate number of Preferred Trust Securities of Time Warner
    Capital I, Time Warner Capital II and Time Warner Capital III (each a "Trust") and such indeterminate principal amount of Subordinated Debentures of Time Warner Inc. as may from time to time be issued at indeterminate prices. Subordinated Debentures may be issued and sold to any Trust, in which event such Subordinated Debentures may later be distributed to the holders of Preferred Securities upon a dissolution of such Trust and the distribution of the assets thereof.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457. The aggregate public offering price of the Preferred Securities of the Trusts and the Subordinated Debentures of Time Warner Inc. registered hereby will not exceed $575,000,000.
(3) Exclusive of accrued interest and distributions, if any.

(4) The back-up obligations of Time Warner Inc., in addition to the Guarantees and the Subordinated Debentures, consist of the agreement set forth in each Declaration of Trust pursuant to which Time Warner Inc. has agreed to pay debts and obligations of the relevant Trust (other than with respect to the Trust Securities), and all costs or expenses of the relevant Trust, including fees, expenses and taxes, all as provided herein. No separate consideration will be received for any Guarantees or such back-up obligations. See "Effect of the Obligations Under the Subordinated Debentures and the Guarantee" in the applicable Prospectus Supplement.

(5) Calculated pursuant to Rule 457. Total registration fee equals $198,276, of which $172,414 was previously paid. The balance of $25,862 is being paid concurrently herewith.
  THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                    SUBJECT TO COMPLETION, DATED     , 1995

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED         , 1995)

                            PREFERRED TRUST SECURITIES
                             TIME WARNER CAPITAL I
                           % PREFERRED TRUST SECURITIES
             (LIQUIDATION AMOUNT $25 PER PREFERRED TRUST SECURITY)
                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY
                                TIME WARNER INC.

                                  -----------

  The    % Preferred Trust Securities (the "Preferred Securities") offered hereby represent preferred undivided beneficial interests in the assets of Time Warner Capital I, a statutory business trust formed under the laws of the State of Delaware ("Time Warner Capital"). Time Warner Inc., a Delaware corporation ("Time Warner"), will directly or indirectly own all the common securities (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities") representing undivided beneficial interests in the assets of Time Warner Capital. Time Warner Capital exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in an equivalent amount of
   % Subordinated Debentures Due     , 2025 (the "Subordinated Debentures") of
Time Warner. Upon an event of a default under the Declaration (as defined herein), the holders of Preferred Securities will have a preference over the holders of the Common Securities with respect to payments in respect of distributions and payments upon redemption, liquidation and otherwise. Certain capitalized terms used in this Prospectus Supplement have the meaning ascribed to them under "Glossary of Terms" in Annex I hereto.
                                                        (continued on next page)

  SEE "RISK FACTORS" ON PAGE S-7 FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE PREFERRED SECURITIES.

  Application will be made to list the Preferred Securities on the New York Stock Exchange (the "NYSE") under the symbol " ". See "Underwriting".

                                  -----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO
  WHICH IT RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   PRICE $25 PER PREFERRED SECURITY PLUS ACCRUED DISTRIBUTIONS, IF ANY.
--------------------------------------------------------------------------------
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
                                                                   PROCEEDS TO
                                   INITIAL PUBLIC    UNDERWRITING  TIME WARNER
                                  OFFERING PRICE(1) COMMISSIONS(2) CAPITAL(3)(4)
--------------------------------------------------------------------------------
Per Preferred Security..........        $                (3)           $
--------------------------------------------------------------------------------
Total...........................        $                (3)           $

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1) Plus accrued distributions, if any, from the Issue Date (as defined herein).
(2) Time Warner Capital and Time Warner have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting".
(3) Because the gross proceeds of the sale of the Preferred Securities will be invested in the Subordinated Debentures, Time Warner has agreed to pay to
    the Underwriters a commission of $     per Preferred Security (or $    in
    the aggregate); provided that such compensation for sales to certain
    institutions will be $   per Preferred Security. See "Underwriting".
(4) Expenses of the offering which are payable by Time Warner are estimated to
    be $   .

                                  -----------

  The Preferred Securities offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that delivery of the Preferred Securities will be made on or about
     , 1995 through the book-entry facilities of The Depository Trust Company, against payment therefor in New York funds.

                                  -----------

MERRILL LYNCH & CO.           MORGAN STANLEY & CO.      BEAR, STEARNS & CO. INC.
                        INCORPORATED
                                  -----------

              The date of this Prospectus Supplement is    , 1995.

(continued from previous page)

  Holders of the Preferred Securities are entitled to receive cumulative cash
distributions at an annual rate of   % of the liquidation amount of $25 per
Preferred Security (the "Liquidation Amount"), accruing from        , 1995 (the
"Issue Date") and payable quarterly in arrears on        ,        ,         and
        of each year. The payment of distributions out of moneys held by Time Warner Capital and payments on liquidation of Time Warner Capital or the redemption of Preferred Securities, as set forth below, are guaranteed by Time Warner (the "Guarantee") to the extent Time Warner has made payments under the Subordinated Debentures as described under "Description of the Guarantee". The obligations of Time Warner under the Guarantee are subordinate and junior in right of payment to all other liabilities of Time Warner and pari passu with the most senior preferred stock issued, from time to time by Time Warner; provided that the Guarantee will rank pari passu with the guarantee delivered by Time Warner in connection with the issuance of the $1.24 Preferred Exchangeable Redemption Cumulative Securities of Time Warner Financing Trust (the "PERCS"). See "Recent Developments". The obligations of Time Warner under the Subordinated Debentures are subordinate and junior in right of payment to all present and future Senior Indebtedness (as defined herein to include Time Warner's outstanding indebtedness (including its 8 3/4% Convertible Subordinated Debentures due 2015), guarantees, letters of credit and certain other obligations of Time Warner), which aggregated approximately $10.4 billion at June 30, 1995. In addition to such Senior Indebtedness, Time Warner's obligations under the Guarantee and the Subordinated Debentures are effectively subordinated to all liabilities (including indebtedness) of its consolidated and unconsolidated subsidiaries, which aggregated approximately $14.5 billion at June 30, 1995. The indebtedness of Time Warner's consolidated and unconsolidated subsidiaries is expected to increase $3.9 billion as a result of the Transactions (as defined herein) that are expected to be consummated after June 30, 1995. See "Recent Developments".

  The distribution rate and the distribution and other payment dates for the Preferred Securities will correspond to the interest rate and interest and other payment dates on the Subordinated Debentures. As a result, if principal or interest is not paid on the Subordinated Debentures, no amounts will be paid on the Preferred Securities. If Time Warner does not make principal or interest payments on the Subordinated Debentures, Time Warner Capital will not have sufficient funds to make distributions on the Preferred Securities, in which event, the Guarantee will not apply to such distributions until Time Warner Capital has sufficient funds available therefor.

  Time Warner has the right to defer payments of interest on the Subordinated Debentures by extending the interest payment period on the Subordinated Debentures at any time for up to 20 consecutive quarters (each an "Extension Period"). If such interest payments are so deferred, distributions on the Preferred Securities will also be deferred. During such Extension Period, distributions will continue to accrue with interest thereon and holders of Preferred Securities will be required to include deferred interest income in their gross income for United States Federal income tax purposes in advance of receipt of the cash distributions with respect to such deferred interest payments. There could be multiple Extension Periods of varying lengths throughout the term of the Subordinated Debentures. See "Risk Factors--Option to Extend Interest Payment Period", "Description of the Preferred Securities-- Option to Extend Interest Payment Period", "Description of the Subordinated Debentures--Option To Extend Interest Payment Period" and "United States Federal Income Taxation--Original Issue Discount".

  The maturity date of the Subordinated Debentures is    , 2025 (the "Maturity
Date") at which time Time Warner Capital must redeem the Trust Securities in whole at a redemption price equal to (a) $25 per Trust Security plus (b) accrued and unpaid distributions to but excluding the date of redemption (the "Preferred Redemption Price"). The Subordinated Debentures are redeemable by
Time Warner in whole or in part, from time to time, on or after    , 2000, or
at any time in certain circumstances upon the occurrence of a Special Event (as defined herein). If Time Warner redeems Subordinated Debentures prior to the Maturity Date, Time Warner Capital must redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debentures so redeemed at the Preferred Redemption Price. See "Description of the Preferred Securities--Redemption of the Preferred Securities at Maturity or Upon Optional Redemption of the Subordinated Debentures". In addition, upon the occurrence of a Special Event, unless the Subordinated Debentures are redeemed in the limited circumstances described herein, Time Warner Capital shall be dissolved, with the result that the Subordinated Debentures will be distributed to the holders of the Trust Securities as described herein, in lieu of any cash distribution. See "Description of the Preferred Securities--Special Event Redemption or Distribution".

                               ----------------

IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS THAT STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING TRANSACTIONS, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                            SUMMARY OF THE OFFERING

  The information in this Prospectus Supplement concerning Time Warner, Time Warner Capital, the Preferred Securities, the Guarantee and the Subordinated Debentures supplements, and should be read in conjunction with, the information contained in the accompanying Prospectus. The following summary of provisions relating to the Preferred Securities is qualified in its entirety by the more detailed information contained elsewhere or incorporated by reference in this Prospectus Supplement and the Prospectus of which this Prospectus Supplement constitutes a part. Prospective purchasers of Preferred Securities should carefully review such information. Certain capitalized terms used in this Prospectus Supplement have the meanings ascribed to them under the "Glossary of Terms" in Annex I hereto.

GENERAL

  The Preferred Securities represent preferred undivided beneficial interests in Time Warner Capital's assets, which will consist of the Subordinated Debentures. The Subordinated Debentures, in which the proceeds of the Preferred
Securities offered hereby are invested, mature on      , 2025 (which is the
Maturity Date), are redeemable by Time Warner in whole or in part, from time to
time, on or after        , 2000, or at any time in certain circumstances upon
the occurrence of a Special Event. The Preferred Securities will be redeemed at the Preferred Redemption Price, which is equal to the sum of (a) $25 per Preferred Security plus (b) accrued and unpaid distributions thereon to but excluding the date of redemption. In addition, if Time Warner redeems Subordinated Debentures prior to the Maturity Date, Time Warner Capital must redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debentures so redeemed at the Preferred Redemption Price. See "Description of the Preferred Securities-- Mandatory Redemption; --Optional Redemption". In addition, upon the occurrence of a Special Event, unless the Subordinated Debentures are redeemed in the limited circumstances described below, Time Warner Capital shall be dissolved, with the result that the Subordinated Debentures will be distributed to the holders of the Preferred Securities, on a Pro Rata Basis (determined without regard to the proviso in the definition of such term), in lieu of any cash distribution. See "Description of the Preferred Securities--Special Event Redemption or Distribution".

DISTRIBUTIONS

  The holders of the Preferred Securities are entitled to receive cumulative cash distributions at the rate of % per annum on the $25 liquidation amount per Preferred Security, accruing from the Issue Date, and payable quarterly in
arrears on       ,       ,        and        of each year, commencing      ,
1995, or, if any such date is not a Business Day (as defined herein), the next succeeding Business Day when, as and if available for payment by the Property Trustee (as defined herein), except as otherwise described herein. The first distribution payment will be for the period from and including the Issue Date
to but excluding     , 1995. Distributions (or amounts equal to accrued and
unpaid distributions) payable on the Preferred Securities for any period shorter than a quarterly distribution period will be computed on the basis of a 360-day year of twelve 30-day months and on the basis of the actual number of days elapsed in any such 30-day month. See "Description of the Preferred Securities--Distributions".

OPTION TO EXTEND INTEREST PAYMENT PERIOD

  Time Warner has the right under the Indenture (as defined herein) to defer payments of interest on the Subordinated Debentures by extending the interest payment period at any time, and from time to time, on the Subordinated Debentures. Such right to extend the interest payment period for the Subordinated Debentures is limited to an Extension Period not exceeding 20 consecutive quarters. Prior to the termination of any such Extension Period, Time Warner may further extend the interest payment period; provided that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters. Upon the termination of any Extension Period and the payment of all amounts then due, Time Warner may commence a new Extension Period for up to 20 consecutive quarters, subject to the above requirements. In the event that Time Warner exercises its right to commence an Extension Period or an extension period or other deferral of interest feature under any debt security of Time Warner that ranks pari passu with the Subordinated Debentures, then (a) Time Warner shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock and (b) Time Warner shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem the Subordinated Debentures or any debt securities issued by Time Warner that rank pari passu with or junior to the Subordinated Debentures; provided, however, that the foregoing restrictions do not apply to (i) any interest or dividend payment by Time Warner where the interest or dividend is paid by way of the issuance of securities that rank junior to the Subordinated Debentures, (ii) any payments of interest, principal or premium, if any, on, or repayment, repurchase or redemption of, the 4% Subordinated Notes due December 23, 1997 (the "Subordinated Notes"), and (iii) any payments of distributions with respect to, or redemptions, purchases or acquisitions of, or any payments in liquidation of, the PERCS (including any of the foregoing with respect to the guarantee agreement entered into by Time Warner for the benefit of the holders of the PERCS). See "Description of the Preferred Securities--Option to Extend Interest Payment Period; --Distributions" and "Description of the Subordinated Debentures--Option To Extend Interest Payment Period".

  In the event Time Warner exercises its right to defer payments of interest on the Subordinated Debentures or on any debt securities ranking pari passu thereto, distributions on the Preferred Securities would be deferred (but despite such deferral would continue to accrue with interest thereon compounded quarterly) by Time Warner Capital during any such extended interest payment period. In the opinion of Cravath, Swaine & Moore, special tax counsel to Time Warner and Time Warner Capital ("Tax Counsel"), under current law, each holder of Preferred Securities will be required to continue to accrue income (as original issue discount) in respect of the deferred interest allocable to its Preferred Securities for United States Federal income tax purposes, which will be allocated but not distributed, to holders of record of Preferred Securities. As a result, each such holder of Preferred Securities will recognize income for United States Federal income tax purposes in advance of the receipt of cash and will not receive the cash from Time Warner Capital related to such income if such holder disposes of its Preferred Securities prior to the record date for the date on which distributions of such amounts are made. See "Risk Factors-- Option to Extend Interest Payment Period" and "United States Federal Income Taxation--Original Issue Discount".

  Time Warner has no current intention to exercise its option to defer interest payments on the Subordinated Debentures.

MANDATORY REDEMPTION OF PREFERRED SECURITIES

  Unless previously redeemed pursuant to the optional or special redemption provisions described below, each of the outstanding Trust Securities, including the Preferred Securities, will be redeemed by Time Warner Capital, in cash, on
      , 2025, which is the Maturity Date of the Subordinated Debentures, at the Preferred Redemption Price, which is equal to (a) $25 per Trust Security plus
(b) accrued and unpaid distributions thereon to but excluding the date of redemption. See "Description of the Preferred Securities--Mandatory Redemption".

OPTIONAL REDEMPTION

  The Subordinated Debentures, in which the proceeds of the Preferred Securities offered hereby will be invested by Time Warner Capital, are redeemable by Time Warner in whole or in part, from time to time, on or after
       , 2000 ("Optional Redemption"), or at any time in certain circumstances upon the occurrence of a Special Event ("Special Redemption"), in each case at a price equal to (a) 100% of the principal amount of Subordinated Debentures to be redeemed plus (b) accrued and unpaid interest thereon to but excluding the date of redemption (the "Debenture Redemption Price"). If Time Warner redeems Subordinated Debentures, Time Warner Capital must redeem Trust Securities, including the Preferred

Securities, having an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debentures so redeemed at the Preferred Redemption Price. See "Description of the Preferred Securities--Optional Redemption".

  On any date of redemption (and on the Maturity Date), the Preferred Redemption Price will be the same per Trust Security as the Debenture Redemption Price per $25 in principal amount of Subordinated Debentures.

SPECIAL EVENT DISTRIBUTION OR REDEMPTION

  Upon the occurrence and during the continuation of a Tax Event or an Investment Company Event (each as defined herein), Time Warner may dissolve Time Warner Capital with the result that the Subordinated Debentures will be distributed to the holders of the Trust Securities on a Pro Rata Basis (determined without regard to the proviso in the definition of such term), in lieu of any cash distribution. In certain limited circumstances, Time Warner also will have the right to redeem the Subordinated Debentures for cash, with the result that Time Warner Capital will redeem the Trust Securities on a Pro Rata Basis for cash at the Preferred Redemption Price, or, in the case of a Tax Event, allow the Subordinated Debentures and the Trust Securities to remain outstanding and indemnify Time Warner Capital for all taxes payable by it as a result of such Tax Event. If the Subordinated Debentures are distributed to the holders of the Trust Securities, Time Warner will use its reasonable best efforts to have the Subordinated Debentures listed on the NYSE. See "Description of the Preferred Securities--Special Event Distribution or Redemption".

THE GUARANTEE

  The Guarantee guarantees to the holders of the Preferred Securities the payment of (i)(A) any accrued and unpaid distributions that are required to be paid on the Preferred Securities and (B) the Preferred Redemption Price, but if and only if to the extent that, in each case, Time Warner has made payment of interest or principal on the Subordinated Debentures, as the case may be, and
(ii) upon a Liquidation Event (as defined herein) (other than in connection with the distribution of Subordinated Debentures to the holders of Preferred Securities or a redemption of all the Preferred Securities upon maturity or redemption of Subordinated Debentures), the lesser of (A) the Liquidation Distribution (as defined herein) to the extent Time Warner Capital has funds available therefor and (B) the amount of assets of Time Warner Capital remaining available for distribution to holders of the Preferred Securities upon such Liquidation Event. Time Warner's obligations under the Guarantee will be subordinated and junior in right of payment to all liabilities of Time Warner, pari passu with the most senior preferred stock issued, from time to time by Time Warner and senior to the common stock of Time Warner. The Guarantee will rank pari passu with the guarantee delivered by Time Warner in connection with the issuance of the PERCS and with any guarantee now or hereafter entered into in respect of any preferred securities of any affiliate of Time Warner. See "Recent Developments".

  The mechanisms and obligations relating to the Guarantee and the Subordinated Debentures and the obligations of Time Warner under the Declaration to pay certain obligations, costs and expenses of Time Warner Capital, taken together, are equivalent to a full and unconditional guarantee by Time Warner of payments due on the Preferred Securities. See "Risk Factors--Ranking of Subordinated Obligations Under the Guarantee and Subordinated Debentures", "Description of the Guarantee", "Description of the Subordinated Debentures" and "Effect of Obligations Under the Subordinated Debentures and the Guarantee".

SUBORDINATED DEBENTURES

  The Subordinated Debentures will be issued as unsecured, subordinated obligations of Time Warner, limited in aggregate principal amount to
approximately $     , such amount being the sum of (i) the aggregate
liquidation amount of the Preferred Securities and (ii) the proceeds received by Time Warner Capital upon the issuance to Time Warner of the Common Securities. The Subordinated Debentures will mature on the Maturity Date, and will bear interest at an annual rate of % (which is equivalent to the annual distribution rate with respect to the
Preferred Securities), payable quarterly in arrears on       ,       ,
and       , commencing on             , 1995. The amount payable upon maturity
for each Subordinated Debenture will be the Debenture Redemption Price.

  Time Warner shall have the right to redeem the Subordinated Debentures, in
whole or in part, on or after     , 2000, upon not less than 20 nor more than
45 Business Days' notice, at the Debenture Redemption Price. Time Warner may also, under certain limited circumstances, redeem the Subordinated Debentures in whole upon the occurrence of a Tax Event or an Investment Company Event at the Debenture Redemption Price. In each of the above cases, upon any such redemption, Time Warner Capital shall redeem an equal amount of Trust Securities at the Preferred Redemption Price. See "Description of the Subordinated Debentures--Special Event Redemption or Distribution".

  The obligations of Time Warner under the Subordinated Debentures will be subordinated and junior in right of payment to all present and future Senior Indebtedness (as defined (herein) to include Time Warner's outstanding indebtedness (including its 8 3/4% Convertible Subordinated Debentures due
2015), guarantees, letters of credit and certain other obligations), which aggregated $10.4 billion at June 30, 1995. The Subordinated Debentures rank pari passu with the Subordinated Notes issued by Time Warner in connection with the issuance of the PERCS. See "Recent Developments". In addition to such Senior Indebtedness, Time Warner's obligations under the Guarantee and the Subordinated Debentures are effectively subordinated to all liabilities (including indebtedness) of its consolidated and unconsolidated subsidiaries, which aggregated approximately $14.5 billion at June 30, 1995. The indebtedness of Time Warner's consolidated and unconsolidated subsidiaries is expected to increase $3.9 billion as a result of the Transactions that are expected to be consummated after June 30, 1995. See "Recent Developments".

VOTING RIGHTS

  Holders of Preferred Securities will have limited voting rights and, except for the rights of holders of Preferred Securities to appoint a Special Regular Trustee (as defined herein) upon the occurrence of certain events described herein, will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, Time Warner Trustees (as defined herein), which voting rights are vested exclusively in the holder of the Common Securities. See "Description of the Preferred Securities--Voting Rights; -- Modification of the Declaration".

USE OF PROCEEDS

  Time Warner Capital will invest the proceeds from the sale of the Preferred Securities offered hereby in the Subordinated Debentures, the proceeds of which will be used by Time Warner to repurchase, redeem or otherwise repay outstanding indebtedness. The weighted average interest rate on Time Warner's outstanding indebtedness as of June 30, 1995, was approximately 8.3%. The weighted average maturity of Time Warner's outstanding indebtedness as of June 30, 1995, was approximately 15 years. See "Use of Proceeds".

LISTING

  Application will be made to list the Preferred Securities on the NYSE under the symbol " ".

                                  RISK FACTORS

  Prospective purchasers of Preferred Securities should carefully review the information contained elsewhere in this Prospectus Supplement and in the accompanying Prospectus and should particularly consider the following matters.

RANKING OF SUBORDINATED OBLIGATIONS UNDER THE GUARANTEE AND SUBORDINATED DEBENTURES

  Time Warner's obligations under the Guarantee will be subordinated and junior in right of payment to all liabilities of Time Warner, pari passu with the most senior preferred stock issued, from time to time, if any, by Time Warner and senior to the common stock of Time Warner. The Guarantee will also rank pari passu with the guarantee delivered by Time Warner in connection with the issuance of the PERCS and with any guarantee now or hereafter entered into by Time Warner in respect of any preferred securities of any affiliate of Time Warner. The obligations of Time Warner under the Subordinated Debentures will be subordinated and junior in right of payment to all present and future Senior Indebtedness (as defined herein to include Time Warner's outstanding indebtedness (including its 8 3/4% Convertible Subordinated Debentures due
2015), guarantees, letters of credit and certain other obligations), which aggregated $10.4 billion at June 30, 1995. The Subordinated Debentures rank pari passu with the Subordinated Notes issued by Time Warner in connection with the issuance of the PERCS. See "Recent Developments". Time Warner's obligations under the Guarantee and the Subordinated Debentures are also effectively subordinated to all liabilities (including indebtedness) of its consolidated and unconsolidated subsidiaries, which aggregated approximately $14.5 billion at June 30, 1995. Time Warner's ability to service its indebtedness, including the Subordinated Debentures, is dependent primarily on the earnings of its consolidated subsidiaries and certain affiliates, and the distribution of such earnings to Time Warner. Certain agreements between Time Warner and certain of its subsidiaries, affiliates, partners or creditors limit distributions and other transfers of funds to Time Warner. In addition, as a result of certain acquisitions by subsidiaries of Time Warner, certain subsidiaries of Time Warner have or expect to have outstanding indebtedness and bank credit facilities that contain limitations on the ability of such subsidiaries to make distributions or other payments to Time Warner. See "Recent Developments", "Description of the Guarantee--Status of the Guarantee" and "Description of the Subordinated Debentures--Subordination".

OPTION TO EXTEND INTEREST PAYMENT PERIOD

  Time Warner has the right under the Indenture to defer payments of interest on the Subordinated Debentures by extending the interest payment period at any time, and from time to time, on the Subordinated Debentures. Such right to extend the interest payment period for the Subordinated Debentures is limited to a period not exceeding 20 consecutive quarters. Upon the termination of any Extension Period and the payment of all amounts then due, Time Warner may commence a new Extension Period for up to 20 consecutive quarters, subject to certain requirements. Prior to the termination of any such Extension Period, Time Warner may further extend the interest payment period; provided that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters. In the event that Time Warner exercises its right to commence an Extension Period or an extension period or other deferral of interest feature under any debt security of Time Warner that ranks pari passu with the Subordinated Debentures, then (a) Time Warner shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock and (b) Time Warner shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem the Subordinated Debentures or any debt securities issued by Time Warner that rank pari passu with or junior to the Subordinated Debentures; provided, however, that the foregoing restrictions do not apply to (i) any interest or dividend payment by Time Warner where the interest or dividend is paid by way of the issuance of securities that rank junior to the Subordinated Debentures, (ii) any payments of interest, principal or premium, if any, on, or repayment, repurchase or redemption of, the Subordinated Notes and (iii) any payments or distributions with respect to, or redemptions, purchases or acquisitions of, or any payments in liquidation of, the PERCS (including any of the foregoing with respect to the guarantee agreement entered into by Time Warner for the benefit of the holders of the PERCS). See "Description of the Preferred Securities--Option to Extend Interest Payment Period" and "Description of the Subordinated Debentures--Option To Extend Interest Payment Period".

  In the event Time Warner exercises its right to defer payments of interest on the Subordinated Debentures or on any debt securities ranking pari passu thereto, distributions on the Preferred Securities would be deferred (but despite such deferral would continue to accrue with interest thereon compounded quarterly) by Time Warner Capital during any such extended interest payment period. In the opinion of Tax Counsel, under current law, during such period each holder of Preferred Securities will continue to accrue income (as original issue discount) in respect of the deferred interest allocable to its Preferred Securities for United States Federal income tax purposes, which will be allocated but not distributed, to holders of record of Preferred Securities. As a result, each such holder of Preferred Securities will recognize income for United States Federal income tax purposes in advance of the receipt of cash and will not receive the cash from Time Warner Capital related to such income if such holder disposes of its Preferred Securities prior to the record date for the date on which distributions of such amounts are made.

  Time Warner has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Subordinated Debentures. However, should Time Warner determine to exercise such right in the future, the market price of the Preferred Securities is likely to be adversely affected. A holder that disposes of its Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Preferred Securities. In addition, as a result of the existence of Time Warner's right to defer interest payments, the market price of the Preferred Securities (which represent an undivided beneficial interest in the Subordinated Debentures) may be more volatile than other securities on which original issue discount accrues where the issuer does not have such rights. See "United States Federal Income Taxation--Original Issue Discount".

RIGHTS UNDER THE GUARANTEE AND THE SUBORDINATED DEBENTURES

  The Guarantee will be a full and unconditional guarantee with respect to the Preferred Securities from the time of issuance of such Preferred Securities but will not apply to any payment of distributions or other amounts due to the extent Time Warner has failed to make a payment of principal or interest on the Subordinated Debentures. To the extent Time Warner were to default on its obligation to pay amounts payable on the Subordinated Debentures, Time Warner Capital would lack available funds for the payment of distributions on or amounts payable on redemption of the Trust Securities and, in such event, holders of the Preferred Securities would not be able to rely on the Guarantee for payment of such amounts. Instead, holders of the Preferred Securities would rely on the enforcement by the Property Trustee of its rights as registered holder of the Subordinated Debentures against Time Warner pursuant to the terms of the Indenture and may also vote to appoint a Special Regular Trustee who shall have the same rights, powers and privileges as the Regular Trustees (as defined herein). The mechanisms and obligations relating to the Guarantee and the Subordinated Debentures and the obligations of Time Warner under the Declaration to pay certain obligations, costs and expenses of Time Warner Capital, taken together, are equivalent to a full and unconditional guarantee by Time Warner of payments due on the Preferred Securities. See "Description of the Guarantee" and "Description of the Subordinated Debentures".

SPECIAL EVENT REDEMPTION OR DISTRIBUTION

  Upon the occurrence of a Special Event, Time Warner Capital shall be dissolved, except in the limited circumstance described below, with the result that the Subordinated Debentures would be distributed to the holders of the Trust Securities on a Pro Rata Basis (determined without regard to the proviso in the definition of such term) in connection with the liquidation of Time Warner Capital. In certain circumstances,

Time Warner shall have the right to redeem the Subordinated Debentures, in whole or in part, in lieu of a distribution of the Subordinated Debentures by Time Warner Capital; in which event Time Warner Capital will redeem the Trust Securities on a Pro Rata Basis to the same extent as the Subordinated Debentures are redeemed by Time Warner.

  As described in more detail below, a Special Event includes (i) a Tax Event and (ii) an Investment Company Event. See "Description of the Preferred Securities--Special Event Redemption or Distribution".

  There can be no assurance as to the market prices for the Preferred Securities or the Subordinated Debentures that may be distributed in exchange for Preferred Securities if a dissolution or liquidation of Time Warner Capital were to occur as a result of a Special Event. Accordingly, the Preferred Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Subordinated Debentures that a holder of Preferred Securities may receive on dissolution and liquidation of Time Warner Capital, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby.

  Because holders of Preferred Securities may receive Subordinated Debentures upon the occurrence of a Special Event, prospective purchasers of Preferred Securities are also making an investment decision with regard to the Subordinated Debentures and should carefully review all the information regarding the Subordinated Debentures contained herein and in the accompanying Prospectus. See "Description of the Preferred Securities--Special Event Redemption or Distribution" and "Description of the Subordinated Debentures".

LIMITED VOTING RIGHTS

  Holders of Preferred Securities will have limited voting rights and, except for the rights of holders of Preferred Securities to appoint a Special Regular Trustee upon the occurrence of certain events described herein, will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, Time Warner Trustees, which voting rights are vested exclusively in the holder of the Common Securities. See "Description of the Preferred Securities--Voting Rights; --Modification of the Declaration".

TRADING PRICE

  Application will be made to list the Preferred Securities as equity securities on the NYSE under the symbol " ". Accordingly, the Preferred Securities are expected to trade at a price that takes into account the value, if any, of accrued and unpaid distributions; thus, purchasers will not pay and sellers will not receive any accrued and unpaid interest with respect to their undivided interests in the Subordinated Debentures owned through the Preferred Securities that is not included in the trading price of the Preferred Securities. However, interest on the Subordinated Debentures will be included in the gross income of holders of Preferred Securities as it accrues, rather than when it is paid. See "United States Federal Income Taxation--Original Issue Discount; --Sales of Preferred Securities".

HOLDING COMPANY STRUCTURE

  Time Warner Capital's ability to make distributions and other payments on the Preferred Securities is solely dependent upon Time Warner's making interest and other payments on the Subordinated Debentures deposited as trust assets as and when required. Time Warner is a holding company and its assets consist primarily of investments in its subsidiaries. Time Warner Entertainment Company L.P. ("TWE"), in which Time Warner owns directly or indirectly 74.49% of the pro rata priority capital and residual equity interests (together with certain other priority interests), which is not consolidated with Time Warner for financial reporting purposes, also has substantial indebtedness and other liabilities. See "Time Warner Inc." Time

Warner's rights and the rights of its creditors, including holders of Subordinated Debentures, to participate in the distribution of assets of any person in which Time Warner owns an equity interest (including subsidiaries and TWE) upon such person's liquidation or reorganization will be subject to prior claims of the person's creditors, including trade creditors, except to the extent that Time Warner may itself be a creditor with recognized claims against such person (in which case the claims of Time Warner would still be subject to the prior claims of any secured creditor of such person and of any holder of indebtedness of such person that is senior to that held by Time Warner). Accordingly, the holders of Subordinated Debentures may be deemed to be effectively subordinated to such claims.

  Time Warner's ability to service its indebtedness, including the Subordinated Debentures, and perform under the Guarantee is dependent primarily upon the earnings of its subsidiaries and TWE and the distribution or other payment of such earnings to Time Warner. The TWE Agreement of Limited Partnership and the bank credit facilities of TWE and certain subsidiaries of Time Warner limit distributions and other transfers of funds to Time Warner. Generally, distributions by TWE other than tax distributions are subject to restricted payments limitations and availability under certain financial ratios applicable to TWE contained in certain bank credit facilities. As a result of certain acquisitions by subsidiaries of Time Warner, certain subsidiaries of Time Warner have or expect to have outstanding indebtedness and bank credit facilities that contain limitations on the ability of such subsidiaries or affiliates to make distributions or other payments to Time Warner. See "Selected Historical and Pro Forma Financial Information".

                                TIME WARNER INC.

  Time Warner is the largest media and entertainment company in the world. Its businesses are conducted in five principal areas: Publishing, Music, Filmed Entertainment, Programming-HBO and Cable. Publishing consists principally of the publication and distribution of magazines and books; Music consists principally of the production and distribution of recorded music and the ownership and administration of music copyrights; Filmed Entertainment consists principally of the production and distribution of motion pictures and television programming, the distribution of video cassettes and the ownership and operation of retail stores and theme parks; Programming-HBO consists principally of the production and distribution of pay television and cable programming; and Cable consists principally of the operation of cable television systems.

  Time Warner was incorporated in the State of Delaware in August 1983 and is the successor to a New York corporation that was originally organized in 1922. Time Warner changed its name from Time Incorporated to Time Warner Inc. following its acquisition of 59.3% of the common stock of Warner Communications Inc. ("WCI") in July 1989. WCI became a wholly owned subsidiary of Time Warner in January 1990 upon the completion of the merger of WCI and a subsidiary of Time Warner.

  TWE was formed as a Delaware limited partnership in 1992 to own and operate substantially all of the Filmed Entertainment, Programming-HBO and Cable businesses owned and operated by Time Warner prior to such date. Time Warner and certain of its wholly owned subsidiaries (the "Time Warner General Partners") collectively own 74.49% of the pro rata priority capital and residual equity interests in TWE and a wholly owned subsidiary of U S WEST Inc. ("U S WEST") owns pro rata priority capital and residual equity interests in TWE of 25.51%. In addition, the Time Warner General Partners own priority capital interests senior and junior to the pro rata priority capital interests. See "Recent Developments".

  TWE is the principal component of Time Warner's Entertainment Group, which is not consolidated with Time Warner for financial reporting purposes. Certain cable systems acquired or to be acquired as a result of the Transactions referred to in "Recent Developments" are or will be owned by consolidated subsidiaries of Time Warner. The balance of Time Warner's cable systems are owned by TWE or the TWE-A/N Partnership (as defined herein), in which TWE owns a two-thirds interest. Accordingly, although TWE will manage substantially all the cable systems owned by Time Warner, TWE and the TWE-A/N Partnership, the results of operations of the cable systems owned by Time Warner's consolidated subsidiaries will be included in Time Warner's consolidated results, while the results of operations of the cable systems owned by TWE and the TWE-A/N Partnership will be included in the consolidated results of the Entertainment Group. See "Selected Historical and Pro Forma Financial Information".

  Time Warner is a holding company and its assets consist primarily of investments in its consolidated and unconsolidated subsidiaries, including TWE. Time Warner's ability to service its indebtedness, including the Subordinated Debentures, is dependent primarily upon the earnings of its consolidated and unconsolidated subsidiaries, including TWE, and the distribution or other payment of such earnings to Time Warner. See "Risk Factors--Holding Company Structure".

  As used in this Prospectus Supplement, unless the context otherwise requires, the term "Time Warner" refers to Time Warner Inc. and its consolidated and unconsolidated subsidiaries and includes TWE.

  Time Warner's principal executive offices are located at 75 Rockefeller Plaza, New York, NY 10019, and its telephone number is (212) 484-8000.

                              TIME WARNER CAPITAL

  Time Warner Capital is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust, dated as of August 2, 1995, executed by Time Warner, as sponsor (the "Sponsor"), and the trustees of Time Warner Capital (the "Time Warner Trustees") and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on August 2, 1995. Such declaration will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part. The Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Upon issuance of the Preferred Securities, the purchasers thereof will own all of the Preferred Securities. See "Description of the Preferred Securities--Book-Entry Only Issuance--The Depository Trust Company". Time Warner will directly or indirectly acquire Common Securities in an aggregate liquidation amount equal to 3% of the total capital of Time Warner Capital. Time Warner Capital exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Subordinated Debentures and (iii) engaging in only those other activities necessary or incidental thereto.

  Pursuant to the Declaration, the number of Time Warner Trustees will initially be five. Three of the Time Warner Trustees (the "Regular Trustees") will be persons who are employees or officers of or who are affiliated with Time Warner. The fourth trustee will be a financial institution that is unaffiliated with Time Warner, which trustee will serve as property trustee under the Declaration and as indenture trustee for the purposes of the Trust Indenture Act (the "Property Trustee"). The fifth Time Warner Trustee will be a person with a residence in the State of Delaware or a financial institution or an affiliate thereof that maintains a principal place of business or residence in the State of Delaware, meeting the requirements of the Trust Act (the "Delaware Trustee"). Initially, The First National Bank of Chicago, a national banking association, will be the Property Trustee until removed or replaced by the holder of the Common Securities. The First National Bank of Chicago will also act as indenture trustee under the Guarantee (the "Guarantee Trustee"). See "Description of the Guarantee". In certain circumstances, the holders of a majority of the Preferred Securities will be entitled to appoint one Regular Trustee (a "Special Regular Trustee"), who need not be an officer or employee of or otherwise affiliated with Time Warner. See "Description of the Preferred Securities--Voting Rights".

  The Property Trustee will hold title to the Subordinated Debentures for the benefit of the holders of the Trust Securities and the Property Trustee will have the power to exercise all rights, power, and privileges under the Indenture as the holder of the Subordinated Debentures. In addition, the Property Trustee will maintain exclusive control of a segregated noninterest-bearing bank account (the "Property Account") to hold all payments made in respect of the Subordinated Debentures for the benefit of the holders of the Trust Securities. The Property Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Property Account. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Preferred Securities. Subject to the right of the holders of the Preferred Securities to appoint a Special Regular Trustee, Time Warner, as the direct or indirect holder of all the Common Securities, will have the right to appoint, remove or replace any Time Warner Trustee and to increase or decrease the number of Time Warner Trustees; provided that (i) the number of Time Warner Trustees shall be at least three and (ii) a majority shall be Regular Trustees.

  The Declaration provides that Time Warner will pay for all debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of Time Warner Capital, including any taxes and all costs and expenses with respect thereto, to which Time Warner Capital may become subject. Time Warner has agreed that any person to whom such debts, obligations, costs and expenses are owed and the Property Trustee will have the right to enforce Time Warner's obligations in respect of such debts, obligations, costs and expenses directly against Time Warner without first proceeding against Time Warner Capital.

  The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration, the Delaware Business Trust Act (the "Trust Act") and the Trust Indenture Act. See "Description of the Preferred Securities".

                              RECENT DEVELOPMENTS

  As summarized below and more fully described in Time Warner's Current Reports on Form 8-K dated August 14, 1995, August 31, 1995, and September 22, 1995, Time Warner has recently entered into or consummated a number of transactions. These transactions will, among other things, result in the acquisition of Turner Broadcasting System, Inc. ("TBS"), the acquisition of cable systems serving approximately 2.2 million subscribers and a 50% interest in Paragon Communications ("Paragon"), which serves 972,000 subscribers (the other 50% interest in Paragon is already owned by TWE) and the restructuring of the ownership of TWE.

  On April 1, 1995, TWE and the Advance/Newhouse Partnership ("Advance/Newhouse"), a New York general partnership between Newhouse Broadcasting Corporation and a wholly-owned subsidiary of Advance Publications, Inc., formed a New York general partnership known as the Time Warner Entertainment-Advance/Newhouse Partnership (the "TWE-A/N Partnership"), in which TWE owns a two-thirds equity interest and is the managing partner. The TWE-A/N Partnership was formed to own and operate cable television systems (or interests therein) serving approximately 4.5 million subscribers and certain foreign cable investments and programming investments (the "TWE-A/N Transaction").

  Time Warner (i) closed on May 2, 1995, its acquisition of Summit Communications Group, Inc. ("Summit") (the "Summit Acquisition"); (ii) closed on July 6, 1995, its acquisition of KBLCOM Incorporated ("KBLCOM"), a subsidiary of Houston Industries Incorporated (the "KBLCOM Acquisition"); and
(iii) agreed on February 6, 1995, to acquire Cablevision Industries Corporation ("CVI") and certain related companies (the "CVI Acquisition" and together with the Summit Acquisition and the KBLCOM Acquisition, the "Acquisitions"). To acquire Summit, Time Warner issued approximately 1.55 million shares of its common stock, and approximately 3.26 million shares of a new convertible preferred stock ("Series C Preferred Stock") and assumed or incurred $146 million of indebtedness. To acquire KBLCOM, Time Warner issued one million shares of its common stock and 11 million shares of a new convertible preferred stock ("Series D Preferred Stock") and assumed or incurred approximately $1.2 billion of indebtedness, including $113 million of Time Warner's allocable share of Paragon's indebtedness. To acquire CVI and certain related companies, Time Warner will issue 2.5 million shares of its common stock and 6.5 million shares of new convertible preferred stock (3.25 million shares of Series E Preferred Stock and 3.25 million shares of Series F Preferred Stock) and assume or incur approximately $2 billion of debt of CVI and its related companies.


  TWE (i) on June 23, 1995, recapitalized Six Flags Entertainment Corporation ("Six Flags"), sold 51% of its interest therein and granted certain licenses to Six Flags (the "Six Flags Transaction") and (ii) on May 18, 1995, announced the sale of 15 of its unclustered cable television systems serving approximately 144,000 subscribers, certain of which transactions closed during the second quarter of 1995 (the "Unclustered Cable Disposition", and together with the Six Flags Transaction, the "Asset Sale Transactions"). The net proceeds from the Asset Sale Transactions will be used to reduce outstanding indebtedness of TWE.

  On June 30, 1995, a wholly owned subsidiary of Time Warner ("TWI Cable"), TWE and the TWE-A/N Partnership executed a five-year revolving credit facility (the "New Credit Agreement"). The New Credit Agreement enables such entities to refinance certain indebtedness assumed from the companies acquired or to be acquired in the Acquisitions, to refinance existing indebtedness of TWE and to finance the ongoing working capital, capital expenditure and other corporate needs of each borrower (the "Bank Refinancing").

  On August 15, 1995, Time Warner and Time Warner Financing Trust completed a public offering of 12,057,561 PERCS of Time Warner Financing Trust (the "PERCS Offering"). The PERCS are subject to mandatory redemption on December 23, 1997, for an amount per PERCS equal to the lesser of $54.41 and the market value of a share of common stock of Hasbro, Inc. ("Hasbro") on December 17, 1997, payable in cash or, at Time Warner's option, Hasbro common stock.


  On August 15, 1995, Time Warner redeemed all of its $1.8 billion principal amount of outstanding Redeemable Reset Notes Due August 15, 2002 (the "Reset Notes") in exchange for approximately $457 million aggregate principal amount of Floating Rate Notes Due August 15, 2000, approximately $274 million aggregate principal amount of 7.975% Notes Due August 15, 2004, approximately $548 million aggregate principal amount of 8.11% Debentures Due August 15, 2006, and approximately $548 million aggregate principal amount of 8.18% Debentures Due August 15, 2007 (collectively the "Exchange Securities") (the "Reset Notes Refinancing"). The Exchange Securities were issued under Time Warner's senior indenture dated January 15, 1993 and rank pari passu with all other senior indebtedness of Time Warner.

  On September 5, 1995, and October 2, 1995, ITOCHU Corporation ("ITOCHU") and Toshiba Corporation ("Toshiba"), respectively, each exchanged their 5.61% pro rata equity interests in TWE and their 6.25% residual equity interests in TW Service Holding I, L.P. and TW Service Holding II, L.P., each of which owns certain assets related to the TWE businesses (the "Time Warner Service Partnerships"), for, in the case of ITOCHU, 8 million shares of two series of new convertible preferred stock ("Series G Preferred Stock" and "Series H Preferred Stock") of Time Warner and, in the case of Toshiba, 7 million shares of new convertible preferred stock of Time Warner ("Series I Preferred Stock") and $10 million in cash (the "ITOCHU/Toshiba Transaction"). As a result of the ITOCHU/Toshiba Transaction, Time Warner directly or indirectly holds 74.49% of the pro rata priority capital and residual equity interests in TWE. A subsidiary of U S WEST owns the remaining 25.51% of the pro rata priority capital and residual equity interests in TWE.

  On September 18, 1995, Time Warner redeemed approximately $1 billion principal amount of its 8.75% Convertible Subordinated Debentures due 2015 (the "8.75% Convertible Debentures") for an aggregate redemption price of approximately $1.06 billion, including redemption premiums and accrued interest thereon. The redemption was financed with approximately $500 million of proceeds raised from the issuance of 7.75% ten-year notes (the "7.75% Notes") in June 1995, $363 million of net proceeds raised from the issuance of the PERCS and available cash and equivalents (the "Market Refinancings").

  The Market Refinancings, the Reset Notes Refinancing and the Bank Refinancing are referred to herein as the "1995 Debt Refinancings."

  Time Warner has entered into an Agreement and Plan of Merger dated as of September 22, 1995 (the "Merger Agreement"), providing for the merger of Turner Broadcasting System, Inc. ("TBS") with a wholly owned subsidiary of Time Warner (the "Merger"). Alternatively, the Merger Agreement contemplates that the structure of the transaction may be changed, if the parties so agree, so that each of Time Warner and TBS will merge with separate subsidiaries of a newly formed holding company (the "Holding Company Transaction" and together with the Merger, the "TBS Transaction"). If the Holding Company Transaction is implemented, the issued and outstanding shares of each class of the capital stock of Time Warner will be converted into shares of an identical class of capital stock of the newly formed holding company. In connection with the TBS Transaction, Time Warner has agreed to enter into certain agreements and related transactions with certain shareholders of TBS, including R. E. Turner and Liberty Media Corporation ("LMC"). The Merger Agreement and certain related agreements provide for the issuance by either Time Warner or the newly formed holding company, as applicable, of approximately 171.3 million shares of common stock ("Common Stock"), the issuance of approximately 13 million stock options to replace all outstanding TBS options and the assumption or incurrence of approximately $2.4 billion of indebtedness (including $283 million of convertible debt securities).As part of the TBS Transaction, LMC will exchange the 50.8 million shares of Common Stock to be received by LMC in the TBS Transaction for a number of shares of a new class of voting stock economically equivalent to such Common Stock ("LMC Class Stock") and will receive a number of additional shares of LMC Class Stock equivalent to five million shares of Common Stock pursuant to a separate option agreement, all of which will be placed in a voting trust or, in certain circumstances, exchanged for non-voting stock.

  The TBS Transaction and the related transactions are subject to customary closing conditions, including the approval of the shareholders of TBS and Time Warner and certain regulatory approvals. For further discussion of the TBS Transaction and the related transactions, reference is made to Time Warner's Current Report on Form 8-K dated September 22, 1995, which is incorporated herein by reference.

  The TBS Transaction, the Acquisitions, the TWE-A/N Transaction, the Asset Sale Transactions, the 1995 Debt Refinancings and the ITOCHU/Toshiba Transaction are collectively referred to herein as the "Transactions". For a further discussion of the Transactions, reference is made to Time Warner's Current Reports on Form 8-K dated August 14, 1995, August 31, 1995, and September 22, 1995, which are incorporated herein by reference.

            SELECTED HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

TIME WARNER SELECTED HISTORICAL FINANCIAL INFORMATION

  The selected historical financial information of Time Warner set forth below has been derived from and should be read in conjunction with the consolidated financial statements and other financial information of Time Warner contained in Time Warner's Annual Report on Form 10-K for the year ended December 31, 1994, as amended, and with the unaudited consolidated condensed financial statements contained in Time Warner's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, which are incorporated herein by reference. The selected historical financial information for all periods after 1992 reflect the deconsolidation of the Entertainment Group, principally TWE, effective January 1, 1993. The selected historical financial information for 1992 and periods prior to such date have not been changed; however, selected financial information for 1992 retroactively reflecting the deconsolidation is presented as supplementary information under the column heading "restated" to facilitate comparative analysis. Capitalized terms are as defined and described in such historical financial statements, or elsewhere herein.

  The selected historical financial information for 1993 reflects the issuance of $6.1 billion of long-term debt and the use of $500 million of cash and equivalents in 1993 for the exchange or redemption of preferred stock having an aggregate liquidation preference of $6.4 billion. The selected historical financial information for 1992 reflects the capitalization of TWE on June 30, 1992 and associated refinancings, and the acquisition of the 18.7% minority interest in American Television and Communications Corporation ("ATC") as of June 30, 1992, using the purchase method of accounting for business combinations. Per common share amounts and average common shares have been restated to give effect to the four-for-one common stock split that occurred on September 10, 1992.

                             SIX MONTHS
                               ENDED                     YEARS ENDED DECEMBER 31,
                              JUNE 30,      -------------------------------------------------------
                           ---------------                RESTATED
                            1995     1994    1994     1993     1992      1992      1991      1990
                           ------------------------  -------  -------  --------  --------  --------
                            (UNAUDITED)      (MILLIONS, EXCEPT PER SHARE AMOUNTS AND RATIOS)
OPERATING STATEMENT INFORMATION
Revenues.................  $ 3,724  $3,225  $ 7,396  $ 6,581  $ 6,309  $ 13,070  $ 12,021  $ 11,517
Depreciation and
 amortization............      231     210      437      424      384     1,172     1,109     1,138
Business segment
 operating income........      322     282      713      591      529     1,343     1,154     1,114
Equity in pretax income
 of Entertainment Group..      106     111      176      281      226        --        --        --
Interest and other, net..      356     337      724      718      351       882       966     1,133
Net income (loss)(a)(b)..      (55)    (71)     (91)    (221)      86        86       (99)     (227)
Net loss applicable to
 common shares (after
 preferred dividends)....      (63)    (77)    (104)    (339)    (542)     (542)     (692)     (786)
Per share of common
 stock:
  Net loss(a)(b).........  $  (.17) $ (.20) $  (.27) $  (.90) $ (1.46) $  (1.46) $  (2.40) $  (3.42)
  Dividends..............  $   .18     .17  $   .35  $   .31  $  .265  $   .265  $    .25  $    .25
Average common shares(b).    380.5   378.7    378.9    374.7    371.0     371.0     288.2     229.9
Ratio of earnings to
 fixed charges
 (deficiency in the
 coverage of fixed
 charges by earnings
 before fixed
 charges)(c).............      1.1x    1.1x     1.1x     1.1x     1.4x      1.4x      1.1x $   (101)
Ratio of earnings to
 combined fixed charges
 and preferred stock
 dividends (deficiency in
 the coverage of combined
 fixed charges and
 preferred stock
 dividends by earnings
 before fixed charges and
 preferred stock
 dividends)(c)...........      1.1x    1.1x     1.1x $   (91) $  (506) $   (509) $ (1,240) $ (1,335)

                                                       DECEMBER 31,
                                      -----------------------------------------------
                           JUNE 30,                 RESTATED
                             1995      1994    1993    1992    1992    1991    1990
                          ----------- ------- ------- ------- ------- ------- -------
                          (UNAUDITED)                   (MILLIONS)
BALANCE SHEET
 INFORMATION
Investments in and
 amounts due to and from
 Entertainment Group....    $ 5,471   $ 5,350 $ 5,627 $ 5,392 $    -- $    -- $    --
Total assets............     17,788    16,716  16,892  17,043  27,366  24,889  25,337
Long-term debt..........      9,593     8,839   9,291   2,897  10,068   8,716  11,184
Shareholders' equity:
 Preferred stock
  liquidation
  preference............        394       140     140   6,532   6,532   6,256   5,954
 Equity applicable to
  common stock..........      1,085     1,008   1,230   1,635   1,635   2,242     360
 Total shareholders'
  equity................      1,479     1,148   1,370   8,167   8,167   8,498   6,314

--------
(a) The net loss for the year ended December 31, 1993 includes an extraordinary loss on the retirement of debt of $57 million ($.15 per common share) and an unusual charge of $70 million ($.19 per common share) from the effect of the new income tax law on Time Warner's deferred income tax liability. The net loss for the year ended December 31, 1991 includes a $36 million after-tax charge ($.12 per common share) relating to the restructuring of the Publishing division.
(b) In August 1991, Time Warner completed the sale of 137.9 million shares of common stock pursuant to a rights offering. Net proceeds of $2.558 billion from the rights offering were used to reduce indebtedness under Time Warner's bank credit agreement. If the rights offering had been completed at the beginning of 1991, net loss for the year would have been reduced to $33 million, or $1.70 per common share, and there would have been 369.3 million shares of common stock outstanding during the year.

(c) For purposes of the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends, earnings were calculated by adding pretax income, interest expense, previously capitalized interest amortized to expense, the portion of rents representative of an interest factor, Time Warner's proportionate share of such items for its partially-owned subsidiaries and50%-owned companies, and undistributed losses of less-than-50%-owned companies. Fixed charges consist of interest expense, interest capitalized, the portion of rents representative of an interest factor and Time Warner's proportionate share of such items for partially-owned subsidiaries and 50%-owned companies. Combined fixed charges and preferred stock dividends also include the amount of pretax income necessary to cover preferred stock dividend requirements. For periods in which earnings before fixed charges were insufficient to cover fixed charges or combined fixed charges and preferred stock dividends, the dollar amount of coverage deficiency, instead of the ratio, is disclosed. Earnings as defined include significant noncash charges for depreciation and amortization. Fixed charges for the six months ended June 30, 1995 and 1994 and the year ended December 31, 1994 include noncash interest expense of $119 million, $110 million and $219 million, respectively, relating to the Reset Notes and Time Warner's zero coupon convertible notes due 2012 and 2013.

ENTERTAINMENT GROUP SELECTED HISTORICAL FINANCIAL INFORMATION

  The selected historical financial information of the Entertainment Group set forth below has been derived from and should be read in conjunction with the consolidated financial statements and other financial information of Time Warner and TWE contained in Time Warner's Annual Report on Form 10-K for the year ended December 31, 1994, as amended, and with the unaudited consolidated condensed financial statements and other financial information of Time Warner and TWE contained in Time Warner's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, which are incorporated herein by reference. The selected historical financial information for all periods after 1992 give effect to TWE's consolidation of Six Flags effective as of January 1, 1993, as a result of the 1993 Six Flags acquisition. The selected historical financial information for periods prior to such date has not been changed; however, selected financial information for 1992 retroactively reflecting the consolidation is presented as supplementary information under the column heading "restated" to facilitate comparative analysis. For periods prior to January 1, 1993, the Entertainment Group is consolidated with Time Warner for financial reporting purposes and, accordingly, is also reflected in Time Warner's summary historical financial data.

  The selected historical financial information for 1993 gives effect to the admission of U S WEST as an additional limited partner of TWE as of September 15, 1993 and the issuance of $2.6 billion of TWE debentures during the year to reduce indebtedness under the TWE credit agreement, and for 1992 gives effect to the initial capitalization of TWE and associated refinancings as of the dates such transactions were consummated and Time Warner's acquisition of the ATC minority interest as of June 30, 1992, using the purchase method of accounting and reflected in the consolidated financial statements of TWE under the pushdown method of accounting.

                          SIX MONTHS ENDED            YEARS ENDED DECEMBER 31,
                              JUNE 30,        ----------------------------------------------
                          ------------------              RESTATED
                            1995      1994     1994    1993    1992    1992    1991    1990
                          --------  --------  ------  ------  ------  ------  ------  ------
                             (UNAUDITED)              (MILLIONS, EXCEPT RATIOS)
OPERATING STATEMENT
 INFORMATION
Revenues................  $  4,508  $  3,990  $8,509  $7,963  $7,251  $6,761  $6,068  $5,671
Depreciation and
 amortization...........       513       458     959     909     857     788     733     775
Business segment
 operating income.......       475       437     852     905     855     814     724     549
Interest and other, net.       339       296     616     564     569     531     526     648
Net income (loss)(a)....        70        95     136     207     173     173     103    (180)
TWE ratio of earnings to
 fixed charges
 (deficiency in the
 coverage of fixed
 charges by earnings
 before fixed
 charges)(b)............       1.4x      1.5x    1.4x    1.4x    1.4x    1.4x    1.4x $ (138)

                                                      DECEMBER 31,
                                     -----------------------------------------------
                          JUNE 30,                  RESTATED
                            1995      1994    1993    1992    1992    1991    1990
                         ----------- ------- ------- ------- ------- ------- -------
                         (UNAUDITED)                   (MILLIONS)
BALANCE SHEET
 INFORMATION
Total assets............   $19,620   $18,992 $18,202 $16,733 $15,886 $14,230 $14,415
Long-term debt..........     7,037     7,160   7,125   7,684   7,171   4,571   6,516
Time Warner General
 Partners' senior
 capital................     1,730     1,663   1,536      --      --      --      --
Partners' capital.......     6,350     6,491   6,228   6,483   6,483   6,717   5,809

--------
(a) Net income for the year ended December 31, 1993 includes an extraordinary loss on the retirement of debt of $10 million.
(b) For purposes of the ratio of earnings to fixed charges, earnings were calculated by adding pretax income, interest expense, previously capitalized interest amortized to expense, the portion of rents representative of an interest factor, TWE's proportionate share of such items for its partially-owned subsidiaries and 50%-owned companies, and undistributed losses of less-than-50%-owned companies. Fixed charges consist of interest expense, interest capitalized, the portion of rents representative of an interest factor and TWE's proportionate share of such items for partially-owned subsidiaries and 50%-owned companies. For periods in which earnings before fixed charges were insufficient to cover fixed charges, the dollar amount of coverage deficiency, instead of the ratio, is disclosed. Earnings as defined include significant noncash charges for depreciation and amortization.

TIME WARNER AND ENTERTAINMENT GROUP SELECTED PRO FORMA FINANCIAL INFORMATION

  The unaudited selected pro forma balance sheet information of Time Warner and the Entertainment Group at June 30, 1995 set forth below gives effect to the Unclustered Cable Disposition and the 1995 Debt Refinancings and, with respect to Time Warner only, also gives effect to the TBS Transaction, the KBLCOM Acquisition, the CVI Acquisition and the ITOCHU/Toshiba Transaction, in each case as if such transactions occurred at such date. The Summit Acquisition, the TWE-A/N Transaction and the Six Flags Transaction are already reflected in the historical balance sheets of Time Warner and the Entertainment Group as of June 30, 1995. The unaudited selected pro forma operating statement information of Time Warner and the Entertainment Group for the six months ended June 30, 1995 and the year ended December 31, 1994 set forth below gives effect to the Asset Sale Transactions, the TWE-A/N Transaction and the 1995 Debt Refinancings and, with respect to the statements of operations of Time Warner only, also gives effect to the Acquisitions, the TBS Transaction and the ITOCHU/Toshiba Transaction, in each case as if the transactions occurred at the beginning of such periods. No pro forma effect has been given in the information set forth below to the issuance of the Preferred Securities offered hereby because it will not have a material effect on Time Warner (see "Consolidated Capitalization"). The selected pro forma financial information should be read in conjunction with the "Time Warner Inc. and the Entertainment Group Pro Forma Consolidated Condensed Financial Statements" included in Time Warner's Current Reports on Form 8-K dated August 14, 1995, August 31, 1995, and September 22, 1995, which are incorporated herein by reference.

  The selected pro forma financial information is presented for informational purposes only and is not necessarily indicative of the financial position or operating results that would have occurred if the transactions given retroactive effect therein had been consummated as of the dates indicated, nor is it necessarily indicative of future financial conditions or operating results.

                                 SIX MONTHS                    YEAR ENDED
                            ENDED JUNE 30, 1995             DECEMBER 31, 1994
                          ----------------------------  -----------------------------
                            TIME        ENTERTAINMENT     TIME         ENTERTAINMENT
                           WARNER           GROUP        WARNER            GROUP
                          -----------  ---------------  ------------  ---------------
                           (MILLIONS, EXCEPT PER SHARE AMOUNTS AND RATIOS)
PRO FORMA OPERATING
 STATEMENT INFORMATION
Revenues................  $     5,646     $     4,588   $     11,026     $     8,790
Depreciation and
 amortization...........          655             541          1,268           1,040
Business segment
 operating income.......          367             488            699             928
Equity in pretax income
 of Entertainment Group.          130              --            208              --
Interest and other, net.          582             328          1,152             660
Net income (loss).......         (199)             97           (446)            174
Net loss applicable to
 common shares (after
 preferred dividends)...         (272)             --           (592)             --
Per share of common
 stock:
  Net loss..............         (.48)             --          (1.06)             --
  Dividends.............          .18              --            .35              --
Average common shares...        561.3              --          560.3              --
Time Warner and TWE
 ratio of earnings to
 fixed charges
 (deficiency in the
 coverage of fixed
 charges by earnings
 before fixed
 charges)(a)............  $      (100)            1.6x  $       (302)            1.6x
Time Warner deficiency
 in the coverage of
 combined fixed charges
 and preferred stock
 dividends by earnings
 before fixed charges
 and preferred stock
 dividends(a)...........  $      (228)             --   $       (523)             --

--------
(a) For purposes of the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends, earnings were calculated by adding pretax income, interest expense, previously capitalized interest amortized to expense, the portion of rents representative of an interest factor, the proportionate share for each of Time Warner and TWE, respectively, of such items for its partially-owned subsidiaries and 50%-owned companies, and undistributed losses of less-than-50%-owned companies. Fixed charges consist of interest expense, interest capitalized, the portion of rents representative of an interest factor and the proportionate share for each of Time Warner and TWE, respectively, of such items for partially-owned subsidiaries and 50%-owned companies. Combined fixed charges and preferred stock dividends also include the amount of pretax income necessary to cover preferred stock dividend requirements. For periods in which earnings before fixed charges were insufficient to cover fixed charges or combined fixed charges and preferred stock dividends, the dollar amount of coverage deficiency, instead of the ratio, is disclosed. Earnings as defined include significant noncash charges for depreciation and amortization. Fixed charges for Time Warner for the six months ended June 30, 1995 and the year ended December 31, 1994 included noncash interest expense of $54 million and $96 million, respectively, relating to Time Warner's zero coupon convertible notes due 2012 and 2013 and TBS's zero coupon convertible notes due 2007.

                                                              JUNE 30, 1995
                                                          ---------------------
                                                           TIME   ENTERTAINMENT
                                                          WARNER      GROUP
                                                          ------- -------------
                                                               (MILLIONS)
PRO FORMA BALANCE SHEET INFORMATION
Investments in and amounts due to and from Entertainment
 Group................................................... $ 6,936    $    --
Total assets.............................................  37,196     19,137
Long-term debt...........................................  14,181      6,317
Shareholders' equity:
 Preferred stock liquidation preference..................   3,644         --
 Equity applicable to common stock.......................   8,978         --
 Total shareholders' equity..............................  12,622         --
Time Warner General Partners' senior capital.............      --      1,730
Partners' capital........................................      --      6,339

                          CONSOLIDATED CAPITALIZATION

  The consolidated historical and pro forma capitalization of Time Warner and Time Warner's Entertainment Group, consisting principally of TWE, at June 30, 1995, is set forth below. The Entertainment Group is not consolidated with Time Warner for financial reporting purposes. The consolidated pro forma capitalization of Time Warner and the Entertainment Group gives effect to the Unclustered Cable Disposition and the 1995 Debt Refinancings and, with respect to Time Warner only, also gives effect to the TBS Transaction, the KBLCOM Acquisition, the CVI Acquisition and the ITOCHU/Toshiba Transaction, in each case as if such transactions occurred at such date. The consolidated pro forma as adjusted capitalization of Time Warner gives effect to (i) the Transactions specified above and (ii) the issuance of the Preferred Securities offered hereby as if such transactions occurred at such date. Although the proceeds to Time Warner of the issuance of the Preferred Securities offered hereby will be used to reduce outstanding indebtedness of Time Warner, Time Warner has not yet determined which indebtedness it will repurchase, redeem or otherwise repay. See "Use of Proceeds". The pro forma capitalization is presented for informational purposes only and is not necessarily indicative of the future capitalization of Time Warner and the Entertainment Group.

                                TIME WARNER INC.           ENTERTAINMENT GROUP
                         -------------------------------   ---------------------
                                      PRO     PRO FORMA                  PRO
                         HISTORICAL  FORMA   AS ADJUSTED   HISTORICAL   FORMA
                         ---------- -------  -----------   ---------------------
                                             (MILLIONS)
Long-term debt:
 7.45% and 7.95% notes..  $ 1,000   $ 1,000    $ 1,000             --         --
 Reset Notes (8.7%
  yield)................    1,795        --         --             --         --
 Exchange Securities....       --     1,795      1,795 (a)
 Zero coupon convertible
  notes due 2012 (6.25%
  yield)................      564       564        564             --         --
 Zero coupon convertible
  notes due 2013 (5%
  yield)................      994       994        994             --         --
 8.75%, 9.125% and 9.15%
  Debentures............    2,248     2,248      2,248             --         --
 8.75% Convertible
  subordinated
  debentures............    2,226     1,226      1,226             --         --
 7.75% Notes............      497       497        497             --         --
 Debt due to TWE (7.13%
  interest rate)(c).....      400       400        400             --         --
 CVI 10 3/4% Senior
  notes.................       --       300        300             --         --
 CVI 9 1/4% Senior
  debentures............       --       200        200             --         --
 Summit 10 1/2% Senior
  subordinated
  debentures............      140       140        140             --         --
 New credit
  agreement(d)..........       --     2,701      2,701             --      1,855
 TBS credit agreement
  (weighted average
  interest rate of
  7.5%).................       --     1,250      1,250             --         --
 TBS 8 3/8% and 7.4%
  Senior notes..........       --       547        547             --         --
 TBS 8.4% Senior
  debentures............       --       200        200             --         --
 TBS Zero coupon
  convertible notes due
  2007 (7.25% yield)....       --       254        254             --         --
 TBS other indebtedness.       --        36         36             --         --
 TWE credit agreement
  (weighted average
  interest rate of
  6.7%)(e)..............       --        --         --          2,575         --
 TWE commercial paper
  (weighted average
  interest rate of
  6.5%)(e)..............       --        --         --            622        622
 TWE 8 7/8%, 9 5/8% and
  10.15% Notes(e).......       --        --         --          1,197      1,197
 TWE 7 1/4%, 8 3/8% and
  8 3/8% Debentures(e)..       --        --         --          2,584      2,584
 Other..................      129       229        229             59         59
 Reduction of debt with
  proceeds from the
  issuance of the
  Preferred Securities
  offered hereby........       --        --            (b)         --         --
                          -------   -------    -------      ---------  ---------
 Subtotal...............    9,993    14,581                     7,037      6,317
 Reclassification of
  debt due to TWE to
  investments in and
  amounts due to the
  Entertainment
  Group(c)..............     (400)     (400)      (400)            --         --
                          -------   -------    -------      ---------  ---------
    Total long-term
     debt...............    9,593    14,181                     7,037      6,317
Company obligated
 mandatorily redeemable
 preferred securities of
 subsidiaries (*).......       --       374            (b)         --         --
Shareholders' equity:
 Preferred stock
  liquidation
  preference............      394     3,644      3,644             --         --
 Equity applicable to
  common stock..........    1,085     8,978      8,978             --         --
                          -------   -------    -------      ---------  ---------
 Total shareholders'
  equity................    1,479    12,622     12,622             --         --
Time Warner General
 Partners' senior
 capital................       --        --         --          1,730      1,730
Partners' capital.......       --        --         --          6,350      6,339
                          -------   -------    -------      ---------  ---------
Total capitalization....  $11,072   $27,177    $            $  15,117  $  14,386
                          =======   =======    =======      =========  =========

-------
(*) The sole assets of each subsidiary that is an obligor on an issue of preferred securities are subordinated notes or subordinated debentures of Time Warner.

(a) Reflects the accreted value of the Reset Notes on June 30, 1995. The accreted value of the Reset Notes on the redemption date, August 15, 1995, was $1,827,929,000; and the aggregate principal amount of the Exchange Securities issued on that date was equal to $1,827,929,000.

(b) Although the proceeds to Time Warner of the issuance of the Preferred Securities offered hereby will be used to reduce outstanding indebtedness of Time Warner, Time Warner has not yet determined which indebtedness it will repurchase, redeem or otherwise repay.
(c) Time Warner and TWE entered into a credit agreement in 1994 that allows Time Warner to borrow up to $400 million from TWE through September 15, 2000. Outstanding borrowings from TWE bear interest at LIBOR plus 1% per annum. Under TWE's bank credit agreement, TWE is permitted (effective July 1, 1995) to loan to Time Warner up to $1.5 billion. For financial reporting purposes, the $400 million of currently outstanding loans from TWE to Time Warner have been reclassified and shown as a reduction in Time Warner's investments in and amounts due to the Entertainment Group.

(d) The New Credit Agreement permits borrowings in an aggregate amount of up to $8.3 billion. Borrowings are limited to $4 billion in the case of TWI Cable, $5 billion in the case of the TWE-Advance/Newhouse Partnership and $8.3 billion in the case of TWE, subject in each case to certain limitations and adjustments. Such borrowings will bear interest at different rates for each of the three borrowers, generally equal to LIBOR plus a margin ranging from 50 to 87.5 basis points based on the credit rating or financial leverage of the applicable borrower. The New Credit Agreement contains certain covenants for each borrower relating to, among other things, additional indebtedness; liens on assets; cash flow coverage and leverage ratios; and loans, advances, distributions and other cash payments or transfers of assets from the borrowers to their respective partners or affiliates. See "Recent Developments" and Time Warner's Current Report on Form 8-K dated August 14, 1995, incorporated by reference herein for a description of the New Credit Agreement.

(e) Guaranteed by certain subsidiaries of Time Warner which are the general partners of TWE.

                                USE OF PROCEEDS

  Time Warner Capital will invest the proceeds from the sale of the Preferred Securities offered hereby in Subordinated Debentures of Time Warner, the proceeds of which will be used by Time Warner to repurchase, redeem or otherwise repay outstanding indebtedness. The weighted average interest rate on Time Warner's outstanding indebtedness as of June 30, 1995, was 8.3%. The weighted average maturity of Time Warner's outstanding indebtedness as of June 30, 1995, was approximately 15 years.

                    DESCRIPTION OF THE PREFERRED SECURITIES

  The Preferred Securities will be issued pursuant to the terms of the Declaration. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Property Trustee, The First National Bank of Chicago, will act as the indenture trustee for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Preferred Securities will include those stated in the Declaration and those made part of the Declaration by the Trust Indenture Act. The following summary of the principal terms and provisions of the Preferred Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Prospectus of which this Prospectus Supplement is a part, the Declaration, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement is a part, the Trust Act and the Trust Indenture Act.

GENERAL

  The Declaration authorizes the Regular Trustees to issue on behalf of Time Warner Capital the Trust Securities, which represent undivided beneficial interests in the assets of Time Warner Capital. All of the Common Securities will be owned, directly or indirectly, by Time Warner. The Common Securities rank pari passu, and payments will be made thereon on a Pro Rata Basis, with the Preferred Securities, except that upon the occurrence of a Declaration Event of Default, the rights of the holders of the Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Declaration does not permit the issuance by Time Warner Capital of any securities other than the Trust Securities or the incurrence of any indebtedness by Time Warner Capital. Pursuant to the Declaration, the Property Trustee will own the Subordinated Debentures purchased by Time Warner Capital for the benefit of the holders of the Trust Securities. The payment of distributions out of money held by Time Warner Capital, and payments upon redemption of the Preferred Securities or liquidation of Time Warner Capital, are guaranteed by Time Warner to the extent described under "Description of the Guarantee". The Guarantee will be held by The First National Bank of Chicago, the Guarantee Trustee, for the benefit of the holders of the Preferred Securities. The Guarantee does not cover payment of distributions when Time Warner has not made payment of principal or interest, as applicable, on the Subordinated Debentures. In such event, the remedy of a holder of Preferred Securities is to vote to appoint a Special Regular Trustee and to direct the Property Trustee to enforce the Property Trustee's rights under the Subordinated Debentures. See "--Voting Rights" and "Effect of Obligations Under the Subordinated Debentures and the Guarantee".

  The term "Pro Rata Basis" shall mean, with respect to any payment, pro rata to each holder of Trust Securities according to the aggregate liquidation amount of the Trust Securities held by such holder in relation to the aggregate liquidation amount of all Trust Securities outstanding; provided, however, that if the assets of the Trust are insufficient to make such payment in full as a result of a default with respect to the Subordinated Debentures, any funds available to make such payment shall be paid (i) first to each holder of Preferred Securities pro rata according to the aggregate liquidation amount of the Preferred Securities held by such holder in relation to the aggregate liquidation amount of all the Preferred Securities outstanding up to an aggregate amount equal to the amount then owed to the holders of the Preferred Securities and (ii) only after satisfaction of all amounts owed to the holders of the Preferred Securities, to each holder of Common

Securities pro rata according to the aggregate liquidation amount of the Common Securities held by such holder in relation to the aggregate liquidation amount of all the Common Securities outstanding.

DISTRIBUTIONS

  Distributions on the Preferred Securities will be fixed at a rate per annum of % of the liquidation amount of $25 per Preferred Security. Distributions in arrears beyond the first date such Distributions are payable (or would be payable if not for any Extension Period or default by Time Warner on the Subordinated Debentures) will bear interest thereon at the rate per annum of % thereof compounded quarterly. The term "distribution" as used herein includes any such interest payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and will include the first day but exclude the last day of such period.

  Distributions on the Preferred Securities will be cumulative, will accrue from and including the Issue Date and will be payable quarterly in arrears on
     ,      ,       and       of each year, commencing      , 1995, when, as
and if available for payment, subject to the existence of any Extension Period.

  Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the books and records of Time Warner Capital on the relevant record dates, which, as long as the Preferred Securities remain in book-entry only form, will be one Business Day prior to the relevant payment dates. Such distributions will be paid through the Property Trustee who will hold amounts received in respect of the Subordinated Debentures in the Property Account for the benefit of the holders of the Trust Securities. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under "--Book-Entry Only Issuance--The Depository Trust Company".

  In the event that the Preferred Securities do not continue to remain in book-entry only form, the Regular Trustees shall have the right to select relevant record dates, which shall be at least one Business Day prior to the relevant payment dates. In the event that any date on which distributions are to be made on the Preferred Securities is not a Business Day, then payment of the distributions payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banking institutions in New York, New York are permitted or required by any applicable law to close.

  The payment of distributions on the Preferred Securities out of moneys held by Time Warner Capital is guaranteed by Time Warner on a subordinated basis as and to the extent set forth under "Description of the Guarantee". The Guarantee is a full and unconditional guarantee from the time of issuance of the Preferred Securities, but the Guarantee covers distributions and other payments on the Preferred Securities only if and to the extent that Time Warner has made a payment to the Property Trustee of interest or principal on the Subordinated Debentures, as the case may be.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

  Time Warner has the right under the Indenture to defer payments of interest on the Subordinated Debentures by extending the interest payment period from time to time thereon, which, if exercised, would defer distributions on the Preferred Securities (though such distributions would continue to accrue with interest) during any Extension Period. Such right to extend the interest payment period for the Subordinated Debentures is limited to a period not exceeding 20 consecutive quarters for any particular Extension Period. In the event that Time Warner exercises its right to commence any Extension Period or an extension period or other deferral of interest feature under any debt security of Time Warner that ranks pari passu with the Subordinated Debentures, then (a) Time Warner shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock and (b) Time Warner shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem the Subordinated Debentures or any debt securities issued by Time Warner that rank pari passu with or junior to the Subordinated Debentures; provided, however, that the foregoing restrictions do not apply (i) to any interest or dividend payment by Time Warner where the interest or dividend is paid by way of the issuance of securities that rank junior to the Subordinated Debentures, (ii) any payments of interest, principal or premium, if any, on, or repayment, repurchase or redemption of, the Subordinated Notes and (iii) any payments or distributions with respect to, or redemptions, purchases or acquisitions of, or any payments in liquidation of, the PERCS (including any of the foregoing with respect to the guarantee agreement entered into by Time Warner for the benefit of the holders of the PERCS). Prior to the termination of any such Extension Period, Time Warner may further extend the interest payment period; provided that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters. Upon the termination of any Extension Period and the payment of all amounts then due, Time Warner may select a new Extension Period, subject to the above requirements. Time Warner Capital will provide notice of any extension of the interest period on a date not less than 20 nor more than 45 Business Days prior to such extension to all holders of the Preferred Securities stating, among other things, the date such Extension Period shall commence. Such notice shall be provided by mail to the holders of record of the Preferred Securities to the address appearing for such holder in the books and records of Time Warner Capital. See "Description of the Subordinated Debentures--Interest;-- Option To Extend Interest Payment Period". If distributions are deferred, the deferred distributions and accrued interest thereon shall be paid to holders of record of the Preferred Securities as they appear on the books and records of Time Warner Capital on the record date for the payment date next following the termination of such deferral period.

  In the event Time Warner exercises its right to defer payments of interest on the Subordinated Debentures or on any debt securities ranking pari passu thereto, distributions on the Preferred Securities would be deferred (but despite such deferral would continue to accrue with interest thereon compounded quarterly) by Time Warner Capital during any such extended interest payment period. In the opinion of Tax Counsel, under current law, during such period each holder of Preferred Securities will continue to accrue income (as original issue discount) in respect of the deferred interest allocable to its Preferred Securities for United States Federal income tax purposes, which will be allocated but not distributed, to holders of record of Preferred Securities. As a result, each such holder of Preferred Securities will recognize income for United States Federal income tax purposes in advance of the receipt of cash and will not receive the cash from Time Warner Capital related to such income if such holder disposes of its Preferred Securities prior to the record date for the date on which distributions of such amounts are made.

  Time Warner has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the Subordinated Debentures.

MANDATORY REDEMPTION

  Unless previously redeemed pursuant to the optional or special redemption provisions, each of the outstanding Trust Securities, including the Preferred Securities, will be redeemed by Time Warner Capital, in cash, on the Maturity Date, at the Preferred Redemption Price.

OPTIONAL REDEMPTION

  The Subordinated Debentures are redeemable by Time Warner in whole or in
part, from time to time, on or after        , 2000, or at any time in certain
circumstances upon the occurrence of a Special Event, in each case at a price equal to the Debenture Redemption Price. Upon the repayment of the Subordinated Debentures, whether at maturity or upon redemption, the proceeds from such repayment or payment shall simultaneously be applied to redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debentures so repaid or redeemed at the Preferred Redemption Price; provided that holders of Trust Securities shall be given not less than 20 nor more than 45 Business Days' notice of such redemption. In the event that fewer than all of the outstanding Trust Securities are to be redeemed, the Trust Securities will be redeemed on a Pro Rata Basis.

  On any Redemption Date, the Preferred Redemption Price will be the same per Trust Security as the Debenture Redemption Price per $25 in principal amount of Subordinated Debentures.

SPECIAL EVENT REDEMPTION OR DISTRIBUTION

  "Tax Event" means that the Regular Trustees shall have obtained an opinion of nationally recognized independent tax counsel experienced in such matters (a "Dissolution Tax Opinion") to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the theretofore generally accepted position or (d) any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated, issued or announced or which interpretation or pronouncement is issued or announced or which action is taken, in each case on or after the date of this Prospectus Supplement, there is more than an insubstantial risk that at such time or within 90 days of the date thereof (i) Time Warner Capital is or would be subject to United States Federal income tax with respect to income accrued or received on the Subordinated Debentures, (ii) the interest payable on the Subordinated Debentures is not, or would not be, deductible by Time Warner for United States Federal income tax purposes or
(iii) Time Warner Capital is or would be subject to more than a de minimis amount of other taxes, duties, assessments or other governmental charges.

  "Investment Company Event" means that the Regular Trustees shall have received an opinion of a nationally recognized independent counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that Time Warner Capital is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act"), which Change in 1940 Act Law becomes effective on or after the date of this Prospectus Supplement.

  If, at any time a Tax Event or an Investment Company Event (each a "Special Event") shall occur and be continuing, the Regular Trustees shall notify Time Warner thereof and Time Warner shall elect to either:

    (a) direct the Regular Trustees to dissolve Time Warner Capital and cause the Subordinated Debentures with an aggregate principal amount equal to the aggregate liquidation amount of, and accrued and unpaid interest equal to accrued and unpaid distributions on, and having the same record date for payment as, the Trust Securities outstanding at such time, to be distributed to the holders of Trust Securities on a Pro Rata Basis (determined without regard to the proviso in the definition of such term), in liquidation of such holders' interests in Time Warner Capital, within 90 days following the occurrence of such Special Event; provided, however, that in the case of the occurrence of a Tax Event, as a condition of any such dissolution and distribution, the Regular Trustees shall have received an opinion of nationally recognized independent tax counsel experienced in such matters (a "No Recognition Opinion"), which opinion may rely on any then applicable published revenue rulings of the Internal Revenue Service, to the effect that the holders of the Trust Securities will not recognize any gain or loss for United States Federal income tax purposes as a result of such dissolution of Time Warner Capital and distribution of the Subordinated Debentures;

    (b) redeem the Subordinated Debentures in whole (and not in part), upon not less than 20 nor more than 45 Business Days' notice, within 90 days following the occurrence of such Special Event, in which case Time Warner Capital shall redeem in cash on a Pro Rata Basis Trust Securities having an aggregate liquidation amount equal to the principal amount of, and accrued and unpaid distributions equal to the accrued and unpaid interest on, the Subordinated Debentures so redeemed, at a price per Trust Security of $25, plus an amount equal to all accrued and unpaid distributions on such Trust Security to but excluding the date of such redemption (the "Special Redemption Date"); or

    (c) in the case of a Tax Event, allow the Subordinated Debentures and the Trust Securities to remain outstanding and indemnify Time Warner Capital for all taxes payable by it as a result of such Tax Event;

provided, that, if at the time there is available to Time Warner Capital the opportunity to eliminate, within such 90-day period, the Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure, that has no adverse effect on Time Warner Capital, Time Warner or the holders of Trust Securities, Time Warner Capital will pursue such measure in lieu of dissolution or redemption; provided further, that Time Warner shall have no right to redeem the Subordinated Debentures or to direct the Regular Trustees to dissolve Time Warner Capital while the Regular Trustees are pursuing any such ministerial action or reasonable measure unless the Special Event shall not have been so eliminated by the 85th day following the occurrence thereof, in which case Time Warner shall be permitted to so direct the Regular Trustees or to provide notice to the holders of the redemption of the Subordinated Debentures; and provided further, that if dissolution of Time Warner Capital and distribution of the Subordinated Debentures to the holders of Trust Securities would eliminate the condition causing the Special Event and all other conditions to such dissolution and distribution have been satisfied, Time Warner will not be permitted to redeem the Subordinated Debentures.

  If Subordinated Debentures are distributed to the holders of the Preferred Securities, Time Warner will use its reasonable best efforts to have the Subordinated Debentures listed on the NYSE or on such exchange as the Preferred Securities are then listed.

  On the date of any distribution of Subordinated Debentures, upon dissolution of Time Warner Capital, (i) the Preferred Securities will no longer be deemed to be outstanding, (ii) neither Time Warner Capital nor Time Warner shall have any further obligation to the holders of the Preferred Securities with respect to the Preferred Securities or under the Guarantee, (iii) the Depositary or its nominee, as the record holder of the Preferred Securities, will receive a registered global certificate or certificates representing the Subordinated Debentures to be delivered upon such distribution and (iv) any certificates representing Preferred Securities not held by the Depositary or its nominee will be deemed to represent Subordinated Debentures having an aggregate principal amount equal to the aggregate liquidation amount of, and accrued and unpaid interest equal to accrued and unpaid distributions on, such Preferred Securities, until such certificates are presented to Time Warner or its agent for transfer or reissuance. Holders of Subordinated Debentures received as a result of any such dissolution and distribution shall be entitled to receive on the next regularly scheduled Interest Payment Date (as defined herein) interest accrued on the Subordinated Debentures from and including the last date as of which distributions were paid in respect of the Preferred Securities formerly held by such holders to but excluding such Interest Payment Date. Any such distribution shall constitute satisfaction of all the Time Warner Capital's obligations with respect to the Preferred Securities, including any obligation to pay accrued and unpaid distributions thereon.

  Under current United States Federal income tax law, a distribution of Subordinated Debentures upon the dissolution of Time Warner Capital would not be a taxable event to holders of the Preferred Securities. Upon occurrence of a Special Event, however, a dissolution of Time Warner Capital in which holders of the Preferred Securities receive cash would be a taxable event to such holders. See "United States Federal Income Taxation".

  There can be no assurance as to the market prices for the Preferred Securities or the Subordinated Debentures that may be distributed in exchange for Preferred Securities if a dissolution or liquidation of Time Warner Capital were to occur. Accordingly, the Preferred Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Subordinated Debentures that a holder of Preferred Securities may receive on dissolution and liquidation of Time Warner Capital, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby. Because holders of Preferred Securities may receive Subordinated Debentures upon the occurrence of a Special Event, prospective purchasers of Preferred Securities are also making an investment decision with regard to the Subordinated Debentures and should carefully review all the information regarding the Subordinated Debentures contained herein and in the Prospectus. See "Risk Factors--Special Event Redemption or Distribution" and "Description of the Subordinated Debentures" herein and in the Prospectus.

REDEMPTION AND DISTRIBUTION PROCEDURES

  Time Warner Capital will provide notice of any redemption (excluding the mandatory redemption) of, or any distribution of the Subordinated Debentures in exchange for, the Preferred Securities on a date not less than 20 Business Days nor more than 45 Business Days prior to such redemption or distribution, as the case may be, to all holders of Preferred Securities to be redeemed or exchanged stating, among other things, the date of such redemption or of such distribution, as the case may be. Such notice shall be provided by mail to the holders of record of Preferred Securities to be redeemed or exchanged to the address appearing for such holder in the books and records of Time Warner Capital. Each holder of Preferred Securities to be redeemed or exchanged shall surrender the certificates evidencing such Preferred Securities to Time Warner Capital at the place designated in such notice and shall be entitled to receive cash in the amount of the applicable Preferred Redemption Price or Subordinated Debentures, as the case may be.

  The Common Securities will be redeemed on a Pro Rata Basis with the Preferred Securities in the case of any redemption. Subject to the foregoing, if fewer than all outstanding Trust Securities are to be redeemed, Trust Securities will be redeemed on a Pro Rata Basis. Preferred Securities registered in the name of and held by DTC (as defined herein) or its nominee will be redeemed pro rata as described under "--Book-Entry Only Issuance--The Depository Trust Company".

  Payment of the Preferred Redemption Price of each Preferred Securities is conditioned upon delivery or book-entry transfer of such Preferred Securities (together with necessary endorsements) to the Property Trustee at any time (whether prior to, on or after the relevant Redemption Date) after the required notice is given (to the extent such notice is required). See "--Book-Entry Only Issuance--The Depository Trust Company". Payment of the Preferred Redemption Price for such Preferred Securities will be made by the delivery of cash no later than the applicable Redemption Date with respect to such Preferred Securities or, if later, the time of delivery or book-entry transfer of such Preferred Securities. If the Property Trustee holds, in accordance with the terms of the Declaration, money sufficient to pay the Preferred Redemption Price of the Preferred Securities, on the applicable Redemption Date, then immediately at the close of business on such Redemption Date, the Preferred Securities will cease to be outstanding and distributions with respect to such Preferred Securities will cease to accrue, whether or not such Preferred Securities are delivered to the Property Trustee, and all rights of the holder of such Preferred Securities shall terminate and lapse, other than the right to receive the Preferred Redemption Price upon delivery of the Preferred Securities.

  Provided that Time Warner has paid to the Property Trustee the required amount of cash due upon any redemption or at the maturity of the Subordinated Debentures, Time Warner Capital will irrevocably deposit with the Depositary no later than the close of business on the applicable Redemption Date funds sufficient to pay the Preferred Redemption Price payable with respect to Trust Securities on such date and will give the Depositary irrevocable instructions and authority to pay such amount to the holders of Trust Securities entitled thereto. See "--Book-Entry Only Issuance--The Depository Trust Company". In the event that any date fixed for redemption of Trust Securities is not a Business Day, then payment of the Preferred Redemption Price payable on such date will be made on the next succeeding Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year such payment will be made on the immediately preceding Business Day. In the event that payment of the Preferred Redemption Price is improperly withheld or refused and not paid by the Property Trustee or by Time Warner pursuant to the Guarantee, distributions on such Preferred Securities will continue to accrue from the original Redemption Date to the actual date of payment.

  Upon the date of dissolution of Time Warner Capital and distribution of Subordinated Debentures as a result of the occurrence of a Special Event, certificates representing the Preferred Securities (or book-entry interests) shall be deemed to represent beneficial interests in the Subordinated Debentures so distributed, and the Preferred Securities will no longer be deemed outstanding and may be canceled by the Regular Trustees. The Subordinated Debentures so distributed shall have an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Securities in respect of which the Subordinated Debentures shall have been so distributed.

  Time Warner Capital may not redeem fewer than all of the outstanding Preferred Securities on any Redemption Date unless all accrued and unpaid distributions have been or are concurrently being paid on all Preferred Securities for all quarterly distribution periods terminating on or prior to the applicable Redemption Date. If a partial redemption would result in the delisting of the Preferred Securities by any national securities exchange (or automated inter-dealer quotation system, including The Nasdaq Stock Market ("Nasdaq")) on which the Preferred Securities are then listed, Time Warner pursuant to the Indenture may only redeem Subordinated Debentures in whole and, as a result, Time Warner Capital may only redeem the Preferred Securities in whole.

  Subject to the foregoing and to applicable law (including, without limitation, United States Federal securities laws), Time Warner or its affiliates may, at any time and from time to time, purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

  In the event of any liquidation, dissolution, winding-up or termination of Time Warner Capital (each a "Liquidation Event"), whether voluntary or involuntary, the holders of Trust Securities on the date of such Liquidation Event will be entitled to be paid on a Pro Rata Basis out of the assets of Time Warner Capital the Liquidation Distribution unless, in connection with such Liquidation Event, Subordinated Debentures in an aggregate principal amount equal to the aggregate liquidation amount of, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on, Trust Securities have been distributed on a Pro Rata Basis (determined without regard to the proviso in the definition of such term) to the holders of Trust Securities in exchange therefor. The "Liquidation Distribution" will be equal to (a) $25 plus (b) the amount of accrued and unpaid distributions on Trust Securities to but excluding the date of payment. In addition, in the event that the assets of Time Warner Capital exceed the amount necessary to pay to all holders of Trust Securities the full amount of the Liquidation Distribution, such excess will be paid to the holders of Trust Securities on a Pro Rata Basis (determined without regard to the proviso in the definition of such term).

  Pursuant to the Declaration, Time Warner Capital shall terminate on the earliest of (i) when all of the Trust Securities shall have been called for redemption and the Preferred Redemption Price shall have been paid to the holders of Trust Securities in accordance with the terms of the Trust Securities or (ii) when all of the Subordinated Debentures shall have been distributed to the holders of the Trust Securities.

DECLARATION EVENTS OF DEFAULT

  An event of default under the Indenture for the Subordinated Debentures (an "Indenture Event of Default") will constitute an event of default under the Declaration with respect to Trust Securities (a "Declaration Event of Default"); provided that pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Common Securities until all Declaration Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until all such Declaration Events of Default with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the holders of the Preferred Securities, and only the holders of the Preferred Securities will have the right to direct the Property Trustee with respect to certain matters under the

Declaration and, consequently, the Indenture. In the event that any Declaration Event of Default with respect to the Preferred Securities is waived by the holders of the Preferred Securities as provided in the Declaration, the holders of Common Securities pursuant to the Declaration have agreed that such waiver also constitutes a waiver of such Declaration Event of Default with respect to the Common Securities for all purposes under the Declaration without any further act, vote or consent of the holders of the Common Securities. See "-- Voting Rights".

  Upon the occurrence of a Declaration Event of Default, the Property Trustee, as the sole holder of the Subordinated Debentures, will have the right under the Indenture to declare the Subordinated Debentures to be immediately due and payable. In addition, the Property Trustee will have the power to exercise all rights, powers and privileges of a holder of Subordinated Debentures under the Indenture. See "Description of the Subordinated Debentures".

VOTING RIGHTS

  Except as described herein, under the Trust Act, the Trust Indenture Act and under "--Modification of the Declaration", and as otherwise required by law and the Declaration, the holders of the Preferred Securities will have no voting rights.

  If (i) Time Warner Capital fails to pay distributions in full on the Preferred Securities for six (6) consecutive quarterly distribution periods,
(ii) Time Warner Capital fails to pay the Preferred Redemption Price of any Preferred Securities to be redeemed on the applicable redemption date or (iii) a Declaration Event of Default occurs and is continuing (each an "Appointment Event"), then the holders of the Preferred Securities, acting as a single class, will be entitled by the majority vote of such holders to appoint a Special Regular Trustee. For purposes of determining whether Time Warner Capital has failed to pay distributions in full for six (6) consecutive quarterly distribution periods, distributions shall be deemed to remain in arrears, notwithstanding any payments in respect thereof, until full cumulative distributions have been or contemporaneously are paid with respect to all quarterly distribution periods terminating on or prior to the date of payment of such cumulative distributions. Any holder of Preferred Securities (other than Time Warner or any of its affiliates) shall be entitled to nominate any person to be appointed as Special Regular Trustee. Not later than 30 days after such right to appoint a Special Regular Trustee arises, the Regular Trustees shall convene a meeting of the holders of Preferred Securities for the purpose of appointing a Special Regular Trustee. If the Regular Trustees fail to convene such meeting within such 30-day period, the holders of not less than 10% of the aggregate liquidation amount of the outstanding Preferred Securities will be entitled to convene such meeting. The provisions of the Declaration relating to the convening and conduct of the meetings of the holders will apply with respect to any such meeting. Any Special Regular Trustee so appointed shall cease to be a Special Regular Trustee if the Appointment Event pursuant to which the Special Regular Trustee was appointed and all other Appointment Events cease to be continuing. Notwithstanding the appointment of any such Special Regular Trustee, Time Warner shall retain all rights under the Indenture, including the right to defer payments of interest by extending the interest payment period as provided under "Description of the Subordinated Debentures--Option to Extend Interest Payment Period". If such an extension occurs, there will be no Indenture Event of Default and, consequently, no Declaration Event of Default for failure to make any scheduled interest payment on the Subordinated Debentures during the Extension Period on the date originally scheduled.

  Subject to the requirement of the Property Trustee obtaining a tax opinion in certain circumstances set forth in the last sentence of this paragraph, the holders of a majority in aggregate liquidation amount of the Trust Securities, have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee, as holder of the Subordinated Debentures, to (i) exercise the remedies available under the Indenture with respect to the Subordinated Debentures, (ii) waive any past Indenture Event of Default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Subordinated Debentures where such consent shall be required; provided, however, that, where a consent or action under the Indenture would require the consent or act of more than a majority of the holders (a "Super Majority") affected thereby, only the holders of at least such Super Majority of the Trust Securities may direct the Property Trustee to give such consent or take such action. If the Property Trustee fails to enforce its rights under the Subordinated Debentures, a record holder of Trust Securities may, after a period of 30 days has elapsed from such holder's written request to the Property Trustee to enforce such rights, institute a legal proceeding directly against Time Warner to enforce the Property Trustee's rights under the Subordinated Debentures without first instituting any legal proceeding against the Property Trustee or any other person or entity. The Property Trustee shall notify all holders of the Trust Securities of any notice of default received from the Indenture Trustee with respect to the Subordinated Debentures. Such notice shall state that such Indenture Event of Default also constitutes a Declaration Event of Default. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the Property Trustee shall not take any of the actions described in clauses (i), (ii) or (iii) above unless the Property Trustee has obtained an opinion of tax counsel to the effect that, as a result of such action, Time Warner Capital will not fail to be classified as a grantor trust for United States Federal income tax purposes.

  In the event the consent of the Property Trustee, as the holder of the Subordinated Debentures, is required under the Indenture with respect to any amendment, modification or termination of the Indenture, the Property Trustee shall request the written direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in aggregate liquidation amount of the Trust Securities voting together as a single class; provided, however, that, where any amendment, modification or termination under the Indenture would require the consent of a Super Majority, the Property Trustee may only give such consent at the direction of the holders of at least the proportion in aggregate liquidation amount of the Trust Securities which the relevant Super Majority represents of the aggregate principal amount of the Subordinated Debentures outstanding. The Property Trustee shall not take any such action in accordance with the directions of the holders of the Trust Securities unless the Property Trustee has obtained an opinion of tax counsel to the effect that, as a result of such action, Time Warner Capital will not fail to be classified as a grantor trust for United States Federal income tax purposes.

  A waiver of an Indenture Event of Default by the Property Trustee at the direction of the holders of the Preferred Securities will constitute a waiver of the corresponding Declaration Event of Default.

  Any required approval or direction of holders of Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Preferred Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and (iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Preferred Securities will be required for Time Warner Capital to redeem and cancel Preferred Securities or distribute Subordinated Debentures in accordance with the Declaration.

  Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned at such time by Time Warner or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, Time Warner, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Preferred Securities were not outstanding.

  The procedures by which holders of Preferred Securities may exercise their voting rights are described below. See "--Book-Entry Only Issuance--The Depository Trust Company".

  Except in the limited circumstances described above, in connection with the appointment of a Special Regular Trustee, holders of the Preferred Securities will have no rights to appoint or remove the Time Warner Trustees, who may be appointed, removed or replaced solely by Time Warner as the indirect or direct holder of all of the Common Securities.

MODIFICATION OF THE DECLARATION

  The Declaration may be amended or modified if approved by a written instrument executed by a majority of the Regular Trustees (and in certain circumstances the Property Trustee), provided that, if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise, or (ii) the dissolution, winding-up or termination of Time Warner Capital other than pursuant to the terms of the Declaration, then the holders of the outstanding Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of holders of not less than a majority in aggregate liquidation amount of the Trust Securities affected thereby; provided further that, if any amendment or proposal referred to in clause (i) above would adversely affect only the Preferred Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of holders of not less than a majority in aggregate liquidation amount of such class of Trust Securities.

  Notwithstanding the foregoing, (i) no amendment or modification may be made to the Declaration unless the Regular Trustees shall have obtained (A) a written unqualified opinion of nationally recognized independent tax counsel experienced in such matters to the effect that such amendment will not result in Time Warner Capital failing to be classified as a grantor trust for United States Federal income tax purposes and that, following such action, each holder of Trust Securities will be treated as owning, for United States Federal income tax purposes, an undivided beneficial interest in the Subordinated Debentures and (B) a written unqualified opinion of nationally recognized independent counsel experienced in such matters to the effect that such amendment will not cause Time Warner Capital to be an "investment company" that is required to be registered under the 1940 Act, (ii) certain specified provisions of the Declaration may not be amended without the consent of all of the holders of the Trust Securities, (iii) no amendment which adversely affects the rights, powers and privileges of the Property Trustee shall be made without the consent of the Property Trustee, (iv) Article IV of the Declaration relating to the obligation of Time Warner to purchase the Common Securities and to pay certain obligations and expenses of Time Warner Capital as described under "Time Warner Capital" may not be amended without the consent of Time Warner, (v) the rights of holders of Common Securities under Article V of the Declaration to increase or decrease the number of, and to appoint, replace or remove, Trustees (other than a Special Regular Trustee) shall not be amended without the consent of each holder of Common Securities and (vi) the rights of holders of the Preferred Securities under the Declaration to appoint or remove a Special Regular Trustee shall not be amended without the consent of each holder of Preferred Securities.

  The Declaration further provides that it may be amended without the consent of the holders of the Trust Securities to (i) cure any ambiguity, (ii) correct or supplement any provision in the Declaration that may be defective or inconsistent with any other provision of the Declaration, (iii) add to the covenants, restrictions or obligations of Time Warner and (iv) conform to changes in, or a change in interpretation or application of, certain requirements of the 1940 Act by the Commission, which amendment does not adversely affect the rights, preferences or privileges of the holders of the Preferred Securities.

LISTING

  Application will be made to list the Preferred Securities as equity
securities on the NYSE under the symbol "     ".

ACCOUNTING TREATMENT

  The financial statements of Time Warner Capital will be consolidated with Time Warner's financial statements, with the Preferred Securities shown on the face of the balance sheet as Company obligated mandatorily redeemable preferred securities of a subsidiary. Such presentation will also include on the face of the balance sheet the footnote relating to the PERCS and the Preferred Securities set forth on the capitalization table included herein.

MERGERS, CONSOLIDATIONS OR AMALGAMATIONS

  Time Warner Capital may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other entity. In addition, so long as any Preferred Securities are outstanding and are not held entirely by Time Warner, Time Warner Capital may not voluntarily liquidate, dissolve, wind-up or terminate on or prior to the Maturity Date, except as described above under "--Special Event Distribution or Redemption".

BOOK-ENTRY ONLY ISSUANCE--THE DEPOSITORY TRUST COMPANY

  The Depository Trust Company ("DTC") will act as securities depositary for the Preferred Securities. The Preferred Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global Preferred Securities certificates, representing the total aggregate number of Preferred Securities, will be issued and will be deposited with DTC.

  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

  Purchases of Preferred Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Preferred Securities on DTC's records. The ownership interest of each actual purchaser of each Preferred Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities. Transfers of ownership interests in the Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Preferred Securities, except in the event that use of the book-entry system for the Preferred Securities is discontinued.

  To facilitate subsequent transfers, all the Preferred Securities deposited by Participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of Preferred Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities. DTC's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

  Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

  Redemption notices shall be sent to Cede & Co. If less than all of the Preferred Securities are being redeemed, DTC will reduce the amount of the interest of each Direct Participant in such Preferred Securities in accordance with its procedures.

  Although voting with respect to the Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to Time Warner Capital as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co. consenting or voting rights to those Direct Participants to whose accounts the Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy). Time Warner and Time Warner Capital believe that the arrangements among DTC, Direct and Indirect Participants and Beneficial Owners will enable the Beneficial Owners to exercise rights equivalent in substance to the rights that can be directly exercised by a holder of a beneficial interest in Time Warner Capital.

  Distribution payments on the Preferred Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name", and such payments will be the responsibility of such Participant and not of DTC, Time Warner Capital or Time Warner, subject to any statutory or regulatory requirements to the contrary that may be in effect from time to time. Payment of distributions to DTC is the responsibility of Time Warner Capital, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

  DTC may discontinue providing its services as securities depositary with respect to the Preferred Securities at any time by giving reasonable notice to Time Warner Capital. Under such circumstances, in the event that a successor securities depositary is not obtained, Preferred Securities certificates are required to be printed and delivered. Additionally, the Regular Trustees (with the consent of Time Warner) may decide to discontinue use of the system of book-entry transfers through DTC (or any successor depositary) with respect to the Preferred Securities. In that event, certificates for the Preferred Securities will be printed and delivered.

  The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Time Warner and Time Warner Capital believe to be reliable, but neither Time Warner nor Time Warner Capital takes responsibility for the accuracy thereof.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

  The Property Trustee, prior to the occurrence of a default with respect to the Trust Securities, will undertake to perform only such duties as are specifically set forth in the Declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The holders of Preferred Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Property Trustee to take any action following a Declaration Event of Default.

GOVERNING LAW

  The Declaration and the Preferred Securities will be governed by and interpreted in accordance with the laws of the State of Delaware.

                          DESCRIPTION OF THE GUARANTEE

  Set forth below is a summary of information concerning the Guarantee that will be delivered by Time Warner for the benefit of the holders of Preferred Securities. The Guarantee will be qualified as an indenture under the Trust Indenture Act. The First National Bank of Chicago will act as the Guarantee Trustee. The terms of the Guarantee will be those set forth in the Guarantee and those made part of the Guarantee by the Trust Indenture Act. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Prospectus of which this Prospectus Supplement is a part, the form of Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement forms a part, and the Trust Indenture Act. The Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Preferred Securities.

GENERAL

  Pursuant to the Guarantee, Time Warner irrevocably and unconditionally agrees to pay in full to the holders of the Preferred Securities, the Guarantee Payments (as defined herein) (except to the extent paid by Time Warner Capital), as and when due, regardless of any defense, right of set-off or counterclaim that Time Warner Capital may have or assert. The following payments with respect to Preferred Securities issued by Time Warner Capital (the "Guarantee Payments"), to the extent not paid by Time Warner Capital, will be subject to the Guarantee (without duplication): (i)(A) any accrued and unpaid distributions that are required to be paid on the Preferred Securities and (B) the Preferred Redemption Price, but if and only if to the extent that, in each case, Time Warner has made payment of interest or principal on the Subordinated Debentures, as the case may be, and (ii) upon a Liquidation Event (other than in connection with the distribution of Subordinated Debentures to the holders of Trust Securities or the redemption of all of the Trust Securities upon maturity or redemption of the Subordinated Debentures) the lesser of (A) the Liquidation Distribution to the extent Time Warner Capital has funds available therefor and (B) the amount of assets of Time Warner Capital remaining available for distribution to holders of the Preferred Securities upon such Liquidation Event. Time Warner's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by Time Warner to the holders of Preferred Securities or by causing Time Warner Capital to pay such amounts to such holders.
  The Guarantee will be a full and unconditional guarantee with respect to the Preferred Securities from the time of issuance of the Preferred Securities to the extent Time Warner has made payments under the Subordinated Debentures. If Time Warner does not make payments on the Subordinated Debentures, Time Warner Capital will not pay distributions on the Preferred Securities issued and will not have funds available therefor. See "Description of the Subordinated Debentures".

CERTAIN COVENANTS OF TIME WARNER

  In the Guarantee, Time Warner will covenant that, so long as any Preferred Securities remain outstanding, if there shall have occurred any event that would constitute an event of default under the Guarantee or the Declaration, then (a) Time Warner shall not declare or pay any dividend on, or make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock and (b) Time Warner shall not make any payment of interest, principal or premium, if any, on, or repay, repurchase or redeem, any debt securities issued by Time Warner which rank pari passu with or junior to the Subordinated Debentures. However, the Guarantee will except from the foregoing (i) any interest or dividend payments by Time Warner, where the interest or dividend is paid by way of the issuance of securities that rank junior to the Subordinated Debentures, (ii) any payments of interest, principal or premium, if any, on, or repayment, repurchase or redemption of, the Subordinated Notes and (iii) any payments or distributions with respect to, or redemptions, purchases or acquisitions of, or any payments in liquidation of, the PERCS (including any of the foregoing with respect to the Guarantee Agreement entered into by Time Warner for the benefit of the holders of the PERCS).

MODIFICATION OF THE GUARANTEE; ASSIGNMENT

  Except with respect to any changes that do not adversely affect the rights of holders of Preferred Securities (in which case no vote will be required), the Guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding Preferred Securities and, in either case, only if the Guarantee Trustee shall have obtained a written unqualified opinion of nationally recognized independent tax counsel experienced in such matters to the effect that such action will not result in Time Warner Capital being treated as an association taxable as a corporation or a partnership for United States Federal income tax purposes and that, following such action, each holder of Trust Securities will be treated as owning an undivided beneficial interest in the Subordinated Debentures. All guarantees and agreements contained in a Guarantee shall bind the successors, assignees, receivers, trustees and representatives of Time Warner and shall inure to the benefit of the holders of the Preferred Securities.

EVENTS OF DEFAULT

  An Event of Default under the Guarantee will occur upon the failure of Time Warner to perform any of its payments or other obligations thereunder. The holders of a majority in aggregate liquidation amount of the Preferred Securities to which the Guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

  If the Guarantee Trustee fails to enforce the Guarantee, any holder of Preferred Securities relating to the Guarantee may institute a legal proceeding directly against Time Warner to enforce such holder's rights under the Guarantee without first instituting a legal proceeding against Time Warner Capital, the Guarantee Trustee or any other person or entity. Subject to the award by a court of competent jurisdiction of legal fees in connection with any such legal proceeding, each holder will be required to bear its own costs in connection with instituting a legal proceeding directly against Time Warner, which cost may be significant.

  Time Warner is required to file annually with the Guarantee Trustee an officer's certificate as to Time Warner's compliance with all conditions and covenants under the Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

  The Guarantee Trustee, prior to the occurrence of a default, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEE

  The Guarantee will terminate upon full payment of the Redemption Price of the Preferred Securities, upon distribution of the Subordinated Debentures to the holders of the Preferred Securities or upon full payment of the amounts payable in accordance with the Declaration upon liquidation of Time Warner Capital. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities must restore payment of any sums paid under such Preferred Securities or the Guarantee.

STATUS OF THE GUARANTEE

  The Guarantee will constitute an unsecured obligation of Time Warner and will rank (i) subordinate and junior in right of payment to all other liabilities of Time Warner, (ii) pari passu with the guarantee delivered by Time Warner in connection with the issuance of the PERCS; (iii) pari passu with the most senior preferred or preference stock now or hereafter issued by Time Warner and with any guarantee now or hereafter entered into by Time Warner in respect of any preferred or preference stock of any affiliate of Time Warner and (iv) senior to Time Warner's common stock. The terms of the Preferred Securities provide that each holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Guarantee.

  The Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the Guarantee without instituting a legal proceeding against any other person or entity).

GOVERNING LAW

  The Guarantee will be governed by and construed and interpreted in accordance with the laws of the State of New York.

                   DESCRIPTION OF THE SUBORDINATED DEBENTURES

  Set forth below is a summary of the terms of the Subordinated Debentures in which Time Warner Capital will invest the proceeds from the issuance and sale of the Trust Securities. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Prospectus of which this Prospectus Supplement is a part, the Subordinated
Debentures Indenture, dated as of      , 1995, between Time Warner and Chemical
Bank, as Trustee (the "Indenture Trustee"), as supplemented by the First Supplemental Indenture between Time Warner and the Indenture Trustee (the "Indenture"), the form of which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement is a part, and to the Trust Indenture Act. The terms of the Subordinated Debentures include those set forth in the Trust Indenture Act. Certain capitalized terms are used herein as defined in the Indenture.

  Under certain circumstances involving the dissolution of Time Warner Capital following the occurrence of a Special Event, Subordinated Debentures may be distributed to the holders of the Trust Securities in liquidation of Time Warner Capital. See "Description of the Preferred Securities--Special Event Redemption or Distribution". If the Subordinated Debentures are distributed to the holders of the Preferred Securities, Time Warner will use its best efforts to have the Subordinated Debentures listed on the NYSE or on such other national securities exchange or similar organization on which the Preferred Securities are then listed or quoted.

GENERAL

  The Subordinated Debentures will be issued as unsecured, subordinated obligations of Time Warner, limited in aggregate principal amount to
approximately $       , such amount being the sum of (i)
the aggregate Initial Public Offering Price shown on the cover page hereof for the Preferred Securities and (ii) the proceeds received by Time Warner Capital upon issuance of the Common Securities to Time Warner.

  The Subordinated Debentures are not subject to a sinking fund provision. The entire principal amount of the Subordinated Debentures will mature and become due and payable, together with any accrued and unpaid interest thereon, if any, on the Maturity Date, subject to the election of Time Warner to redeem the Subordinated Debentures in whole or in part, from time to time, on or after
   , 2000, or at any time in certain circumstances upon the occurrence of a Special Event. If Time Warner redeems Subordinated Debentures, Time Warner Capital must redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debentures so redeemed at the Preferred Redemption Price. See "Description of the Preferred Securities--Mandatory Redemption;--Optional Redemption; and--Special Event Redemption or Distribution".

  If Subordinated Debentures are distributed to holders of Preferred Securities in liquidation of such holders' interests in Time Warner Capital, such Subordinated Debentures will initially be issued as one or more Global Securities (as defined below). As described herein, under certain limited circumstances, Subordinated Debentures may be issued in certificated form in exchange for a Global Security. See "--Book-Entry and Settlement" below. In the event that Subordinated Debentures are issued in certificated form, such Subordinated Debentures will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on Subordinated Debentures issued as a Global Security will be made to DTC, a successor depositary or, in the event that no depositary is used, to a Paying Agent for the Subordinated Debentures. In the event Subordinated Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Subordinated Debentures will be registrable and Subordinated Debentures will be exchangeable for Subordinated Debentures of other denominations of a like aggregate principal amount at the corporate trust office of the Indenture Trustee in New York, New York; provided that, payment of interest may be made at the option of Time Warner by check mailed to the address of the persons entitled thereto.

SUBORDINATION

  The payment of the principal of and interest on the Subordinated Debentures will be subordinated in right of payment to the prior payment in full in cash or cash equivalents of all of Time Warner's present and future Senior Indebtedness (including Time Warner's outstanding 8 3/4% Convertible Subordinated Debentures due 2015), which aggregated approximately $10.4 billion at June 30, 1995. In addition to such Senior Indebtedness, Time Warner's obligations under the Guarantee and the Subordinated Debentures are effectively subordinated to all liabilities (including indebtedness) of its consolidated and unconsolidated subsidiaries, which aggregated approximately $14.5 billion at June 30, 1995. The indebtedness of Time Warner's consolidated and unconsolidated subsidiaries is expected to increase by approximately $3.9 billion as a result of the Transactions referred to under "Recent Developments". The Indenture does not limit the amount of Senior Indebtedness which Time Warner may incur. Moreover, Time Warner's subsidiaries may incur indebtedness and other liabilities and have obligations to third parties. Generally, the claims of such third parties to the assets of Time Warner's subsidiaries will be superior to those of Time Warner as a stockholder, and, therefore, the Subordinated Debentures may be deemed to be effectively subordinated to the claims of such third parties. The Subordinated Debentures will rank pari passu with the Subordinated Notes issued by Time Warner in connection with the issuance of the PERCS. See "Recent Developments".

  Upon any payment or distribution of all or substantially all of the assets of Time Warner or in the event of any insolvency, bankruptcy, receivership, liquidation, dissolution, reorganization or other similar proceeding whether voluntary or involuntary relative to Time Warner or its creditors, the holders of all Senior Indebtedness will first be entitled to receive payment in full in cash or cash equivalents before the holders of the Subordinated Debentures will be entitled to receive any distribution on account thereof. No payments on account of the Subordinated Debentures, including by way of any Claim (as defined below) may be made if, at any time, there is a default in the payment of principal of or interest on or other monetary obligation with respect to any Senior Indebtedness (including, without limitation, fees, expenses and indemnities) or if there is an event of default with respect to any Senior Indebtedness or any agreement pursuant to which the Senior Indebtedness is issued which, or any event that, with the giving of notice or lapse of time, would be an event of default and permit the holders to accelerate the maturity thereof. Time Warner is obligated, upon the occurrence of any such default or event of default, to provide written notice to the Indenture Trustee of such default or event of default. By reason of such subordination, in the event of insolvency, under certain circumstances the holders of Subordinated Debentures may receive less, ratably, than Time Warner's general creditors. As used herein, "Claim" means any claim against Time Warner or any of its subsidiaries for rescission of the Subordinated Debentures or for monetary damages from the purchase or receipt of the Subordinated Debentures.

  As used in the Indenture, the term "Senior Indebtedness" means all indebtedness or obligations, whether outstanding at the date of execution of the Indenture or thereafter incurred, assumed, guaranteed or otherwise created, unless the terms of the instrument or instruments by which Time Warner incurred, assumed, guaranteed or otherwise created any such indebtedness or obligation expressly provide that such indebtedness or obligation is subordinate to all other indebtedness of Time Warner or that such indebtedness or obligation is not superior or is subordinated in right of payment to the Subordinated Debentures with respect to any of the following (including, without limitation, interest accruing on or after a bankruptcy or other similar event, whether or not an allowed claim therein): (i) any indebtedness incurred by Time Warner or assumed or guaranteed, directly or indirectly, by Time Warner
(a) for money borrowed (including Time Warner's outstanding 8 3/4% Convertible Subordinated Debentures due 2015), (b) in connection with the acquisition of any business, property or other assets (other than trade payables incurred in the ordinary course of business) or (c) for advances or progress payments in connection with the construction or acquisition of any building, motion picture, television production or other entertainment of any kind; (ii) any obligation of Time Warner (or of a subsidiary which is guaranteed by Time Warner) as lessee under a lease of real or personal property; (iii) any obligation of Time Warner to purchase property at a future date in connection with a financing by Time Warner or a subsidiary of Time Warner; (iv) letters of credit; (v) currency swaps and interest rate hedges; and (vi) any deferral, renewal, extension or refunding of any of the foregoing. The Subordinated Debentures will be subordinated to Time Warner's outstanding 8 3/4% Convertible Subordinated Debentures due 2015 and will rank pari passu with the Subordinated Notes issued in connection with the issuance of the PERCS.

INTEREST

  Each Subordinated Debenture shall bear interest at the rate of    % per annum
from the original date of issuance, payable quarterly in arrears on      ,
     , and       of each year (each, an "Interest Payment Date"), commencing
       , 1995, (subject to the existence of any Extension Period, as discussed below) to the person in whose name such Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding the relevant Interest Payment Date. In the event the Subordinated Debentures shall not continue to remain in book-entry only form, Time Warner shall have the right to select record dates, which shall be more than one Business Day prior to the Interest Payment Date.

  The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed, will be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

  Time Warner shall have the right at any time, and from time to time, during the term of the Subordinated Debentures to defer payments of interest by extending the interest payment period for a period not exceeding 20 consecutive quarters, at the end of which Extension Period, Time Warner shall pay all interest then accrued and unpaid together with interest thereon compounded quarterly at the rate specified for the Subordinated Debentures to the extent permitted by applicable law ("Compound Interest"); provided that, during any such Extension Period or an extension period or other deferral of interest feature under any debt security of Time Warner that ranks pari passu with the Subordinated Debentures, (a) Time Warner shall not declare or pay dividends on, make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to any of its capital stock and (b) Time Warner shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem the Subordinated Debentures or any debt securities issued by Time Warner that rank pari passu with or junior to the Subordinated Debentures; provided, however, that the foregoing restrictions do not apply to (i) any interest or dividend payment by Time Warner, where the interest or dividend is paid by way of the issuance of securities that rank junior to the securities on which such interest or dividend is being paid, (ii) any payments of interest, principal or premium, if any, on, or repayment, repurchase or redemption of, the Subordinated Notes and (iii) any payments or distributions with respect to, or redemptions, purchases or acquisitions of, or any payments in liquidation of, the PERCS (including any of the foregoing with respect to the guarantee agreement entered into by Time Warner for the benefit of the holders of the PERCS). Prior to the termination of any such Extension Period, Time Warner may further defer payments of interest by extending the interest payment period; provided, however, that such Extension Period, including all such previous and further extensions, may not exceed 20 consecutive quarters. Upon the termination of any Extension Period and the payment of all amounts then due, Time Warner may commence a new Extension Period for up to 20 consecutive quarters, subject to the terms set forth in this section. No interest shall be due and payable during an Extension Period, except at the end thereof.

  If the Property Trustee shall be the sole holder of the Subordinated Debentures, Time Warner shall give the Regular Trustees, the Property Trustee and the Indenture Trustee written notice of its selection of such Extension Period one Business Day prior to the earlier of (i) the next succeeding date distributions on the Preferred Securities are payable or (ii) the date the Regular Trustees are required to give notice to the NYSE (or other applicable self-regulatory organization) or to holders of the Preferred Securities of the record date or the date such distribution is payable. The Regular Trustees shall give notice of Time Warner's selection of such Extension Period to the holders of the Preferred Securities. If the Property Trustee shall not be the sole holder of the Subordinated Debentures, Time Warner shall give the holders of the Subordinated Debentures and the Indenture Trustee notice of its selection of such Extension Period ten Business Days prior to the earlier of
(i) the next succeeding Interest Payment Date or (ii) the date upon which Time Warner is required to give notice to the NYSE (or other applicable self-regulatory organization) or to holders of the Subordinated Debentures of the record or payment date of such related interest payment. If the Property Trustee is not the only holder of the Subordinated Debentures at the time of election of an Extension Period, the Company shall give the holders of the Subordinated Debentures and the Indenture Trustee written notice of such Extension Period 10 Business Days before the earlier of (i) the next succeeding interest payment date or (ii) the date Time Warner is required to give notice of the record or payment date of such interest payment to the NYSE or other applicable self-regulatory organization or to holders of the Subordinated Debentures.

  In the event Time Warner exercises its right to defer payments of interest on the Subordinated Debentures or on any debt securities ranking pari passu thereto, distributions on the Preferred Securities would be deferred (but despite such deferral would continue to accrue with interest thereon compounded quarterly) by Time Warner Capital during any such extended interest payment period. In the opinion of Tax Counsel, under current law, during such period each holder of Preferred Securities will continue to accrue income (as original issue discount) in respect of the deferred interest allocable to its Preferred Securities for United States Federal income tax purposes, which will be allocated but not distributed, to holders of record of Preferred Securities. As a result, each such holder of Preferred Securities will recognize income for United

States Federal income tax purposes in advance of the receipt of cash and will not receive the cash from Time Warner Capital related to such income if such holder disposes of its Preferred Securities prior to the record date for the date on which distributions of such amounts are made.

  Time Warner has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the Subordinated Debentures.

OPTIONAL REDEMPTION

  Time Warner shall have the right to redeem the Subordinated Debentures, in
whole or in part, from time to time, on or after        , 2000 (the "Optional
Redemption Date"), or at any time in certain circumstances upon the occurrence of a Special Event as described under "--Special Event Redemption or Distribution", upon neither less than 20 nor more than 45 Business Days' notice, at the Debenture Redemption Price. If a partial redemption of the Preferred Securities resulting from a partial redemption of the Subordinated Debentures would result in the delisting of the Preferred Securities, Time Warner may only redeem the Subordinated Debentures in whole.

SPECIAL EVENT REDEMPTION OR DISTRIBUTION

  Upon the occurrence of a Special Event, Time Warner will have the right to elect to, under certain circumstances (a) dissolve Time Warner Capital (if it has not previously been terminated) and cause the Subordinated Debentures to be distributed on a Pro Rata Basis (determined without regard to the proviso in the definition of such term) to the holders of the Trust Securities, (b) redeem the Subordinated Debentures at the Debenture Redemption Price plus accrued and unpaid interest thereon or (c) in the case of a Tax Event, allow the Subordinated Debentures to remain outstanding and indemnify Time Warner Capital for any taxes payable by it as a result of such Tax Event. See "Description of the Preferred Securities--Special Event Redemption or Distribution".

DEFEASANCE

  The Indenture provides that Time Warner, at its option, (i) will be discharged from any and all obligations in respect of the Subordinated Debentures and (ii) need not comply with certain covenants contained herein if certain requirements are met. See "Description of the Subordinated Debentures-- Defeasance" in the Prospectus of which this Prospectus Supplement constitutes a part.

INDENTURE EVENTS OF DEFAULT

  The Indenture Events of Default are described in "Description of the Subordinated Debentures--Indenture Events of Default" in the Prospectus of which this Prospectus Supplement constitutes a part.

MODIFICATION OF THE INDENTURE

  The Indenture contains provisions permitting Time Warner and the Indenture Trustee, with the consent of the holders of the not less than a majority in principal amount of the outstanding Subordinated Debentures, to modify the Indenture, subject to certain exceptions. See "Description of the Subordinated Debentures--Modification of the Indenture" in the Prospectus of which this Prospectus Supplement constitutes a part.

CONSOLIDATION, MERGER AND SALE

  The Indenture provides that Time Warner may, without the consent of the holders of the Subordinated Debentures, consolidate with or merge into, or transfer its properties as an entirety or substantially as an entirety to any corporation, person or other entity; provided that in any such case (i) the successor person (if other than Time Warner) (a) is an entity organized and existing under the laws of the United States of America or any political subdivision thereof and (b) assumes by a supplemental indenture Time Warner's obligations under the Indenture, (ii) immediately after giving effect to such transaction, no Indenture Event of Default shall have occurred and be continuing and (iii) Time Warner shall have delivered to the Indenture

Trustee an officer's certificate and opinion of counsel stating that such consolidation, merger or transfer and such supplemental indenture comply with the Indenture.

BOOK-ENTRY AND SETTLEMENT

  If distributed to holders of Preferred Securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of Time Warner Capital as a result of the occurrence of a Special Event, the Subordinated Debentures will be issued in the form of one or more global certificates (each, a "Global Security") registered in the name of the depositary or its nominee. Except under the limited circumstances described below, Subordinated Debentures represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Subordinated Debentures in definitive form. The Global Securities described above may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.

  The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a Global Security.

  Except as provided below under "--Discontinuance of the Depositary's Services" owners of beneficial interests in such a Global Security will not be entitled to receive physical delivery of Subordinated Debentures in definitive form and will not be considered the holders (as defined in the Indenture) thereof for any purpose under the Indenture, and no Global Security representing Subordinated Debentures shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor depositary or its nominee. Accordingly, each beneficial owner must rely on the procedures of the Depositary and, if such person is not a Participant, on the procedures of the Participant through which such person owns its interest to exercise any rights of a holder under the Indenture.

THE DEPOSITARY

  If Subordinated Debentures are distributed to holders of Preferred Securities in liquidation of such holders' interests in Time Warner Capital, DTC will act as securities depositary for the Subordinated Debentures. For a description of DTC and the specific terms of the depositary arrangements, see "Description of the Preferred Securities--Book-Entry Only Issuance--The Depository Trust Company". As of the date of this Prospectus Supplement, the description therein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Preferred Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by DTC. Time Warner may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as a depository for the Global Securities.

  None of Time Warner, Time Warner Capital, the Indenture Trustee, any paying agent and any other agent of Time Warner or the Indenture Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Subordinated Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DISCONTINUANCE OF THE DEPOSITARY'S SERVICES

  A Global Security shall be exchangeable for Subordinated Debentures registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies Time Warner that it is unwilling or unable to continue as a depositary for such Global Security and no successor depositary shall have been appointed, (ii) the Depositary, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the Depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed or (iii) Time Warner, in its sole discretion, determines that such Global

Security shall be so exchangeable. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Subordinated Debentures registered in such names as the Depositary shall direct. It is expected that such instructions will be based upon directions received by the Depositary from its Participants with respect to ownership of beneficial interests in such Global Security.

GOVERNING LAW

  The Indenture and the Subordinated Debentures will be governed by, and construed in accordance with, the laws of the State of New York.

INFORMATION CONCERNING THE INDENTURE TRUSTEE

  The Indenture Trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the Indenture and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities that might be incurred thereby. The Indenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. The Indenture Trustee is one of a number of banks with which Time Warner and its subsidiaries maintain ordinary banking and trust relationships.

MISCELLANEOUS

  Time Warner will have the right at all times to assign any of its rights or obligations under the Indenture to a direct or indirect wholly-owned subsidiary of Time Warner; provided that, in the event of any such assignment, Time Warner will remain jointly and severally liable for all such obligations. Subject to the foregoing, the Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns.

                        EFFECT OF OBLIGATIONS UNDER THE
                   SUBORDINATED DEBENTURES AND THE GUARANTEE

  As set forth in the Declaration, the sole purpose of Time Warner Capital is to issue the Trust Securities evidencing undivided beneficial interests in the assets of Time Warner Capital, and to invest the proceeds from such issuance and sale in the Subordinated Debentures.

  As long as payments of interest and other payments are made when due on the Subordinated Debentures, such payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of Subordinated Debentures will be equal to the sum of the aggregate liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Subordinated Debentures will match the distribution rate and distribution and other payment dates for the Preferred Securities; (iii) Time Warner shall pay all, and Time Warner Capital shall not be obligated to pay, directly or indirectly, any, costs and expenses of Time Warner Capital; and
(iv) the Declaration further provides that the Time Warner Trustees shall not cause or permit Time Warner Capital to, among other things, engage in any activity that is not consistent with the purposes of Time Warner Capital.

  Payments of distributions (to the extent Time Warner had made payments of interest on the Subordinated Debentures) and other payments due on the Preferred Securities (to the extent Time Warner had made payment of principal and other amounts on the Subordinated Debentures) are guaranteed by Time Warner as and to the extent set forth under "Description of the Guarantee" and in the accompanying Prospectus. If Time Warner does not make interest payments on the Subordinated Debentures purchased by Time Warner Capital, it is expected that Time Warner Capital will not have sufficient funds to pay distributions on the Preferred Securities. The Guarantee is a full and unconditional guarantee from the time of its issuance but does not apply to any distributions or other payments unless and until Time Warner has made payment of interest or other payments on the Subordinated Debentures.

  If Time Warner fails to make interest or other payments on the Subordinated Debentures when due (taking account of any Extension Period), the Declaration provides a mechanism whereby the holders of the Preferred Securities, using the procedures described in "Description of the Preferred Securities--Book-Entry Only Issuance--The Depository Trust Company;--Voting Rights", may (i) appoint a Special Regular Trustee and (ii) direct the Property Trustee to enforce its rights under the Subordinated Debentures. If the Property Trustee fails to enforce its rights under the Subordinated Debentures, a holder of Preferred Securities may institute a legal proceeding against Time Warner to enforce the Property Trustee's rights under the Subordinated Debentures without first instituting any legal proceeding against the Property Trustee or any other person or entity. Time Warner, under the Guarantee, acknowledges that the Guarantee Trustee shall enforce the Guarantee on behalf of the holders of the Preferred Securities. If Time Warner fails to make payments under the Guarantee, the Guarantee provides a mechanism whereby the holders of the Preferred Securities may direct the Guarantee Trustee to enforce its rights thereunder. If the Guarantee Trustee fails to enforce the Guarantee, any holder of Preferred Securities may institute a legal proceeding directly against Time Warner to enforce the Guarantee Trustee's rights under the Guarantee without first instituting a legal proceeding against Time Warner Capital, the Guarantee Trustee, or any other person or entity.

  The Declaration provides that Time Warner will pay for all debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of Time Warner Capital, including any taxes and all costs and expenses with respect thereto, to which Time Warner Capital may become subject. Time Warner has agreed that any person to whom such debts, obligations, costs and expenses are owed and the Property Trustee will have the right to enforce Time Warner's obligations in respect of such debts, obligations, costs and expenses directly against Time Warner without first proceeding against Time Warner Capital.

  Time Warner and Time Warner Capital believe that the above mechanisms and obligations, taken together, are equivalent to a full and unconditional guarantee by Time Warner of payments due on the Preferred Securities. See "Description of the Guarantee--General" in the accompanying Prospectus.

  If a Special Event shall occur and be continuing, Time Warner Capital shall be dissolved unless the Subordinated Debentures are redeemed or left outstanding in the limited circumstances described herein, with the result that the Subordinated Debentures held by Time Warner Capital having an aggregate principal amount equal to the aggregate liquidation amount of the Trust Securities will be distributed on a Pro Rata Basis (without regard to the proviso in the definition of such term) in exchange for the outstanding Trust Securities, subject in the case of a Tax Event to Time Warner's right to allow the Subordinated Debentures to remain outstanding and indemnify Time Warner Capital for any taxes payable by it as a result of such Tax Event. See "Description of the Preferred Securities--Special Event Redemption or Distribution".

  Upon any voluntary or involuntary liquidation, dissolution, winding-up or termination of Time Warner Capital, the holders of Trust Securities will be entitled to receive Subordinated Debentures or, on a Pro Rata Basis, the Liquidation Distribution. Holders of Preferred Securities will be entitled to the benefits of the Guarantee with respect to the Liquidation Distribution. See "Description of the Preferred Securities--Liquidation Distribution Upon Dissolution". Upon any voluntary or involuntary liquidation or bankruptcy of Time Warner, the holder of Subordinated Debentures would be subordinated to creditors of Time Warner, subordinated in right of payment to all Senior Indebtedness, but entitled to receive payment in full of principal, premium, if any, and interest, before any stockholders of Time Warner receive payments of distributions.

  A default or event of default under any Senior Indebtedness would not constitute a default or event of default under the Subordinated Debentures. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Subordinated Debentures provide that no payments may be made in respect of the Subordinated Debentures. Failure to make required payments on the Subordinated Debentures would constitute an Indenture Event of Default.

                     UNITED STATES FEDERAL INCOME TAXATION

GENERAL

  The following is a summary of the material United States Federal income tax consequences of the purchase, ownership and disposition of Preferred Securities by U.S. Holders (as defined below). Unless otherwise stated, this summary deals only with Preferred Securities held as capital assets by holders who purchase the Preferred Securities upon original issuance ("Initial Holders"). This summary does not address tax considerations applicable to investors that may be subject to special U.S. Federal income tax treatment, such as dealers in securities or persons that will hold the Preferred Securities as a position in a "straddle" (within the meaning of Section 1092 of the Internal Revenue Code of 1986, as amended (the "Code")), or as part of a "conversion transaction" (within the meaning of Section 1258 of the Code) or "synthetic security" or other integrated investment comprised of Preferred Securities and one or more other investments. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. Dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Preferred Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Preferred Securities. This summary is based on the Code, Treasury regulations thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. In the opinion of Tax Counsel, the statements contained in the following summary, to the extent they constitute matters of law, accurately describe the material U.S. Federal income tax consequences to holders of the acquisition, ownership and disposition of Preferred Securities. For purposes of this summary, a "U.S. Holder" shall mean a holder who is (i) a citizen or a resident of the United States (or any state thereof), (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate or trust, the income of which is subject to United States Federal income tax regardless of its source, and (iv) any other person subject to United States Federal income tax on net income.

CLASSIFICATION OF THE SUBORDINATED DEBENTURES

  In connection with the issuance of the Subordinated Debentures, Tax Counsel will render its opinion to the effect that, although not entirely free from doubt, under then current law and assuming full compliance with the terms of the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Subordinated Debentures held by Time Warner Capital will be classified for United States Federal income tax purposes as indebtedness of Time Warner.

CLASSIFICATION OF TIME WARNER CAPITAL

  In connection with the issuance of the Preferred Securities, Tax Counsel will render its opinion to the effect that, under then current law and assuming full compliance with the terms of the Declaration and the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, Time Warner Capital will be classified for United States Federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States Federal income tax purposes, each holder of Preferred Securities will be considered the owner of an undivided interest in the Subordinated Debentures, and each holder will be required to include in its gross income any original issue discount ("OID") accrued with respect to its allocable share of those Subordinated Debentures.

ORIGINAL ISSUE DISCOUNT

  Because Time Warner has the option, under the terms of the Subordinated Debentures, to defer payments of interest by extending interest payment periods for up to 20 quarters, all of the stated interest payments on the Subordinated Debentures will be treated as "original issue discount". Holders of debt instruments issued with OID must include that discount in income on an economic accrual basis before the receipt of cash attributable to the interest, regardless of their method of tax accounting. Generally, all of a holder's taxable interest income with respect to the Subordinated Debentures will be accounted for as OID. Actual payments and distributions of stated interest will not, however, be separately reported as taxable income. The amount of OID that accrues in any month will approximately equal the amount of the interest that accrues on the Subordinated Debentures in that month at the stated interest rate. In the event that the interest payment period is extended, holders will continue to accrue OID approximately equal to the amount of the interest payment due at the end of the extended interest payment period on an economic accrual basis over the length of the extended interest period.

  Because income on the Preferred Securities will constitute OID, corporate holders of Preferred Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Preferred Securities.

MARKET DISCOUNT AND BOND PREMIUM

  Holders of Preferred Securities other than Initial Holders may be considered to have acquired their undivided interests in the Subordinated Debentures with market discount or acquisition premium as such phrases are defined for United States Federal income tax purposes. Such holders are advised to consult their tax advisors as to the income tax consequences of the acquisition, ownership and disposition of the Preferred Securities.

RECEIPT OF SUBORDINATED DEBENTURES OR CASH UPON LIQUIDATION OF TIME WARNER
CAPITAL

  Under certain circumstances, as described under "Description of the Preferred Securities--Special Event Redemption or Distribution," Subordinated Debentures may be distributed to holders in exchange for the Preferred Securities and in liquidation of Time Warner Capital. Under current law, such a distribution, for United States Federal income tax purposes, would be treated as a non-taxable event to each holder, and each holder would receive an aggregate tax basis in the Subordinated Debentures equal to such holder's aggregate tax basis in its Preferred Securities. A holder's holding period in the Subordinated Debentures so received in liquidation of Time Warner Capital would include the period during which the Preferred Securities were held by such holder.

  Under certain circumstances described herein (see "Description of the Preferred Securities"), the Subordinated Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Preferred Securities. Under current law, such a redemption would, for United States Federal income tax purposes, constitute a taxable disposition of the redeemed Preferred Securities, and a holder could recognize gain or loss as if it sold such redeemed Preferred Securities for cash. See "--Sales of Preferred Securities."

SALES OF PREFERRED SECURITIES

  A holder that sells Preferred Securities will recognize gain or loss equal to the difference between its adjusted tax basis in the Preferred Securities and the amount realized on the sale of such Preferred Securities. A holder's adjusted tax basis in the Preferred Securities generally will be its initial purchase price increased by OID previously includible in such holder's gross income to the date of disposition and decreased by payments received on the Preferred Securities. Such gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the Preferred Securities have been held for more than one year.

  The Preferred Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Subordinated Debentures. A holder who disposes of his Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Subordinated Debentures through the date of disposition in income as ordinary income, and to add such amount to his adjusted tax basis in his Preferred Securities. To the extent the selling price is less than the holder's adjusted tax basis (which will include, in the form of OID, all accrued but unpaid interest) a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States Federal income tax purposes.

INFORMATION REPORTING TO HOLDERS

  Subject to the qualifications discussed below, income on the Preferred Securities will be reported to holders on Forms 1099, which forms should be mailed to holders of Preferred Securities by January 31 following each calendar year.

  Time Warner Capital will be obligated to report annually to Cede & Co., as holder of record of the Preferred Securities, the OID related to the Subordinated Debentures that accrued during the year. Time Warner Capital currently intends to report such information on Form 1099 prior to January 31 following each calendar year even though Time Warner Capital is not legally required to report to record holders until April 15 following each calendar year. The Underwriters have indicated to Time Warner Capital that, to the extent that they hold Preferred Securities as nominees for beneficial holders, they currently expect to report to such beneficial holders on Forms 1099 by January 31 following each calendar year. Under current law, holders of Preferred Securities who hold as nominees for beneficial holders will not have any obligation to report information regarding the beneficial holders to Time Warner Capital. Time Warner Capital, moreover, will not have any obligation to report to beneficial holders who are not also record holders. Thus, beneficial holders of Preferred Securities who hold their Preferred Securities through the Underwriters will receive Forms 1099 reflecting the income on their Preferred Securities from such nominee holders rather than Time Warner Capital.

BACKUP WITHHOLDING

  Payments made on, and proceeds from the sale of, the Preferred Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's United States Federal income tax, provided that the required information is provided to the Service.

  THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

  Generally, employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974 ("ERISA"), or Section 4975 of the Code ("Plans"), may purchase Preferred Securities, subject to the investing fiduciary's determination that the investment in Preferred Securities satisfies ERISA's fiduciary standards and other requirements applicable to investments by the Plan.

  In any case, Time Warner and/or any of its affiliates may be considered a "party in interest" (within the meaning of ERISA) or a "disqualified person" (within the meaning of Section 4975 of the Code) with respect to certain plans (generally, Plans maintained or sponsored by, or contributed to by, any such persons). The acquisition and ownership of Preferred Securities by a Plan (or by an individual retirement arrangement or other Plans described in Section 4975(e)(i) of the Code) with respect to which Time Warner or any of its affiliates is considered a party in interest or a disqualified person, may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Preferred Securities are acquired pursuant to and in accordance with an applicable exemption.

  As a result, Plans with respect to which Time Warner or any of its affiliates is a party in interest or a disqualified person should not acquire Preferred Securities. Any other Plans or other entities whose assets include Plan assets subject to ERISA proposing to acquire Preferred Securities should consult with their own ERISA counsel.

                                  UNDERWRITING

  Subject to the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement"), Time Warner Capital has agreed to sell to each of the underwriters named below (the "Underwriters"), and each of the Underwriters, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and Bear, Stearns & Co. Inc. are acting as representatives (the "Representatives"), has severally agreed to purchase the number of Preferred Securities set forth opposite its name below. In the Underwriting Agreement, the several Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Preferred Securities offered hereby if any of the Preferred Securities are purchased. In the event of default by an Underwriter, the Underwriting Agreement provides that, in certain circumstances, the purchase commitments of the nondefaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

                                                                 NUMBER OF
          UNDERWRITER                                       PREFERRED SECURITIES
          -----------                                       --------------------
Merrill Lynch, Pierce, Fenner & Smith
         Incorporated.....................................
Morgan Stanley & Co. Incorporated.........................
Bear, Stearns & Co. Inc...................................
                                                                   -----
     Total................................................
                                                                   =====

  The Underwriters propose to offer the Preferred Securities, in part, directly to the public at the initial public offering price set forth on the cover page of this Prospectus Supplement, and, in part, to certain securities dealers at
such price less a concession of $    per Preferred Security. The Underwriters
may allow, and such dealers may reallow, a concession not in excess of $    per
Preferred Security to certain brokers and dealers. After the Preferred Securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Representatives.

  In view of the fact that the proceeds of the sale of the Preferred Securities will ultimately be used to purchase the Subordinated Debentures of Time Warner, the Underwriting Agreement provides that Time Warner will pay as compensation ("Underwriters' Compensation") to the Underwriters an amount in New York
Clearing House (next day) funds of $    per Preferred Security (or $    in the
aggregate) for the accounts of the several Underwriters; provided that such compensation for sales of Preferred Securities to certain institutions will be
$    per Preferred Security. Therefore, to the extent of such sales, the actual amount of Underwriters' Compensation will be less than the aggregate amount specified in the preceding sentence.

  The Company has agreed that, for a period of     days from the date hereof it
will not, and will cause the Trust not to, offer to sell or sell additional Preferred Securities or securities convertible into, exchangeable for or similar to Preferred Securities without the consent of the Representatives.

  Application will be made to list the Preferred Securities as equity securities on the NYSE. Trading of the Preferred Securities on the NYSE is expected to commence within a 30-day period after the initial delivery of the Preferred Securities. The Representatives have advised Time Warner Capital that they intend to make a market in the Preferred Securities prior to the commencement of trading on the NYSE. The Representatives will have no obligation to make a market in the Preferred Securities, however, and may cease market making activities, if commenced, at any time.

  Time Warner Capital and Time Warner have agreed to indemnify the Underwriters against, or contribute to payments that the Underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

  Certain of the Underwriters engage in transactions with, and, from time to time, have performed services for, Time Warner and its subsidiaries in the ordinary course of business for which they have received customary compensation.

                                 LEGAL MATTERS

  The validity of the Preferred Securities under Delaware law will be passed upon by Richards, Layton & Finger, Wilmington, Delaware, special Delaware counsel to Time Warner and Time Warner Capital. The validity of the Subordinated Debentures and the Guarantee and certain Federal income tax matters will be passed upon for Time Warner and Time Warner Capital by Cravath, Swaine & Moore, New York, New York. Certain legal matters will be passed upon for the Underwriters by Shearman & Sterling, New York, New York.

                                    EXPERTS

  The consolidated financial statements of Time Warner and TWE appearing in Time Warner's Annual Report on Form 10-K for the year ended December 31, 1994, as amended by Amendment No. 1 thereto dated June 28, 1995, and the combined financial statements of the Time Warner Service Partnerships incorporated by reference therein, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon set forth therein and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

  The financial statements of Summit Communications Group, Inc. as of December 31, 1993 and 1994, and for the three years ended December 31, 1994, incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as set forth in their report thereon and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

  The financial statements of Newhouse Broadcasting Cable Division of Newhouse Broadcasting Corporation and subsidiaries as of July 31, 1993 and 1994, and for the three years ended July 31, 1994, incorporated by reference in this Prospectus, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

  The financial statements of Vision Cable Division of Vision Cable Communications, Inc. and subsidiaries as of December 31, 1993 and 1994, and for the three years ended December 31, 1994, incorporated by reference in this Prospectus, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

  The financial statements of Cablevision Industries Corporation as of December 31, 1993 and 1994, and for the three years ended December 31, 1994, incorporated by reference in this Prospectus, have been audited by Arthur Andersen LLP, independent public accounts, as set forth in their report thereon and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

  The financial statements of Cablevision Industries Limited Partnership as of December 31, 1993 and 1994, and for the three years ended December 31, 1994, incorporated by reference in this Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their report thereon and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

  The financial statements of KBLCOM Incorporated as of December 31, 1993 and 1994, and for the three years ended December 31, 1994, incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as set forth in their report thereon and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

  The financial statements of Paragon Communications as of December 31, 1993 and 1994, and for the three years ended December 31, 1994, incorporated by reference in this Prospectus, have been audited by Price Waterhouse LLP, independent accountants, as set forth in their report thereon and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

  The financial statements of Turner Broadcasting System, Inc. as of December 31, 1993 and 1994, and for the three years ended December 31, 1994, incorporated by reference in this Prospectus, have been audited by Price Waterhouse LLP, independent accountants, as set forth in their report thereon and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
PROSPECTUS (SUBJECT TO COMPLETION)

                               $575,000,000
                                TIME WARNER INC.
                            SUBORDINATED DEBENTURES

                                  -----------

                             TIME WARNER CAPITAL I
                             TIME WARNER CAPITAL II
                            TIME WARNER CAPITAL III
                           PREFERRED TRUST SECURITIES
                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY
                                TIME WARNER INC.

                                  -----------
  Time Warner Inc. ("Time Warner"), a Delaware corporation, may offer, from time to time, unsecured junior subordinated debentures (the "Subordinated Debentures"), in one or more series and in amounts, at prices and on terms to be determined at or prior to the time of any such offering. The Subordinated Debentures when issued will be unsecured obligations of Time Warner. Time Warner's obligations under the Subordinated Debentures will be subordinate and junior in right of payment to certain other indebtedness of Time Warner as may be described in an accompanying Prospectus Supplement (the "Prospectus Supplement").

                                  -----------

  Each of Time Warner Capital I, Time Warner Capital II and Time Warner Capital III (each a "Trust"), a statutory business trust formed under the laws of the State of Delaware, may offer, from time to time, preferred trust securities, representing undivided beneficial interests in the assets of the respective Trust ("Preferred Securities"). The payment of periodic cash distributions ("distributions") with respect to Preferred Securities of each of the Trusts out of moneys held by each of the Trusts and payments on liquidation, redemption or otherwise with respect to such Preferred Securities, will be guaranteed by Time Warner to the extent described herein (each a "Guarantee"). See "Description of the Guarantees". Time Warner's obligations under the Guarantees are subordinate and junior in right of payment to all other liabilities of Time Warner and rank pari passu with the most senior preferred stock, if any, issued from time to time by Time Warner. Subordinated Debentures may be issued and sold from time to time in one or more series by Time Warner to a Trust, or a trustee of such trust, in connection with the investment of the proceeds from the offering of Preferred Securities and Common Securities (as defined herein) of such Trust. The Subordinated Debentures purchased by a Trust may be subsequently distributed pro rata to holders of Preferred Securities and Common Securities in connection with the dissolution of such Trust upon the occurrence of certain events as may be described in an accompanying Prospectus Supplement.

                                  -----------
  Specific terms of the Subordinated Debentures of any series or the Preferred Securities of any Trust in respect of which this Prospectus is being delivered (the "Offered Securities") will be set forth in a Prospectus Supplement with respect to such Offered Securities, which will describe, without limitation and where applicable, the following: (i) in the case of Subordinated Debentures, the specific designation, aggregate principal amount, denomination, maturity, premium, if any, any exchange, conversion, redemption or sinking fund provisions, if any, interest rate (which may be fixed or variable), if any, the time and method of calculating interest payments, if any, dates on which premium, if any, and interest, if any, will be payable, the right of Time Warner, if any, to defer payment of interest on the Subordinated Debentures and the maximum length of such deferral period, the initial public offering price, subordination terms, and any listing on a securities exchange and other specific terms of the offering; and (ii) in the case of Preferred Securities, the designation, number of securities, liquidation preference per security, initial public offering price, any listing on a securities exchange, distribution rate (or method of calculation thereof), dates on which distributions shall be payable and dates from which distributions shall accrue, any voting rights, terms for any conversion or exchange into other securities, any redemption, exchange or sinking fund provisions, any other rights, preferences, privileges, limitations or restrictions relating to the Preferred Securities and the terms upon which the proceeds of the sale of the Preferred Securities shall be used to purchase a specific series of Subordinated Debentures of Time Warner.

                                  -----------

  The Offered Securities may be offered in amounts, at prices and on terms to be determined at the time of offering; provided, however, that, the aggregate initial public offering price of all Offered Securities shall not exceed $575,000,000. Any Prospectus Supplement relating to any series of Offered Securities will contain information concerning certain United States federal income tax considerations, if applicable, to the Offered Securities.

                                  -----------

  Time Warner or each Trust may sell the Offered Securities directly, through agents designated from time to time or through underwriters or dealers. See "Plan of Distribution". If any agents of Time Warner, any Trust or any underwriters or dealers are involved in the sale of the Offered Securities, the names of such agents, underwriters or dealers and any applicable commissions and discounts will be set forth in any related Prospectus Supplement.

                                  -----------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE
  SALES OF SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

              The date of this Prospectus Supplement is    , 1995.

  NO DEALER, SALESPERSON OR ANY OTHER INDIVIDUAL HAS BEEN AUTHORIZED BY TIME WARNER OR ANY OF THE TRUSTS TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF TIME WARNER OR ANY OF THE TRUSTS SINCE THE DATE HEREOF.

                               ----------------

                             AVAILABLE INFORMATION

  This Prospectus constitutes a part of a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by Time Warner and the Trusts with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Securities. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to Time Warner, the Trusts and the Offered Securities. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission or incorporated by reference herein are not necessarily complete, and, in each instance, reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

  Time Warner is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Reports, proxy statements and other information concerning Time Warner can be inspected and copied at prescribed rates at the Commission's Public Reference Room, Judiciary Plaza, 450 Fifth Street, Northwest, Washington, D.C. 20549, as well as the following Regional Offices of the SEC:
Seven World Trade Center, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661-2511. Such reports, proxy statements and other information may also be inspected at the offices of the New York Stock Exchange, on which Time Warner common stock is traded, at 20 Broad Street, New York, New York 10005.

  No separate financial statements of any of the Trusts have been included herein. Time Warner does not consider that such financial statements would be material to holders of the Preferred Securities because (i) all of the voting securities of each of the Trusts will be owned, directly or indirectly, by Time Warner, a reporting company under the Exchange Act, (ii) the Trusts have no independent operations and exist for the sole purpose of issuing securities representing undivided beneficial interests in the assets of such Trusts and investing the proceeds thereof in Subordinated Debentures issued by Time Warner, and (iii) the obligations of the Trusts under the Trust Securities (as defined herein) that may be issued from time to time are fully and unconditionally guaranteed by Time Warner to the extent that such Trust has funds available to meet such obligations. See "Description of the Subordinated Debentures" and "Description of the Guarantees".

                      DOCUMENTS INCORPORATED BY REFERENCE

  The following documents filed by Time Warner with the Commission pursuant to
Section 13 of the Exchange Act (File No. 1-8637) are incorporated herein by reference: (i) Time Warner's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, as amended by Amendment No. 1 thereto dated June 28, 1995; (ii) Time Warner's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995; (iii) Time Warner's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995; (iv) Time Warner's

Current Report on Form 8-K dated January 26, 1995; (v) Time Warner's Current Report on Form 8-K dated February 6, 1995; (vi) Time Warner's Current Report on Form 8-K dated April 1, 1995; (vii) Time Warner's Current Report on Form 8-K dated May 30, 1995; (viii) Time Warner's Current Report on Form 8-K dated June 15, 1995; (ix) Time Warner's Current Report on Form 8-K dated July 6, 1995; (x) Time Warner's Current Report on Form 8-K dated August 14, 1995; (xi) Time Warner's Current Report on Form 8-K dated August 31, 1995; and (xii) Time Warner's Current Report on Form 8-K dated September 22, 1995.

  All documents and reports subsequently filed by Time Warner pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Preferred Securities shall be deemed to be incorporated by reference and to be a part hereof from the date of filing of such documents.

  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  Time Warner will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all documents incorporated herein by reference, other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents, and any other documents specifically identified herein as incorporated reference into the Registration Statement to which this Prospectus relates or into such other documents. Requests should be directed to Shareholder Relations, Time Warner Inc., 75 Rockefeller Plaza, New York, New York 10019; telephone number
(212) 484-6971.

                                TIME WARNER INC.

  Time Warner is the largest media and entertainment company in the world. Its businesses are conducted in five principal areas: Publishing, Music, Filmed Entertainment, Programming-HBO and Cable. Publishing consists principally of the publication and distribution of magazines and books; Music consists principally of the production and distribution of recorded music and the ownership and administration of music copyrights; Filmed Entertainment consists principally of the production and distribution of motion pictures and television programming, the distribution of video cassettes and the ownership and operation of retail stores and theme parks; Programming-HBO consists principally of the production and distribution of pay television and cable programming; and Cable consists principally of the operation of cable television systems.

  Time Warner was incorporated in the State of Delaware in August 1983 and is the successor to a New York corporation that was originally organized in 1922. Time Warner changed its name from Time Incorporated to Time Warner Inc. following its acquisition of 59.3% of the common stock of Warner Communications Inc. ("WCI") in July 1989. WCI became a wholly owned subsidiary of Time Warner in January 1990 upon the completion of the merger of WCI and a subsidiary of Time Warner.

  Time Warner Entertainment Company, L.P. ("TWE") was formed as a Delaware limited partnership in 1992 to own and operate substantially all of the Filmed Entertainment, Programming-HBO and Cable businesses owned and operated by Time Warner prior to such date. Time Warner and certain of its wholly owned subsidiaries (the "Time Warner General Partners") collectively own 74.49% of the pro rata priority capital and residual equity interest in TWE and a wholly owned subsidiary of U S WEST Inc. ("U S WEST") owns pro rata priority capital and residual equity interests in TWE of 25.51%. In addition, the Time Warner General Partners own priority capital interests senior and junior to the pro rata priority capital interests.

  TWE is the principal component of Time Warner's Entertainment Group, which is not consolidated with Time Warner for financial reporting purposes. Certain cable systems acquired or to be acquired as a result of the Transactions referred to in "Recent Developments" will be owned by consolidated subsidiaries of Time Warner. The balance of Time Warner's cable systems are owned by TWE or the TWE-A/N Partnership (as defined herein), in which TWE owns a two-thirds interest. Accordingly, although TWE will manage substantially all the cable systems owned by Time Warner, TWE and the TWE-A/N Partnership, the results of operations of the cable systems owned by Time Warner's consolidated subsidiaries will be included in Time Warner's consolidated results, while the results of operations of the cable systems owned by TWE and the TWE-A/N Partnership will be included in the consolidated results of the Entertainment Group.

  Time Warner is a holding company and its assets consist primarily of investments in its consolidated and unconsolidated subsidiaries, including TWE. Time Warner's ability to service its indebtedness, including the Subordinated Debentures, is dependent primarily upon the earnings of its consolidated and unconsolidated subsidiaries, including TWE, and the distribution or other payment of such earnings to Time Warner.

  As used in this Prospectus, unless the context otherwise requires, the terms "Company" and "Time Warner" refer to Time Warner Inc. and its consolidated and unconsolidated subsidiaries and includes TWE.

  Time Warner's principal executive offices are located at 75 Rockefeller Plaza, New York, NY 10019, and its telephone number is (212) 484-8000.

                                   THE TRUSTS

  Each of Time Warner Capital I, Time Warner Capital II and Time Warner Capital III is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust, dated as of August 2, 1995, executed by Time Warner, as sponsor (the "Sponsor"), and the trustees of such Trust (the "Time Warner Trustees") and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on August 2, 1995. Each such declaration will be amended and restated in its entirety (as so amended and restated, each a "Declaration"), and is substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part. Each Declaration will be qualified as an indenture under the Trust Indenture Act of 1939 as amended (the "Trust Indenture Act"). Upon issuance of the Preferred Securities, the purchasers thereof will own all of the Preferred Securities of the relevant Trust. See "Description of the Preferred Securities". Time Warner will directly or indirectly acquire Common Securities in an aggregate liquidation amount equal to 3% of the total capital of each of the Trusts. The Trusts exist for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of each such Trust, (ii) investing the gross proceeds of the Trust Securities in the Subordinated Debentures and (iii) engaging in only those other activities necessary or incidental thereto.

  Pursuant to each Declaration, the number of Time Warner Trustees of each of the Trusts will initially be five. Three of the Time Warner Trustees of each of the Trusts (the "Regular Trustees") will be persons who are employees or officers of or who are affiliated with Time Warner. The fourth trustee of each of the Trusts will be a financial institution that is unaffiliated with Time Warner, which trustee will serve as property trustee under the relevant Declaration and as indenture trustee for the purposes of the Trust Indenture Act (the "Property Trustee"). The fifth trustee of each of the Trusts will be a person with a residence in the State of Delaware or a financial institution or an affiliate thereof that maintains a principal place of business or resident in the State of Delaware, meeting the requirements of the Trust Act (the "Delaware Trustee"). Initially, The First National Bank of Chicago, a national banking association, will be the Property Trustee for each of the Trusts until removed or replaced by the holder of the Common Securities of each of the Trusts. The First National Bank of Chicago will also act as indenture trustee under the Guarantees (the "Guarantee Trustee"). See "Description of the Guarantees". In certain circumstances, the holders of a majority of the Preferred Securities of each of the Trusts will be entitled to appoint one Regular Trustee of such Trust (a "Special Regular Trustee"), who need not be an officer or employee of or otherwise affiliated with Time Warner.

  The Property Trustee will hold title to the Subordinated Debentures for the benefit of the holders of the Trust Securities and the Property Trustee will have the power to exercise all rights, power, and privileges under the Indenture (as defined herein) as the holder of the Subordinated Debentures. In addition, the Property Trustee will maintain exclusive control of segregated noninterest-bearing bank accounts (each a "Property Account") to hold all payments made in respect of the Subordinated Debentures for the benefit of the holders of the Trust Securities of the relevant Trust. The Property Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Property Account. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Preferred Securities of the relevant Trust. Subject to the right of the holders of the Preferred Securities to appoint a Special Regular Trustee, Time Warner, as the direct or indirect holder of all the Common Securities of each of the Trusts, will have the right to appoint, remove or replace any Time Warner Trustee of such Trust and to increase or decrease the number of Time Warner Trustees of such Trust; provided that (i) the number of Time Warner Trustees of each of the Trusts shall be at least three and (ii) a majority of the Time Warner Trustees of each of the Trusts shall be Regular Trustees. The Declarations provide that Time Warner will pay for all debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trusts, including any taxes and all costs and expenses with respect thereto, to which the Trusts may become subject. Time Warner has agreed that any person to whom such debts, obligations, costs and expenses are owed and the Property Trustee will have the right to enforce Time Warner's obligations in respect of such debts, obligations, costs and expenses directly against Time Warner without first proceeding against the Trusts.

  The rights of the holders of the Preferred Securities of the Trusts, including economic rights, rights to information and voting rights, are set forth in the applicable Prospectus Supplement, this Prospectus, the applicable Declaration, the Delaware Business Trust Act (the "Trust Act") and the Trust Indenture Act. See "Description of the Preferred Securities".

                                USE OF PROCEEDS

  The proceeds to the Trusts from the sale of the Preferred Securities offered from time to time hereby will be invested in one or more series of Subordinated Debentures of Time Warner, the proceeds of which will be used by Time Warner to repurchase, redeem or otherwise repay outstanding indebtedness.

   RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED
                     CHARGES AND PREFERRED STOCK DIVIDENDS

  The ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends for Time Warner are set forth below for the periods indicated. For periods in which earnings before fixed charges were insufficient to cover fixed charges or combined fixed charges and preferred stock dividends, the dollar amount of coverage deficiency, instead of the ratio, is disclosed. The historical ratios of earnings to fixed charges and ratios of earnings to combined fixed charges and preferred stock dividends for all periods after 1992 reflect the deconsolidation of the Entertainment Group, principally TWE, effective January 1, 1993. The historical ratios of earnings to fixed charges and ratios of earnings to combined fixed charges and preferred stock dividends for 1992 and periods prior to such date have not been changed; however, a ratio of earnings to fixed charges and a ratio of earnings to combined fixed charges and preferred stock dividends for 1992 retroactively reflecting the deconsolidation is presented as supplementary information under the column heading "restated" to facilitate comparative analysis.

  The historical ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends for 1993 reflects the issuance of $6.1 billion of long-term debt and the use of $500 million of cash and equivalents in 1993 for the exchange or redemption of preferred stock having an aggregate liquidation preference of $6.4 billion. The historical ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends for 1992 reflects the capitalization of TWE on June 30, 1992 and associated refinancings, and the acquisition of the 18.7% minority interest in American Television and Communications Corporation as of June 30, 1992, using the purchase method of accounting for business combinations.

  The pro forma coverage deficiencies for the six months ended June 30, 1995 and the year ended December 31, 1994 give effect to the TBS Transaction, the ITOCHU/Toshiba Transaction, the Acquisitions, the TWE-A/N Transaction, the 1995 Debt Refinancings and the Asset Sale Transactions as if such transactions had occurred at the beginning of such periods. Such pro forma information should be read in conjunction with the pro forma consolidated condensed financial statements contained in Time Warner's Current Reports on Form 8-K dated August 14, 1995, August 31, 1995, and September 22, 1995, and incorporated herein by reference. Such pro forma amounts are presented for informational purposes only and are not necessarily indicative of the actual ratio or coverage deficiency that would have occurred if such transactions had been consummated as of the dates indicated, nor are they necessarily indicative of future results.

                           SIX MONTHS ENDED
                               JUNE 30,                               YEARS ENDED DECEMBER 31,
                         -------------------- -------------------------------------------------------------------------
                         PRO FORMA HISTORICAL PRO FORMA HISTORICAL HISTORICAL RESTATED HISTORICAL HISTORICAL HISTORICAL
                           1995       1995      1994       1994       1993      1992      1992       1991       1990
                         --------- ---------- --------- ---------- ---------- -------- ---------- ---------- ----------
                                                           (MILLIONS, EXCEPT RATIOS)
Ratio of earnings to
 fixed charges
 (deficiency in the
 coverage of fixed
 charges by earnings
 before fixed charges).  $(100)       1.1x      $(302)     1.1x       1.1x      1.4x      1.4x        1.1x    $  (101)
Ratio of earnings to
 combined fixed charges
 and preferred stock
 dividends (deficiency
 in the coverage of
 combined fixed charges
 and preferred stock
 dividends by earnings
 before fixed charges
 and preferred stock
 dividends)............  $(228)       1.1x      $(523)     1.1x      $(91)     $(506)    $(509)    $(1,240)   $(1,335)

  For purposes of the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends, earnings were calculated by adding pretax income, interest expense, previously capitalized interest amortized to expense, the portion of rents representative of an interest factor, Time Warner's proportionate share of such items for its partially-owned subsidiaries and 50%-owned companies, and undistributed losses of less-than-50%-owned companies. Fixed charges consist of interest expense, interest capitalized, the portion of rents representative of an interest factor and Time Warner's proportionate share of such items for partially-owned subsidiaries and 50%-owned companies. Combined fixed charges and preferred stock dividends also include the amount of pretax income necessary to cover preferred stock dividend requirements. For periods in which earnings before fixed charges were insufficient to cover fixed charges or combined fixed charges and preferred stock dividends, the dollar amount of coverage deficiency, instead of ratio, is disclosed. Earnings as defined include significant noncash charges for depreciation and amortization. Historical fixed charges for the six months ended June 30, 1995 and the year ended December 31, 1994 include noncash interest expense of $119 million and $219 million, respectively, relating to the Reset Notes and Time Warner's zero coupon convertible notes due 2012 and 2013. Pro forma fixed charges for the six months ended June 30, 1995, and the year ended December 31, 1994, include noncash interest expense of $54 million and $96 million, respectively, relating to Time Warner's zero coupon convertible notes due 2012 and 2013 and TBS's zero coupon convertible notes due 2007.

                DESCRIPTION OF THE SUBORDINATED DEBENTURES

  The Subordinated Debentures may be issued, from time to time, in one or more
series under an Indenture dated as of          , 1995 (the "Indenture"),
between Time Warner and Chemical Bank, as trustee (the "Indenture Trustee"), the form of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following description sets forth certain general terms and provisions of the Subordinated Debentures to which any Prospectus Supplement may relate. The particular terms of the Subordinated Debentures offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Subordinated Debentures so offered will be described in the Prospectus Supplement relating to such Subordinated Debentures. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, any Prospectus Supplement relating to the issuance of Subordinated Debentures, the Indenture, the Trust Indenture Act and the other documents incorporated by reference herein. The terms of the Subordinated Debentures include those set forth in the Trust Indenture Act. Certain capitalized terms are used herein as defined in the Indenture.

GENERAL

  The Subordinated Debentures will be direct, unsecured obligations of Time Warner. The Indenture does not limit the aggregate principal amount of Subordinated Debentures that may be issued thereunder and provides that Subordinated Debentures may be issued thereunder from time to time in one or more series. The financial terms of the Subordinated Debentures, including, among other things, the principal of, interest on and any premium on any series of Subordinated Debentures shall be set forth in the Prospectus Supplement related thereto. References made herein to the Subordinated Debentures refer to each series of Subordinated Debentures that may be issued from time to time.

  The Subordinated Debentures may be issued under the Indenture as Original Issue Discount Securities to be offered and sold at a substantial discount below their principal amount. Special United States federal income tax, accounting and other considerations applicable to any such Original Issue Discount Securities will be described in any Prospectus Supplement relating thereto. "Original Issue Discount Security" means any security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof as a result of the occurrence of an Event of Default and the continuation thereof. In addition, the Subordinated Debentures may, for United States federal income tax purposes, be deemed to have been issued with "original issue discount" ("OID") even if such securities are offered and sold at an amount equal to their principal amount. The United States federal income tax consequences of Subordinated Debentures deemed to be issued with OID will be described in any Prospectus Supplement relating thereto.

  The Indenture permits, under certain circumstances, the issuance of a series of Subordinated Debentures that would provide the holders with the right to convert at any time, at such holders' option, all or any part of such Subordinated Debentures into shares of common stock of Time Warner or other marketable securities of any person. The Indenture requires that such shares of common stock of Time Warner or other marketable securities be registered under the Exchange Act and listed on one or more national securities exchanges or approved for quotation on the National Association of Securities Dealers, Inc. Automated Quotation System or any similar system. Time Warner has no present intention to issue any series of Subordinated Debentures that are convertible into shares of common stock of Time Warner or other marketable securities. This prospectus does not constitute an offer to sell or the solicitation of any offer to buy Subordinated Debentures that are convertible into common stock of Time Warner or other marketable securities.

  The Indenture does not contain any provisions that would limit the ability of Time Warner to incur indebtedness. Reference is made to any Prospectus Supplement relating to the Subordinated Debentures offered thereby for information with respect to any deletions from, modifications of or additions to the Events of Default or covenants of Time Warner applicable to the Subordinated Debentures that are referred to herein.

  Under the Indenture, Time Warner will have the ability to issue Subordinated Debentures with terms different from those of Subordinated Debentures previously issued, without the consent of the holders of previously issued series of Subordinated Debentures, in an aggregate principal amount determined by Time Warner.

SUBORDINATION

  The Subordinated Debentures will be subordinated and junior in right of payment of certain other indebtedness of Time Warner to the extent set forth in the Prospectus Supplement that will accompany this Prospectus.

DEFEASANCE

  The Indenture provides that Time Warner, at its option, (a) will be Discharged (as defined in the Indenture) from any and all obligations in respect any series of the Subordinated Debentures (except in each case for certain obligations to register the transfer or exchange of the Subordinated Debentures, replace stolen, lost or mutilated Subordinated Debentures, maintain paying agencies and hold moneys for payment in trust) or (b) need not comply with any restrictive covenant described in a Prospectus Supplement, and certain Events of Default (other than those arising out of the failure to pay interest or principal on the relevant series Subordinated Debentures of a particular series and certain events of bankruptcy, insolvency and reorganization) will no longer constitute Events of Default with respect to such series of Subordinated Debentures, in each case if Time Warner deposits with the applicable Trustee, in trust, money or the equivalent in securities of the government which issued the currency in which the Subordinated Debentures are denominated or government agencies backed by the full faith and credit of such government, or a combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and interest on, such series on the dates such payments are due in accordance with the terms of such series. To exercise any such option, Time Warner is required, among other things, to deliver to the Indenture Trustee an opinion of counsel to the effect that (i) the deposit and related defeasance would not cause the holders of such series to recognize income, gain or loss for United States Federal income tax purposes and, in the case of a Discharge pursuant to clause (a), accompanied by a ruling to such effect received from or published by the United States Internal Revenue Service and
(ii) the creation of the defeasance trust will not violate the Investment Company Act of 1940. In addition, Time Warner is required to deliver to the Indenture Trustee an Officers' Certificate stating that such deposit was not made by Time Warner with the intent of preferring the holders over other creditors of Time Warner or with the intent of defeating, hindering, delaying or defrauding creditors of Time Warner or others.

INDENTURE EVENTS OF DEFAULT

  If any Indenture Event of Default shall occur with respect to any series of Subordinated Debentures and be continuing, the Property Trustee, as the holder of the Subordinated Debentures, will have the right to declare the principal of and the interest on such series of Subordinated Debentures and any other amounts payable under the Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Subordinated Debentures. An "Indenture Event of Default" is defined as: (i) default for 30 days in the payment of interest on the Subordinated Debentures of a particular series (subject, however, to any right of Time Warner to defer interest payments specified for a particular series); (ii) default in payment of the principal amount at maturity or the amount payable upon redemption of the Subordinated Debentures of such series; (iii) failure by Time Warner for 90 days after receipt of notice to it by the Indenture Trustee (or the holders of at least 25% in principal amount of the Subordinated Debentures then outstanding) to comply with any of its covenants or agreements contained in the Indenture and applicable to a particular series; and (iv) certain events of bankruptcy, insolvency, receivership or reorganization involving Time Warner or certain affiliates. If any Indenture Event of Default described in clause (i),
(ii) or (iii) above occurs and is continuing, the Indenture Trustee by notice to Time Warner, or the holders of not less than 25% in aggregate principal amount of the Subordinated Debentures of such series outstanding by notice to the Indenture Trustee and Time Warner, may declare the Subordinated Debentures to be due and payable and, upon any such declaration, the Subordinated Debentures shall become immediately due and payable along with any accrued and unpaid interest. If any Indenture Event of Default described in clause (iv) above occurs and is continuing, the Subordinated Debentures of all series shall become immediately due and payable along with any accrued and unpaid interest. Under certain conditions the holders of a majority in principal amount of Subordinated Debentures of each series then outstanding may waive certain past defaults and their consequences with respect to such series, other than a default in the payment of principal or interest or in the observance of a provision which cannot be amended without the consent of each holder of Subordinated

Debentures, unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal otherwise than by acceleration has been deposited with the Indenture Trustee. An Indenture Event of Default also constitutes a Declaration Event of Default (as defined in the applicable Declaration). The holders of Preferred Securities in certain circumstances have the right to direct the Property Trustee to exercise its rights as the holder of the relevant series of Subordinated Debentures.

GLOBAL SECURITIES

  The Subordinated Debentures of a series may be issued in whole or in part in the form of one or more Global Securities (as defined herein), which will be deposited with, or on behalf of, a depositary ("Depositary") or its nominee identified in the applicable Prospectus Supplement. In such case, one or more Global Securities will be issued in a denomination or aggregate denomination equal to the portion of the aggregate principal amount of outstanding Subordinated Debentures of the series to be represented by such Global Security or Global Securities. Unless and until it is exchanged in whole or in part for Subordinated Debentures in registered form, a Global Security may not be registered for transfer or exchange except as (i) a whole by the Depositary for such Global Security to a nominee of such Depositary, by a nominee of such Depositary to such Depositary or another nominee of such Depositary, or by any nominee to a successor Depositary or a nominee of such successor Depositary, and (ii) in the circumstances described in the applicable Prospectus Supplement. The term "Global Security", when used with respect to any series of Subordinated Debentures, means a Debt Security that is executed by Time Warner and authenticated and delivered by the Indenture Trustee to the Depositary or pursuant to the Depositary's instruction, which shall be registered in the name of the Depositary or its nominee and which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all of the outstanding Subordinated Debentures of such series or any portion thereof, in either case having the same terms, including, without limitation, the same original issue date, date or dates on which principal is due, and interest rate or method of determining interest.

  The specific terms of the depositary arrangement with respect to any portion of a series of Subordinated Debentures to be represented by a Global Security will be described in the applicable Prospectus Supplement. Time Warner expects that the following provisions will apply to depositary arrangements.

  Subordinated Debentures that are to be represented by a Global Security to be deposited with or on behalf of a Depositary will be represented by a Global Security registered in the name of such Depositary or its nominee. Upon the issuance of such Global Security, and the deposit of such Global Security with or on behalf of the Depositary for such Global Security, the Depositary will credit on its book-entry registration and transfer system the respective principal amounts of the Subordinated Debentures represented by such Global Security to the accounts of institutions that have accounts with such Depositary or its nominee ("participants"). The accounts to be credited will be designated by the underwriters or agents of such Subordinated Debentures or, if such Subordinated Debentures are offered and sold directly by Time Warner, by Time Warner. Ownership of beneficial interests in such Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in such Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depositary or its nominee for such Global Security. Ownership of beneficial interests in such Global Security by persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in such Global Securities.

  So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Subordinated Debentures represented by such Global Security for all purposes under the Indenture. Unless otherwise specified in the applicable Prospectus Supplement, owners of beneficial interests in such Global Security will not be entitled to have Subordinated Debentures of the series represented by such Global

Security registered in their names, will not receive or be entitled to receive physical delivery of Subordinated Debentures of such series in certificated form and will not be considered the holders thereof for any purposes under the Indenture. Accordingly, each person owning a beneficial interest in such Global Security must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest to exercise any rights of a holder under the Indenture. Time Warner understands that under existing industry practices, if Time Warner requests any action of holders or an owner of a beneficial interest in such Global Security desires to give any notice or take any action a holder is entitled to give or take under the Indenture, then the Depositary would authorize the participants to give such notice or take such action, and participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

  Principal of and any premium and interest on a Global Security will be payable in the manner described in the applicable Prospectus Supplement.

MODIFICATION OF THE INDENTURE

  Time Warner and the Indenture Trustee may, without the consent of the holders of the Subordinated Debentures, enter into indentures supplemental to the Indenture for, among others, one or more of the following purposes: (i) to evidence the succession of another person to Time Warner, and the assumption by such successor of Time Warner's obligations under the Indenture and the Subordinated Debentures of any series; (ii) to add covenants of Time Warner, or surrender any rights of Time Warner, for the benefit of the holders of Subordinated Debentures of any or all series; (iii) to cure any ambiguity, or correct any inconsistency in the Indenture; (iv) to evidence and provide for the acceptance of any successor Trustee with respect to one or more series of Subordinated Debentures or to facilitate the administration of the trusts thereunder by one or more trustees in accordance with the Indenture; (v) to establish the form or terms of any series of Subordinated Debentures; and (vi) to provide any additional Events of Default.

  The Indenture contains provisions permitting Time Warner and the Indenture Trustee, with the consent of the holders of the not less than a majority in principal amount of the outstanding Subordinated Debentures of each series, to modify the Indenture; provided that no such modification may, without the consent of the holders of each outstanding Subordinated Debenture of such series affected thereby, (i) reduce the amount of Subordinated Debentures of such series the holders of which must consent to any amendment, supplement or waiver of the Indenture; (ii) reduce the rate of or extend the time for the payment of interest on any Subordinated Debenture; (iii) alter the method of calculation of, or reduce, the amount paid at maturity or extend the fixed maturity of any Subordinated Debenture; (iv) make any Subordinated Debenture payable in money or property other than that stated in the Subordinated Debenture; (v) make any change to the subordination terms that adversely affects the rights of any holder of the Subordinated Debentures; or (vi) make any change to the provisions relating to waivers of past defaults or the rights of holders of the Subordinated Debentures to receive payments or reduce the percentage of Subordinated Debentures the holders of which are required to consent to any such modification. Each Declaration provides that in the event that the consent of the Property Trustee, as holder of the Subordinated Debentures of such series, is required in connection with any modification of the Indenture or the Subordinated Debentures of such series, the Property Trustee will request the written direction of the holders of a majority in principal amount (or to the extent that the vote of a greater percentage or of all the holders of the Subordinated Debentures shall be required, such greater percentage in stated liquidation amount or all) of the Trust Securities of each of the Trusts with respect to any such modification.

GOVERNING LAW

  The Indenture and the Subordinated Debentures will be construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE INDENTURE TRUSTEE

  The Indenture Trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the Indenture and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities that might be incurred thereby. The Indenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. The Indenture Trustee is one of a number of banks with which Time Warner and its subsidiaries maintain ordinary banking and trust relationships.

                    DESCRIPTION OF THE PREFERRED SECURITIES

  Each Trust is authorized by the applicable Declaration to issue, from time to time, one series of Preferred Securities having terms described in the Prospectus Supplement relating thereto. Each Declaration will be qualified as an indenture under the Trust Indenture Act. Each series of Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the relevant Declaration or made part of the relevant Declaration by the Trust Indenture Act. Reference is made to any Prospectus Supplement relating to the Preferred Securities of a Trust for specific terms, including (i) the distinctive designation of such Preferred Securities, (ii) the number of Preferred Securities issued by such Trust, (iii) the annual distribution rate (or method of determining such rate) for such Preferred Securities and the date or dates upon which such distributions shall be payable, (iv) whether distributions on such Preferred Securities shall be cumulative, and, in the case of Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on such Preferred Securities shall be cumulative, (v) the amount or amounts which shall be paid out of the assets of such Trust to the holders of such Preferred Securities upon voluntary or involuntary dissolution, winding-up or termination of such Trust, (vi) the obligation, if any, of such Trust to purchase or redeem Preferred Securities issued by such Trust and the price or prices at which, the period or periods within which and the terms and conditions upon which such Preferred Securities shall be purchased or redeemed, in whole or in part, pursuant to such obligation,(vii) the voting rights, if any, of such Preferred Securities in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities, or of Preferred Securities issued by one or more Trust, or of both, as a condition to specified action or amendments to the relevant Declaration, and (viii) any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities issued by such Trust consistent with the relevant Declaration or with applicable law.

  All Preferred Securities offered hereby will be guaranteed by Time Warner to the extent set forth below under "Description of the Guarantees".

  Certain United States federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

  In connection with the issuance from time to time of Preferred Securities, each Trust will issue Common Securities. Each Declaration authorizes the relevant Trust to issue on behalf of such Trust only one series of Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the Common Securities issued by a Trust will be substantially identical to the terms of the Preferred Securities issued by such Trust and the Common Securities will rank pari passu, and payments will be made thereon pro rata with the Preferred Securities except that, upon an event of default under the relevant Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. Except in certain limited circumstances, the Common Securities will also carry the right to vote and to appoint, remove or replace any of the Time Warner Trustees of the relevant Trust. All of the Common Securities of the Trusts will be directly or indirectly owned by Time Warner.

                         DESCRIPTION OF THE GUARANTEES

  Set forth below is a summary of information concerning the Guarantees that will be executed and delivered by Time Warner for the benefit of the holders, from time to time, of Preferred Securities. Each Guarantee will be qualified as an indenture under the Trust Indenture Act. The First National Bank of Chicago will act as indenture trustee under each Guarantee (the "Guarantee Trustee"). The terms of each Guarantee will be those set forth in such Guarantee and those made part of such Guarantee by the Trust Indenture Act. The summary set forth herein does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Each Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Preferred Securities of the applicable Trust.

GENERAL

  Pursuant to each Guarantee, Time Warner will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full to the holders of the Preferred Securities issued by each Trust, the Guarantee Payments (as defined herein), without duplication of amounts paid by the relevant Trust, as and when due, regardless of any defense, right of set-off or counterclaim that such Trust may have or assert. The following payments with respect to Preferred Securities issued by a Trust (the "Guarantee Payments"), to the extent not paid by such Trust, will be subject to the Guarantee (without duplication): (i)(A) any accrued and unpaid distributions that are required to be paid on such Preferred Securities and (B) any redemption price, including all accrued and unpaid distributions, but if and only if to the extent that, in each case, Time Warner has made payment to the Property Trustee of interest or principal on the Subordinated Debentures, and (ii) upon a voluntary or involuntary dissolution, winding-up or termination of such Trust (other than in connection with the distribution of Subordinated Debentures to the holders of Preferred Securities or the redemption of all of the Preferred Securities upon maturity or redemption of the Subordinated Debentures) the lesser of(A) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Preferred Securities to the date of payment to the extent such Trust has funds available therefor and (B) the amount of assets of such Trust remaining available for distribution to holders of such Preferred Securities upon such liquidation, dissolution, winding-up or termination of such Trust. Time Warner's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by Time Warner to the holders of Preferred Securities or by causing the applicable Trust to pay such amounts to such holders.

  Each Guarantee will be a full and unconditional guarantee with respect to the Preferred Securities issued by the applicable Trust from the time of issuance of such Preferred Securities but will not apply to any payment of distributions except to the extent such Trust shall have funds available therefor. If Time Warner does not make interest payments on the Subordinated Debentures purchased by a Trust, such Trust will not pay distributions on the Preferred Securities issued by such Trust and will not have funds available therefor. See "Description of the Subordinated Debentures".

CERTAIN COVENANTS OF TIME WARNER

  In each Guarantee, Time Warner will covenant that, so long as any Preferred Securities issued by the applicable Trust remain outstanding, if there shall have occurred any event that would constitute an event of default under such Guarantee or the Declaration of such Trust, then (a) Time Warner shall not declare or pay dividends on, or make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock and (b) Time Warner shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by Time Warner which rank pari passu with or junior to such Subordinated Debentures. However, each Guarantee will except from the foregoing any interest or dividend payments by Time Warner, where the interest or dividend is paid by way of the issuance of securities that rank junior to the securities on which such interest or dividend is being paid and any payments made in connection with the $1.24 Preferred Exchangeable Redeemable Cumulative Securities of Time Warner Financing Trust, the 4% Subordinated Notes due December 23, 1997 of Time Warner issued in connection therewith and the guarantee related thereto.

MODIFICATION OF THE GUARANTEES; ASSIGNMENT

  Except with respect to any changes that do not adversely affect the rights of holders of Preferred Securities (in which case no vote will be required), each Guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding Preferred Securities issued by the applicable Trust and, in either case, only if the Guarantee Trustee shall have obtained a written unqualified opinion of nationally recognized independent tax counsel experienced in such matters to the effect that such action will not result in the relevant Trust being treated as an association taxable as a corporation or a partnership for United States Federal income tax purposes and that, following such action, each holder of Trust Securities will be treated as owning an undivided beneficial interest in the Subordinated Debentures. The manner of obtaining any such approval of holders of such Preferred Securities will be set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in a Guarantee shall bind the successors, assignees, receivers, trustees and representatives of Time Warner and shall inure to the benefit of the holders of the Preferred Securities of the applicable Trust then outstanding.

EVENTS OF DEFAULT

  An Event of Default under the Guarantees will occur upon the failure of Time Warner to perform any of its payments or other obligations thereunder. The holders of a majority in aggregate liquidation amount of the Preferred Securities to which a Guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such Guarantee.

  If the Guarantee Trustee fails to enforce a Guarantee, any holder of Preferred Securities relating to such Guarantee may institute a legal proceeding directly against Time Warner to enforce the Guarantee Trustee's rights under such Guarantee without first instituting a legal proceeding against the relevant Trust, the Guarantee Trustee or any other person or entity. Subject to the award by a court of competent jurisdiction of legal fees in connection with any such legal proceeding, each holder will be required to bear its own costs in connection with instituting a legal proceeding directly against Time Warner, which cost may be significant.

  Time Warner is required to file annually with the Guarantee Trustee an officer's certificate as to Time Warner's compliance with all conditions and covenants under each of the Guarantees.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

  The Guarantee Trustee, prior to the occurrence of a default, undertakes to perform only such duties as are specifically set forth in the relevant Guarantee and, after default with respect to such Guarantee, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by a Guarantee at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEES

  Each Guarantee will terminate as to the Preferred Securities issued by the applicable Trust upon full payment of the Redemption Price of all Preferred Securities of such Trust, upon distribution of the Subordinated Debentures held by such Trust to the holders of the Preferred Securities of such Trust or upon full payment of the amounts payable in accordance with the relevant Declaration upon liquidation of such Trust. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities issued by the applicable Trust must restore payment of any sums paid under such Preferred Securities or such Guarantee.

STATUS OF THE GUARANTEES

  Each Guarantee will constitute an unsecured obligation of Time Warner and will rank (i) subordinate and junior in right of payment to all other liabilities of Time Warner, (ii) pari passu with the guarantee delivered by Time Warner in connection with the issuance of the $1.24 Preferred Exchangeable Redeemable Securities of Time Warner, (iii) pari passu with the most senior preferred or preference stock now or hereafter issued by Time Warner and with any guarantee now or hereafter entered into by Time Warner in respect of any preferred or preference stock of any affiliate of Time Warner and (iv) senior to Time Warner's common stock. The terms of the Preferred Securities provide that each holder of Preferred Securities issued by a Trust by acceptance thereof agrees to the subordination provisions and other terms of the applicable Guarantee.

  Each Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under a Guarantee without instituting a legal proceeding against any other person or entity).

GOVERNING LAW

  The Guarantees will be governed by and construed and interpreted in accordance with the laws of the State of New York.

                              PLAN OF DISTRIBUTION

  Time Warner may sell any series of the Subordinated Debentures and the Trusts may sell the Preferred Securities in one or more of the following ways from time to time (i) to or through underwriters or dealers, (ii) directly to purchasers, or (iii) through agents. The Prospectus Supplement with respect to any Offered Securities will set forth (i) the terms of the offering of the Offered Securities, including the name or names of any underwriters, dealers or agents, (ii) the purchase price of the Offered Securities and the proceeds to Time Warner or the applicable Trust as the case may be from such sale, (iii) any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation, (iv) any initial public offering prices, (v) any discounts or concessions allowed or reallowed or paid to dealers, and (vi) any securities exchange on which such Offered Securities may be listed. Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

  If underwriters are used in the sale, the Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Offered Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of Offered Securities will be named in the Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of the underwriters to purchase the Offered Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Offered Securities if any are purchased.

  If dealers are utilized in the sale of Offered Securities, Time Warner or the applicable Trust will sell such Offered Securities to the dealers as principals. The dealers may then resell such Offered Securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

  Any series of Subordinated Debentures may be sold from time to time either directly by Time Warner or through agents designated by Time Warner. Any series of Preferred Securities may be sold from time to time either directly by the applicable Trust or by agents of the applicable Trust designated by such Trust. Any agent involved in the offer or sale of the Offered Securities in respect to which this Prospectus is delivered will be named, and any commissions payable to Time Warner or the applicable Trust to such agent will be set forth, in the Prospectus Supplement relating thereto. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

  The Subordinated Debentures may be sold directly by Time Warner and the Preferred Securities may be sold directly by the applicable Trust to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

  If so indicated in the Prospectus Supplement, Time Warner or the applicable Trust will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase Offered Securities from Time Warner or such Trust at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

  Agents, dealers and underwriters may be entitled under agreements with Time Warner or the applicable Trust to indemnification by Time Warner or such Trust against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for Time Warner or the applicable Trust in the ordinary course of business.

  Each series of Offered Securities will be a new issue of securities and will have no established trading market. Any underwriters to whom Offered Securities are sold for public offering and sale may make a market in such Offered Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The Offered Securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the Offered Securities.

                                 LEGAL MATTERS

  The validity of the Preferred Securities under Delaware law will be passed upon for the Trusts by Richards, Layton & Finger, Wilmington, Delaware, special Delaware counsel to Time Warner and the Trusts. The validity of the Subordinated Debentures and the Guarantees and certain Federal income tax matters will be passed upon for Time Warner and the Trusts by Cravath, Swaine & Moore, New York, New York. Certain legal matters will be passed upon for the Underwriters by Shearman & Sterling, New York, New York.

                                    EXPERTS

  The consolidated financial statements of Time Warner and TWE appearing in Time Warner's Annual Report on Form 10-K for the year ended December 31, 1994, as amended by Amendment No. 1 thereto dated June 28, 1995, and the combined financial statements of the Time Warner Service Partnerships incorporated by reference therein, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon set forth therein and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

  The financial statements of Summit Communications Group, Inc. as of December 31, 1993 and 1994, and for the three years ended December 31, 1994, incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as set forth in their report thereon and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

  The financial statements of Newhouse Broadcasting Cable Division of Newhouse Broadcasting Corporation and subsidiaries as of July 31, 1993 and 1994, and for the three years ended July 31, 1994, incorporated by reference in this Prospectus, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

  The financial statements of Vision Cable Division of Vision Cable Communications, Inc. and subsidiaries as of December 31, 1993 and 1994, and for the three years ended December 31, 1994, incorporated by reference in this Prospectus, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

  The financial statements of Cablevision Industries Corporation as of December 31, 1993 and 1994, and for the three years ended December 31, 1994, incorporated by reference in this Prospectus, have been audited by Arthur Andersen LLP, independent public accounts, as set forth in their report thereon and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

  The financial statements of Cablevision Industries Limited Partnership as of December 31, 1993 and 1994, and for the three years ended December 31, 1994, incorporated by reference in this Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their report thereon and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

  The financial statements of KBLCOM Incorporated as of December 31, 1993 and 1994, and for the three years ended December 31, 1994, incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as set forth in their report thereon and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

  The financial statements of Paragon Communications as of December 31, 1993 and 1994, and for the three years ended December 31, 1994, incorporated by reference in this Prospectus, have been audited by Price Waterhouse LLP, independent accountants, as set forth in their report thereon and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

  The financial statements of Turner Broadcasting System, Inc. as of December 31, 1993 and 1994, and for the three years ended December 31, 1994, incorporated by reference in this Prospectus, have been audited by Price Waterhouse LLP, independent accountants, as set forth in their report thereon and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

                               ----------------

  The following information is being disclosed pursuant to Florida law and is accurate as of the date of this Prospectus: A subsidiary of Time Warner pays royalties to Artex, S.A. a corporation organized under the laws of Cuba, in connection with the distribution in the United States of certain Cuban musical recordings. Current information concerning this matter may be obtained from the State of Florida Department of Banking & Finance, The Capitol, Tallahassee, Florida 32399-0350, 904-488-9805.

                                    ANNEX I

                               GLOSSARY OF TERMS

  The following is an abbreviated definition of certain capitalized terms used in this Prospectus Supplement. The Declaration, the Guarantee and the Indenture may contain a more complete definition of certain of the terms defined herein and reference should be made to the Declaration, the Guarantee or the Indenture, as applicable, for a more complete definition of all such terms.

APPOINTMENT EVENT..................  the occurrence and continuation of (i)
                                     the failure by Time Warner Capital to pay distributions in full on the Preferred Securities for six (6) consecutive quar-terly distribution periods or (ii) a Dec-laration Event of Default.

BUSINESS DAY.......................
                                     any day other than a Saturday, Sunday or any other day on which banking institu-tions in New York, New York, are permit-ted or required by any applicable law to close.

CODE...............................
                                     the Internal Revenue Code of 1986, as
                                     amended.

COMMISSION.........................  the Securities and Exchange Commission.

COMMON SECURITIES..................
                                     the common securities of Time Warner Cap-ital representing undivided beneficial interests in the assets of Time Warner Capital, directly or indirectly owned initially by Time Warner.

DEBENTURE REDEMPTION PRICE.........  on any date of redemption (including the
                                     Maturity Date), an amount equal to (a)
                                     100% of the principal amount of Subordi-nated Debentures to be redeemed plus (b) accrued and unpaid interest thereon to but excluding the date of redemption.

DECLARATION........................
                                     the Amended and Restated Declaration of
                                     Trust dated as of     , 1995 by the
                                     trustees, Time Warner, as sponsor, and
                                     the holders of undivided beneficial in-
                                     terests in the assets of Time Warner Cap-ital.

DECLARATION EVENT OF DEFAULT.......
                                     in respect of the Trust Securities, an
                                     Indenture Event of Default that has oc-
                                     curred and is continuing in respect of
                                     the Subordinated Debentures, provided
                                     that pursuant to the Declaration, the
                                     holder of the Common Securities will be
                                     deemed to have waived any Declaration
                                     Event of Default with respect to the Com-mon Securities until all Declaration Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated.

DELAWARE TRUSTEE..............       The First National Bank of Chicago.

DISTRIBUTIONS......................
                                     cumulative cash distributions payable to
                                     holders of Preferred Securities in an
                                     amount per annum equal to  % of the liq-
                                     uidation amount of $25 per Preferred Se-
                                     curity, accruing from and including the
                                     Issue Date and payable quarterly in ar-
                                     rears on    ,    ,     and      of each
                                     year, commencing       , 1995, except as
                                     described herein.

DTC................................
                                     the Depository Trust Company.

ERISA..............................
                                     the Employee Retirement Income Security
                                     Act of 1974.

EXCHANGE ACT.......................  the Securities Exchange Act of 1934, as
                                     amended.

EXTENSION PERIOD...................  any period of up to 20 consecutive quar-
                                     ters during which Time Warner has elected to exercise its right to defer interest payments on the Subordinated Debentures; distributions on Preferred Securities would also be deferred during any such period but would continue to accrue with interest thereon compounded quarterly.

GLOBAL SECURITY....................  issued in the form of one or more global certificates distributed to holders of
                                     Preferred Securities in connection with
                                     the involuntary or voluntary dissolution, winding-up or liquidation of Time Warner Capital as a result of the occurrence of a Special Event.

GUARANTEE..........................  the Guarantee Agreement dated as of     ,
                                     1995, executed by Time Warner on behalf
                                     of the holders of Preferred Securities.

GUARANTEE PAYMENTS.................
                                     (i)(A) any accrued and unpaid distribu-
                                     tions that are required to be paid on the Preferred Securities and (B) the Pre-ferred Redemption Price, but if and only to the extent that, in each of case, Time Warner has made a payment of interest or principal on the Subordinated Debentures, as the case may be, and (ii) upon a Liq-uidation Event (other than in connection with the distribution of the Subordinated Debentures to the holders of Preferred Securities or the redemption of all the Preferred Securities upon the maturity or redemption of the Subordinated Deben-tures), the lesser of (A) the Liquidation Distribution to the extent Time Warner Capital has funds available therefor, and
                                     (B) the amount of assets of Time Warner
                                     Capital remaining available for distribu-tion to holders of the Preferred Securi-ties upon such Liquidation Event.

GUARANTEE TRUSTEE..................  The First National Bank of Chicago.

INDENTURE..........................
                                     the Subordinated Debentures Indenture
                                     dated as of     , 1995, between Time
                                     Warner and the Indenture Trustee.

INDENTURE EVENT OF DEFAULT.........
                                     (i) default for 30 days in the payment of interest on the Subordinated Debentures; (subject to Time Warner's right to defer interest during any Extension Period);
                                     (ii) default in payment at the Maturity
                                     Date or any amount payable upon optional or special redemption of the Subordinated Debentures; (iii) failure by Time Warner for 90 days after receipt of notice to it to comply with any of its covenants or agreements contained in the Indenture; and (iv) certain events of bankruptcy, insolvency, receivership or reorganiza-tion involving Time Warner or certain af-filiates.

INDENTURE TRUSTEE..................  Chemical Bank.


INITIAL HOLDERS....................  holders who purchase the Preferred Secu-
                                     rities upon original issuance.

INTEREST PAYMENT DATE..............
                                     with respect to the Subordinated Deben-
                                     tures,    ,    ,      and      of each
                                     year. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and will include the first day but ex-clude the last day of such period. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed, will be com-puted on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such de-
                                     lay), except that, if such Business Day
                                     is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

INVESTMENT COMPANY EVENT...........  the receipt by the Regular Trustees of an opinion of a nationally recognized inde-pendent counsel experienced in such mat-ters to the effect that, as a result of the occurrence of a change in law or reg-ulation or a written change in interpre-tation or application of law or regula-tion by any legislative body, court, gov-ernmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that Time Warner Capital is or will be considered an "investment company" that is required to be registered under the 1940 Act, which Change in 1940 Act Law becomes ef-fective on or after the date of this Pro-spectus.

IRS................................
                                     Internal Revenue Service.

ISSUE DATE.........................
                                         , 1995.


LIQUIDATION AMOUNT.................  $25 per Preferred Security.

LIQUIDATION DISTRIBUTION...........  in respect of any Liquidation Event, the sum of (a) $25 per Trust Security plus
                                     (b) the amount of accrued and unpaid dis-tributions on such Trust Security to but excluding the date of payment.

LIQUIDATION EVENT..................
                                     any liquidation, dissolution, winding-up or termination of Time Warner Capital, whether voluntary or involuntary.

MATURITY DATE......................      , 2025.

MINIMUM DENOMINATION...............
                                     with respect to the Subordinated Deben-
                                     tures, $25 per Subordinated Debenture.

NASDAQ.............................  The Nasdaq Stock Market.

1940 ACT...........................  the Investment Company Act of 1940, as
                                     amended.

NO RECOGNITION OPINION.............
                                     opinion of nationally recognized indepen-dent tax counsel, to the effect that the holders of the Trust Securities will not recognize any gain or loss for United States Federal income tax purposes as a result of the dissolution of Time Warner Capital and the distribution of the Subordinated De-bentures.


NYSE...............................  the New York Stock Exchange, Inc.

OPTIONAL REDEMPTION................  the redemption of the Subordinated Deben-
                                     tures by Time Warner in whole or in part,
                                     from time to time, on or after     , 2000
                                     at the Debenture Redemption Price. If
                                     Time Warner redeems Subordinated Deben-
                                     tures, Time Warner Capital must redeem
                                     Trust Securities having an aggregate liq-uidation amount equal to the aggregate principal amount of the Subordinated De-bentures so redeemed at the Preferred Re-demption Price.

OPTIONAL REDEMPTION DATE...........  any date in respect of which, upon the call for redemption prior to maturity by Time Warner of the Subordinated Deben-tures, Time Warner Capital shall have called for redemption outstanding Trust Securities having an aggregate stated amount equal to the aggregate principal amount of the Subordinated Debentures to be so redeemed.

PERCS..............................  $1.24 Preferred Exchangeable Redeemable
                                     Cumulative Securities of Time Warner Fi-nancing Trust.

PREFERRED REDEMPTION PRICE.........  On any date of redemption, an amount equal to (i) $25 per Trust Security plus
                                     (ii) accrued and unpaid distributions to but excluding the date of redemption.

PREFERRED SECURITIES...............  Time Warner Capital's       % Preferred
                                     Trust Securities.

PRINCIPAL AMOUNT...................  with respect to each Subordinated
                                     Debenture, the Minimum Denomination
                                     thereof.

PRO RATA BASIS.....................
                                     with respect to any payment, pro rata to each holder of Trust Securities according to the aggregate liquidation amount of the Trust Securities held by such holder in relation to the aggregate liquidation amount of all Trust Securities outstanding; provided, however, that if the assets of Time Warner Capital are insufficient to make such payment in full as a result of a default with respect to the Subordinated Debentures, any funds available to make such payment shall be paid (i) first to each holder of Preferred Securities pro rata according to the aggregate liquidation amount of all the Preferred Securities outstanding up to an aggregate liquidation amount equal to the amount then owed to the holders of the Preferred Securities and
                                     (ii) only after satisfaction of all
                                     amounts owed to the holders of the
                                     Preferred Securities, to each holder of
                                     Common Securities pro rata according to
                                     the aggregate liquidation amount of the
                                     Common Securities held by such holder in relation to the aggregate liquidation amount of all the Common Securities outstanding.

PROPERTY ACCOUNT..............       a segregated noninterest-bearing bank ac-
                                     count maintained under the exclusive con-trol of the Property Trustee to hold all payments made in respect of the Subordinated Debentures for the bene-fit of the holders of the Trust Securi-ties.

PROPERTY TRUSTEE...................  The First National Bank of Chicago.

                                     any of a Maturity Date, Optional Redemp-
REDEMPTION DATE....................  tion Date or Special Redemption Date.

REGULAR TRUSTEES...................  the three Time Warner Trustees who are employees or officers of, or affiliated
                                     with, Time Warner.

REPRESENTATIVES....................  Merrill Lynch, Pierce, Fenner & Smith In-
                                     corporated, Morgan Stanley & Co. Incorpo-rated and Bear, Stearns & Co. Inc.

RESET NOTES........................  the Redeemable Reset Notes Due August 15,
                                     2002 of Time Warner.

SECURITIES ACT.....................  the Securities Act of 1933.

SENIOR INDEBTEDNESS................  with respect to Time Warner, all indebt-
                                     edness or obligations, whether outstand-ing at the date of execution of the In-denture or thereafter incurred, assumed, guaranteed or otherwise created, unless the terms of the instrument or instru-ments by which Time Warner incurred, as-sumed, guaranteed or otherwise created any such indebtedness or obligation ex-pressly provide that such indebtedness or obligation is subordinate to all other indebtedness of Time Warner or that such indebtedness or obligation is not supe-rior in right of payment to the Subordi-nated Debentures with respect to any of the following (including, without limita-tion, interest accruing on or after a bankruptcy or other similar event, whether or not an allowed claim therein):
                                     (i) any indebtedness incurred by Time
                                     Warner or assumed or guaranteed, directly or indirectly, by Time Warner (a) for money borrowed (including Time Warner's outstanding 8 3/4% Convertible Subordi-nated Debentures due 2015), (b) in con-nection with the acquisition of any busi-ness, property or other assets (other than trade payables incurred in the ordi-nary course of business) or (c) for ad-vances or progress payments in connection with the construction or acquisition of any building, motion picture, television production or other entertainment of any kind; (ii) any obligation of Time Warner (or of a subsidiary which is guaranteed by Time Warner) as lessee under a lease of real or personal property; (iii) any obligation of Time Warner to purchase property at a future date in connection with a financing by Time Warner or a sub-sidiary of Time Warner; (iv) letters of credit; (v) currency swaps and interest rate hedges; and (vi) any deferral, re-newal, extension or refunding of any of the foregoing.

7.75% NOTES........................
                                     Time Warner's $500,000,000 7.75% Notes
                                     due 2005.

SPECIAL EVENT......................
                                     either a Tax Event or an Investment Com-pany Event.

SPECIAL REDEMPTION.................  upon the occurrence and during the con-
                                     tinuation of a Special Event, in certain limited circumstances, Time Warner will have the right to redeem the Subordinated Debentures for cash at the Debenture Re-demption Price, with the result that Time Warner Capital will redeem Trust Securi-ties on a Pro Rata Basis for cash at the Preferred Redemption Price.

SPECIAL REDEMPTION DATE............
                                     any date in respect of which upon the oc-currence and continuation of a Tax Event or an Investment Company Event, Time Warner shall have called for redemption in whole the Subordinated Debentures, and Time Warner Capital shall have called for redemption the Trust Securities.

SPECIAL REGULAR TRUSTEE............  a special trustee appointed by the major-
                                     ity vote of the holders of the Preferred
                                     Securities if an Appointment Event shall have occurred and shall be continuing.

SPONSOR............................  Time Warner, as sponsor of Time Warner
                                     Capital and an executor of the Declara-
                                     tion.

SUBORDINATED DEBENTURES............  Time Warner's   % Subordinated Debentures
                                     due     , 2025.


SUBORDINATED NOTES ................  Time Warner's 4% Subordinated Notes due
                                     December 23, 1997.

TAX COUNSEL........................  Cravath, Swaine & Moore, special tax counsel to Time Warner and Time Warner
                                     Capital.

TAX EVENT..........................  the receipt by the Regular Trustees of an opinion of nationally recognized indepen-dent tax counsel experienced in such mat-ters (a "Dissolution Tax Opinion") to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdi-vision or taxing authority thereof or therein, (b) any amendment to, or change in, an interpretation or application of such laws or regulations, by any legisla-tive body, court, governmental agency or regulatory authority (including the en-actment of any legislation and the publi-cation of any judicial decision or regu-latory determination), (c) any interpre-tation or pronouncement that provides for a position with respect to such laws or regulations that differs from the there-tofore generally accepted position or (d) any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promul-gated, issued or announced or which in-terpretation or pronouncement is issued or announced or which action is taken, in each case on or after the date of this Prospectus Supplement, that there is more than an insubstantial risk that at such time or within 90 days of the date thereof (i) Time Warner Capital is or would be subject to United States Federal income tax with respect to income accrued or received on the Subordinated Deben-tures, (ii) the interest payable on the Subordinated Debentures is not or would not be deductible by Time Warner for United States Federal income tax purposes or (iii) Time Warner Capital is or would be subject to more than a de minimis amount of other taxes, duties or other governmental charges.

TIME WARNER........................  Time Warner Inc., a Delaware corporation.

TIME WARNER CAPITAL................  Time Warner Capital I, a statutory busi-
                                     ness trust formed under the laws of the
                                     State of Delaware.

TIME WARNER TRUSTEES...............  the Trustees that conduct Time Warner
                                     Capital business and affairs as appointed by Time Warner, the direct or indirect holder of all the Common Securities.

TRUST ACT..........................  the Delaware Business Trust Act.

TRUST INDENTURE ACT................  the Trust Indenture Act of 1939, as
                                     amended.

TRUST SECURITIES...................
                                     the Common Securities and the Preferred
                                     Securities.

TWE................................  Time Warner Entertainment Company, L.P.,
                                     a Delaware limited partnership.

UNDERWRITING AGREEMENT.............
                                     the underwriting agreement dated     ,
                                     1995, among Time Warner, Time Warner Cap-ital and each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stan-ley & Co. Incorporated and Bear, Stearns & Co., as representative of the several underwriters named therein, with respect to, among other things, the Preferred Se-curities.

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  NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY TIME WARNER INC., TIME WARNER CAPITAL OR THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF TIME WARNER INC. OR TIME WARNER CAPITAL SINCE THE DATE HEREOF. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                                ---------------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                            PAGE
                                                                            ----
Summary of the Offering...................................................   S-3
Risk Factors..............................................................   S-7
Time Warner Inc...........................................................  S-11
Time Warner Capital.......................................................  S-12
Recent Developments.......................................................  S-13
Selected Historical and Pro Forma Financial Information...................  S-15
Consolidated Capitalization...............................................  S-20
Use of Proceeds...........................................................  S-22
Description of the Preferred Securities...................................  S-22
Description of the Guarantee..............................................  S-34
Description of the Subordinated Debentures................................  S-36
Effect of Obligations Under the Subordinated Debentures and the Guarantee.  S-42
United States Federal Income Taxation.....................................  S-44
Erisa Considerations......................................................  S-46
Underwriting..............................................................  S-47
Legal Matters.............................................................  S-48
Experts...................................................................  S-48

                                  PROSPECTUS

Available Information.....................................................     2
Documents Incorporated by Reference.......................................     2
Time Warner Inc...........................................................     3
The Trusts................................................................     4
Use of Proceeds...........................................................     5
Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed
 Charges and Preferred Stock Dividends....................................     5
Description of the Subordinated Debentures................................     7
Description of the Preferred Securities...................................    11
Description of the Guarantees.............................................    12
Plan of Distribution......................................................    14
Legal Matters.............................................................    15
Experts...................................................................    15
                                    ANNEX I
Glossary of Terms.........................................................   A-1

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-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                          PREFERRED TRUST SECURITIES

                             TIME WARNER CAPITAL I

                          % PREFERRED TRUST SECURITIES
                           GUARANTEED TO THE EXTENT
                              SET FORTH HEREIN BY

                               TIME WARNER INC.

                            ----------------------

                             PROSPECTUS SUPPLEMENT

                            ----------------------


                              MERRILL LYNCH & CO.
                             MORGAN STANLEY & CO.
                                 INCORPORATED
                           BEAR, STEARNS & CO. INC.

                                      , 1995

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

   Securities and Exchange Commission Filing Fee.................... $  198,276
   Rating Agency Fees...............................................    250,000
   Blue Sky Fees and Expenses.......................................     17,500
   Trustee's Expenses...............................................     25,000
   Printing Fees and Expenses.......................................    250,000
   Accounting Fees and Expenses.....................................    125,000
   NYSE Listing Fee.................................................     40,000
   Legal Fees and Expenses..........................................    250,000
   Miscellaneous....................................................     44,224
                                                                     ----------
     Total.......................................................... $1,200,000
                                                                     ==========

--------
* All fees and expenses other than SEC Registration Fee are estimated. To be completed by amendment.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

  Article VI of Time Warner's By-Laws requires indemnification to the fullest extent permitted under Delaware law of any person who is or was a director or officer of Time Warner who is or was involved or threatened to be made so involved in any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was serving as a director, officer or employee of the Registrant or any predecessor of Time Warner or was serving at the request of Time Warner as a director, officer or employee of any other enterprise.

  Section 102(b)(7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized thereunder, such as Time Warner, eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Section 1, Article X of the Certificate of Incorporation of Time Warner eliminates the liability of directors to the extent permitted by Section 102(b)(7).

  The foregoing statements are subject to the detailed provisions of Section 145 and 102(b)(7) of the DGCL, Article VI of such By-laws and Section 1,
Article X of such Certificate of Incorporation, as applicable.

  Time Warner's Directors' and Officers' Liability and Reimbursement Insurance Policy is designed to reimburse the Registrant for any payments made by it pursuant to the foregoing indemnification. Such policy has coverage of $50,000,000.

  Each Declaration provides that no Trustee, affiliate of any Trustee or any officers, directors, shareholders, members, partners, employees, representatives or agents of any Trustee or any employee or agent of the applicable Trust or its affiliates (each, an "Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to any employee or agent of the applicable Trust or its affiliates, or any officers, directors, shareholders, employees, representatives or agents of Time Warner or its affiliates or to any holders of Trust Securities of the applicable Trust for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the applicable Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by the applicable Declaration or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence (or, in the case of the Property Trustee, negligence) or willful misconduct with respect to such acts or omission. Each Declaration also provides that, to the fullest extent permitted by applicable law, Time Warner shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the applicable Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by the applicable Declaration, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence (or, in the case of the Property Trustee, negligence) or willful misconduct with respect to such acts or omissions. Each Declaration further provides that to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by Time Warner prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by Time Warner of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified pursuant to such Declaration.

ITEM 16. EXHIBITS.

  Exhibits identified in parentheses below are on file with the Commission and are incorporated herein by reference to such previous filings. All other exhibits are provided as part of this electronic transmission.

    1.1  --Form of Underwriting Agreement
    4.1  --Certificate of Trust of Time Warner Capital I*
    4.2  --Certificate of Trust of Time Warner Capital II*
    4.3  --Certificate of Trust of Time Warner Capital III*
    4.4  --Declaration of Trust of Time Warner Capital I*
    4.5  --Declaration of Trust of Time Warner Capital II*
    4.6  --Declaration of Trust of Time Warner Capital III*
    4.7  --Form of Amended and Restated Declaration of Trust for each of Time
          Warner Capital I, II and III
    4.8  --Form of Subordinated Notes Indenture between Time Warner Inc. and
          Chemical Bank, as Trustee*
    4.9  --Form of First Supplemental Indenture to Subordinated Debentures
          Indenture between Time Warner Inc. and Chemical Bank, as Trustee
    4.10 --Form of Preferred Security (included in Exhibit 4.7)
    4.11 --Form of Common Security (included in Exhibit 4.7)
    4.12 --Form of Guarantee with respect to Preferred Securities
    4.13 --Form of Subordinated Debentures (included in Exhibit 4.8)
    5.1  --Opinion of Cravath, Swaine & Moore
    5.2  --Opinion of Richards, Layton & Finger
    8.1  --Opinion of Cravath, Swaine & Moore
   12.1  --Computation of Ratio of Earnings to Fixed Charges of Time Warner
          Inc.
   12.2  --Computation of Ratio of Earnings to Combined Fixed Charges and
          Preferred Stock Dividends of Time Warner Inc.

   12.3 --Computation of Ratio of Earnings to Fixed Charges of Time Warner
         Entertainment Company, L.P.
   23.1 --Consent of Ernst & Young LLP, Independent Auditors
   23.2 --Consent of Cravath, Swaine & Moore (included in Exhibit 5.1 and 8.1)
   23.3 --Consent of Deloitte & Touche LLP, Independent Auditors
   23.5 --Consent of Arthur Andersen LLP, Independent Public Accountants
   23.6 --Consent of Deloitte & Touche LLP Independent Auditors
   23.7 --Consent of Price Waterhouse LLP, Independent Accountants
   23.8 --Consent of Price Waterhouse LLP, Independent Accountants
   23.9 --Consent of Richards, Layton & Finger (included in Exhibit 5.2)
   24.1 --Powers of Attorney for Time Warner Inc.*
   24.2 --Powers of Attorney for Time Warner Inc., as sponsor, to sign this Registration Statement on behalf of each of Time Warner Capital I, II and III (included in Exhibits 4.4 to 4.6)*
   25.1 --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Chemical Bank, as Trustee under the Subordinated
         Debentures Indenture*
   25.2 --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Property Trustee under the Declaration of Trust of Time Warner Capital I*
   25.3 --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Property Trustee under the Declaration of Trust of Time Warner Capital II*
   25.4 --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Property Trustee under the Declaration of Trust of Time Warner Capital III*
   25.5 --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Guarantee Trustee under the Guarantee of Time Warner Inc. for the benefit of the holders of Preferred Securities*

--------

 * Previously filed.

ITEM 17. UNDERTAKING.

  The Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of Time Warner's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions referred to in Item 15 (other than the insurance policies referred to therein), or otherwise, the Registrants have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The Registrants hereby undertake:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement

      (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

      (iii) to include any material information with respect to the Plan of Distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Time Warner pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The Registrants hereby undertake that:

    (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)-(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

    (2) For the purposes of determining any liability under the Securities Act each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, TIME WARNER INC. HEREBY CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON THE 5TH DAY OF OCTOBER, 1995.

                                          Time Warner Inc.

                                                  /s/ Richard J. Bressler
                                          By __________________________________
                                              RICHARD J. BRESSLER SENIOR VICE
                                               PRESIDENT AND CHIEF FINANCIAL
                                                          OFFICER

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 5TH DAY OF OCTOBER, 1995.

                    SIGNATURE                             TITLE

                        *                           Director, Chairman
      -------------------------------------          of the Board and
                (GERALD M. LEVIN)                    Chief Executive
                                                     Officer (principal
                                                     executive officer)

                        *                           Director, President
      -------------------------------------
              (RICHARD D. PARSONS)

                                                    Senior Vice
          /s/ Richard J. Bressler                    President and Chief
      -------------------------------------          Financial Officer
              (RICHARD J. BRESSLER)                  (principal
                                                     financial officer)

                                                    Vice President and
            /s/ John A. LaBarca                      Controller
      -------------------------------------          (principal
                (JOHN A. LABARCA)                    accounting officer)

                        *                           Director
      -------------------------------------
                 (MERV ADELSON)

                        *                           Director
      -------------------------------------
           (LAWRENCE B. BUTTENWIESER)

                    SIGNATURE                             TITLE

                        *                               Director
      -------------------------------------
             (EDWARD S. FINKELSTEIN)

                        *                               Director
      -------------------------------------
            (BEVERLY SILLS GREENOUGH)

                        *                               Director
      -------------------------------------
                (CARLA A. HILLS)

                        *                               Director
      -------------------------------------
                (DAVID T. KEARNS)

                        *                               Director
      -------------------------------------
                (HENRY LUCE III)

                        *                               Director
      -------------------------------------
                  (REUBEN MARK)

                        *                               Director
      -------------------------------------
               (MICHAEL A. MILES)

                        *                               Director
      -------------------------------------
               (J. RICHARD MUNRO)

                        *                               Director
      -------------------------------------
               (DONALD S. PERKINS)

                        *                               Director
      -------------------------------------
               (RAYMOND S. TROUBH)

                        *                               Director
      -------------------------------------
              (FRANCIS T. VINCENT)

             /s/ Richard J. Bressler
      *By: ________________________________
                ATTORNEY-IN-FACT

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, TIME WARNER CAPITAL I, TIME WARNER CAPITAL II AND TIME WARNER CAPITAL III EACH HEREBY CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON THE 5TH DAY OF OCTOBER, 1995.

                                          Time Warner Capital I

                                          By: Time Warner Inc., as Sponsor

                                                  /s/ Thomas W. McEnerney
                                          By __________________________________
                                             THOMAS W. MCENERNEYVICE PRESIDENT

                                          Time Warner Capital II

                                          By: Time Warner Inc., as Sponsor

                                                  /s/ Thomas W. McEnerney
                                          By __________________________________
                                             THOMAS W. MCENERNEYVICE PRESIDENT

                                          Time Warner Capital III

                                          By: Time Warner Inc., as Sponsor

                                                  /s/ Thomas W. McEnerney
                                          By __________________________________
                                             THOMAS W. MCENERNEYVICE PRESIDENT

          REGISTRATION NOS. 33-61523, 33-61523-01, 33-61523-02 AND 61523-03

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                    EXHIBITS
                                       TO

                              AMENDMENT NO. 1

                                    TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------

                                TIME WARNER INC.
                             TIME WARNER CAPITAL I
                             TIME WARNER CAPITAL II
                            TIME WARNER CAPITAL III
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 EXHIBIT INDEX

                                                                           PAGE
 EXHIBITS                                                                  NO.
 --------                                                                  ----
  1.1     --Form of Underwriting Agreement
  4.1     --Certificate of Trust of Time Warner Capital I*
  4.2     --Certificate of Trust of Time Warner Capital II*
  4.3     --Certificate of Trust of Time Warner Capital III*
  4.4     --Declaration of Trust of Time Warner Capital I*
  4.5     --Declaration of Trust of Time Warner Capital II*
  4.6     --Declaration of Trust of Time Warner Capital III*
  4.7     --Form of Amended and Restated Declaration of Trust for each of Time Warner Capital I, II and III
  4.8     --Form of Subordinated Debentures Indenture between Time
           Warner Inc. and Chemical Bank, as Trustee*
  4.9     --Form of First Supplemental Indenture to Subordinated
           Debentures Indenture between Time Warner Inc. and Chemical
           Bank, as Trustee
  4.10    --Form of Preferred Security (included in Exhibit 4.7)
  4.11    --Form of Common Security (included in Exhibit 4.7)
  4.12    --Form of Guarantee with respect to Preferred Securities
  4.13    --Form of Subordinated Debentures (included in Exhibit 4.8)
  5.1     --Opinion of Cravath, Swaine & Moore
  5.2     --Opinion of Richards, Layton & Finger
  8.1     --Opinion of Cravath, Swaine & Moore
 12.1     --Computation of Ratio of Earnings to Fixed Charges of Time
           Warner Inc.
 12.2     --Computation of Ratio of Earnings to Combined Fixed Charges
           and Preferred Stock Dividends of Time Warner Inc.
 12.3     --Computation of Ratio of Earnings to Fixed Charges of Time
           Warner Entertainment Company, L.P.
 23.1     --Consent of Ernst & Young LLP, Independent Auditors
 23.2     --Consent of Cravath, Swaine & Moore (included in Exhibit 5.1 and 8.1)
 23.3     --Consent of Deloitte & Touche LLP, Independent Auditors
 23.5     --Consent of Arthur Andersen LLP, Independent Public
           Accountants
 23.6     --Consent of Deloitte & Touche LLP Independent Auditors
 23.7     --Consent of Price Waterhouse LLP, Independent Accountants
 23.8     --Consent of Price Waterhouse LLP, Independent Accountants
 23.9     --Consent of Richards, Layton & Finger (included in Exhibit
           5.2)
 24.1     --Powers of Attorney for Time Warner Inc.*
 24.2     --Powers of Attorney for Time Warner Inc., as sponsor, to sign this Registration Statement on behalf of each of Time Warner
           Capital I, II and III (included in Exhibits 4.4 to 4.6)*
 25.1     --Statement of Eligibility under the Trust Indenture Act of
           1939, as amended, of Chemical Bank, as Trustee under the
           Subordinated Debentures Indenture*
 25.2     --Statement of Eligibility under the Trust Indenture Act of
           1939, as amended, of The First National Bank of Chicago, as
           Property Trustee under the Declaration of Trust of Time
           Warner Capital I*
 25.3     --Statement of Eligibility under the Trust Indenture Act of
           1939, as amended, of The First National Bank of Chicago, as
           Property Trustee under the Declaration of Trust of Time
           Warner Capital II*
 25.4     --Statement of Eligibility under the Trust Indenture Act of
           1939, as amended, of The First National Bank of Chicago, as
           Property Trustee under the Declaration of Trust of Time
           Warner Capital III*
 25.5     --Statement of Eligibility under the Trust Indenture Act of
           1939, as amended, of The First National Bank of Chicago, as
           Guarantee Trustee under the Guarantee of Time Warner Inc. for the benefit of the holders of Preferred Securities*

--------

 * Previously filed.